CREDIT AGREEMENT



                                     between


                             LILLY INDUSTRIES, INC.

                             an Indiana corporation


                          the Lenders Signatory Hereto


                                       and


                            NBD BANK, N.A., as Agent

                                       and

                          HARRIS TRUST AND SAVINGS BANK
                                  COMERICA BANK
                          MERCANTILE BANK OF ST. LOUIS
                          BANK ONE, INDIANAPOLIS, N.A.
                                  as Co-Agents





                            Dated as of April 8, 1996

                                TABLE OF CONTENTS

                                                                       Page

PREAMBLE................................................................1
RECITALS................................................................1

SECTION 1.  Definitions.................................................1

 1.1.   Defined Terms...................................................1
 1.2.   Rules of Construction..........................................19
 1.3.   Accounting Terms...............................................19

SECTION 2.  Credit.....................................................19

 2.1.   Commitments....................................................19
        2.1.1.  Facility A Commitment..................................19
        2.1.2.  Facility B Commitment..................................20
        2.1.3.  Facility C Commitment..................................20
 2.2.   Interest.......................................................20
        2.2.1.  Facility A Term Loans..................................20
        2.2.2   Facility B Term Loans..................................22
        2.2.3.  Facility C Revolving Loans.............................21
        2.2.4.  General................................................21
 2.3.   Payments of Principal and Interest.............................21
        2.3.1.  Facility A Term Loans..................................21
        2.3.2.  Facility B Term Loans..................................22
        2.3.3.  Facility C Revolving Loans.............................22
        2.3.4.  Mandatory Prepayment of Facility A and B Term Loans....23
        2.3.5.  Optional Prepayment....................................24
        2.3.6.  Taxes..................................................24
        2.3.7.  Method of Payment......................................25
        2.3.8.  Business Day...........................................26
 2.4.   Method of Advance..............................................26
        2.4.1.  Facility C Revolving Loans.............................26
        2.4.2.  General................................................26
 2.5.   Procedures for Electing the Fixed Rate Option..................27
 2.6.   Fees...........................................................28
        2.6.1.  Facility C Commitment Fee..............................28
        2.6.2.  Agent Fees.............................................29
        2.6.3.  Letter of Credit Fees..................................29
        2.6.4.  General................................................29
 2.7.   Reductions of Facility C Commitment............................29
 2.8.   Non-Receipt of Funds by the Agent..............................29

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                                                                       Page


        2.8.1.  From the Lenders.......................................29
        2.8.2.  From the Borrower......................................30
2.9.    Issuance of Letters of Credit..................................30
2.10.   Letters of Credit Participation................................31
2.11.   Compensation for Letters of Credit.............................32
        2.11.1.   Letter of Credit Facility Fee........................32
        2.11.2.   Letter of Credit Fronting Fees.......................32
        2.11.3.   Manner of Payment....................................33
2.12.   Reimbursement of Letters of Credit.............................33
2.13.   Yield Protection...............................................34
2.14.   Changes in Capital Adequacy Regulations........................35
2.15.   Availability of Types of Advances..............................35
2.16.   Funding Indemnification........................................35
2.17.   Lender Statements; Survival of Indemnity.......................36
2.18.   Lending Installations..........................................36
2.19.   Use of Proceeds................................................36

SECTION 3.  Security and Guaranty......................................36

 3.1.   Security.......................................................36
 3.2.   Guaranty ......................................................37
 3.3.   Additional Collateral..........................................37

SECTION 4.  Representations and Warranties.............................37

 4.1.   Due Organization...............................................37
 4.2.   Due Qualification..............................................37
 4.3.   Corporate Power................................................37
 4.4.   Corporate Authority............................................38
 4.5.   Financial Statements...........................................38
 4.6.   No Material Adverse Change.....................................38
 4.7.   Subsidiaries...................................................38
 4.8.   Binding Obligations............................................39
 4.9.   Marketable Title...............................................39
4.10.   Indebtedness...................................................39
4.11.   Default........................................................40
4.12.   Tax Returns....................................................40
4.13.   Litigation.....................................................40
4.14.   ERISA..........................................................40
4.15.   Full Disclosure................................................40
4.16.   Contingent Obligations.........................................41
4.17.   Licenses.......................................................41

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                                                                       Page


4.18.   Compliance with Law............................................41
4.19.   Force Majeure..................................................41
4.20.   Margin Stock...................................................41
4.21.   Approvals......................................................41
4.22.   Insolvency; Financial Condition................................41
4.23.   Regulation.....................................................42
4.24.   Environmental Matters..........................................42
4.25.   Company Acquisition............................................44
4.26.   General........................................................44

SECTION 5.  Covenants..................................................44

 5.1.   Affirmative Covenants..........................................44
        5.1.1.   Financial Reporting...................................44
        5.1.2.   Good Standing.........................................46
        5.1.3.   Taxes, Etc............................................47
        5.1.4.   Maintain Properties...................................47
        5.1.5.   Insurance.............................................47
        5.1.6.   Books and Records.....................................47
        5.1.7.   Reports...............................................48
        5.1.8.   Licenses..............................................48
        5.1.9.   Conduct of Business...................................48
        5.1.10.  Compliance with Laws..................................48
        5.1.11.  Trade Accounts........................................48
        5.1.12.  Use of Proceeds.......................................48
        5.1.13.  Loan Payments.........................................48
        5.1.14.  Environmental Covenant................................48
        5.1.15.  Change Name and Place of Business.....................49
        5.1.16.  Required Rate Hedging Agreements......................49
        5.1.17   Fixture Filings.......................................49
        5.1.18   Landlord Waiver.......................................49

5.2.    Negative Covenants.............................................49
        5.2.1.   Dispose of Property...................................49
        5.2.2.   Liens and Encumbrances................................50
        5.2.3.   Indebtedness..........................................50
        5.2.4.   Investments and Acquisitions..........................51
        5.2.5.   Contingent Obligations................................51
        5.2.6.   Mergers and Consolidations............................51
        5.2.7.   New Subsidiaries......................................51
        5.2.8.   Accounting Policies...................................51
        5.2.9.   Change of Business....................................51

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                                                                       Page


        5.2.10.  Benefit Plans.........................................52
        5.2.11.  Interest Coverage Ratio...............................52
        5.2.12.  Maximum Leverage Ratio................................52
        5.2.13.  Fixed Charge Coverage Ratio...........................53
        5.2.14.  Affiliates............................................53
        5.2.15.  Sale and Leaseback....................................53
        5.2.16.  Operating Leases; Rentals.............................53
        5.2.17.  Capital Expenditures..................................54
        5.2.18.  Dividends.............................................54
        5.2.19.  Restrictive Agreements................................54

SECTION 6. Conditions Precedent to Loans...............................54

 6.1.   Conditions to Initial Advance..................................54
        6.1.1.   Secretary's Certificates..............................55
        6.1.2.   Insurance.............................................55
        6.1.3.   Loan Documents........................................55
        6.1.4.   Guaranty Documents....................................55
        6.1.5.   Opinion of Counsel....................................55
        6.1.6.   UCC Searches..........................................55
        6.1.7.   Approval..............................................56
        6.1.8.   Litigation............................................56
        6.1.9.   Due Diligence.........................................56
        6.1.10.  Tender Offer..........................................56
        6.1.11.  Acquisition Documents.................................56
        6.1.12.  Pro Forma Financial Statements........................57
        6.1.13.  Fairness Opinion......................................57
        6.1.14.  Solvency Certificate..................................57
        6.1.15.  Environmental Matters.................................57
        6.1.16.  Existing Facilities...................................57
        6.1.17.  Legal.................................................57
        6.1.18.  Regulations...........................................57
        6.1.19.  No Default; No Material Adverse Change................57
        6.1.20.  Commitment Fees and Expenses..........................58
        6.1.21   Money Transfer Instructions...........................58
        6.1.22   Additional Documentation..............................58

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                                                                       Page


6.2.    Conditions to Subsequent Advances..............................58
        6.2.1.   No Default............................................58
        6.2.2.   Representations and Warranties........................58
        6.2.3.   Legal Matters.........................................58
        6.2.4.   Expenses..............................................58

6.3.    General........................................................58

SECTION 7. Default.....................................................59

SECTION 8. Remedy......................................................61

 8.1.    Acceleration..................................................61
 8.2.    Deposit to Secure Reimbursement Obligations...................61
 8.3.    Subrogation...................................................62
 8.4.    Preservation of Rights........................................62

SECTION 9. The Agent...................................................62

 9.1.    Appointment...................................................62
 9.2.    Powers........................................................62
 9.3.    Exculpatory Provisions........................................63
 9.4.    Reliance by Agent.............................................63
 9.5.    Non-Reliance on Agent and Other Lenders.......................63
 9.6.    Defaults; Notices.............................................64
 9.7.    Rights as Lender..............................................64
 9.8.    Agent's Indemnification and Reimbursement.....................64
 9.9.    Successor Agent...............................................65

SECTION 10.  Benefit of Agreement; Assignments; Participations.........65

 10.1.   Successors and Assigns........................................65
 10.2.   Participations................................................66
         10.2.1.   Permitted Participations; Effect....................66
         10.2.2.   Voting Rights.......................................66
         10.2.3.   Benefit of Set-off..................................66
 10.3.   Assignments...................................................67
         10.3.1.   Permitted Assignments...............................67
         10.3.2.   Effect; Effective Date..............................67
 10.4.   Registered Notes..............................................68
 10.5    Dissemination of Information..................................68
 10.5.   Tax Treatment.................................................68

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SECTION 11.  General Provisions........................................69

 11.1.   Waivers and Amendments........................................69
 11.2.   Set-off by Lenders............................................69
 11.3.   Survival......................................................70
 11.4.   Governmental Regulation.......................................70
 11.5.   Taxes.........................................................70
 11.6.   Choice of Law.................................................70
 11.7.   Headings......................................................70
 11.8.   Entire Agreement..............................................70
 11.9.   Expenses......................................................70
11.10.   Indemnification...............................................71
11.11.   Confidentiality...............................................71
11.12.   Notice........................................................71
11.13.   Counterparts..................................................71
11.14.   Incorporation by Reference....................................72
11.15.   No Joint Venture..............................................72
11.16.   Severability..................................................72
11.17.   Waiver of Set-off by the Borrower.............................72
11.18.   Lenders Not Controlling the Borrower..........................72
11.19.   Foreign Lender Withholding Tax................................72

SECTION 12. Rights of Lenders in Collateral............................73

 12.1.   Ratable Benefit...............................................73
 12.2.   Liquidation of Collateral.....................................73
 12.3.   Adjustments...................................................74
 12.4.   Application of Proceeds.......................................74

SECTION 13.  Waiver of Jury Trial......................................75

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SCHEDULES

Schedule 1        -  Lenders
Schedule 4.7     -  Subsidiaries
Schedule 4.10
        and 5.2.3   -  Indebtedness
Schedule 4.13    -  Litigation
Schedule 4.16
        and 5.2.5   -  Contingent Obligations
Schedule 5.2.2   -  Permitted Liens
Schedule 5.2.4  -  Existing Investments
Schedule 6.1.16 -  Existing Loan Facilities


EXHIBITS

Exhibit A -    Form of Facility A Term Notes
Exhibit A-1 -      Form of Facility A Registered Term Notes
Exhibit B -    Form of Facility B Term Notes
Exhibit B-1 -      Form of Facility B Registered Term Notes
Exhibit C -    Form of Facility C Revolving Notes
Exhibit D  -   Security Agreement
Exhibit E -    Form of Guaranty
Exhibit F -    Form of Guarantor Security Agreement
Exhibit G -    Money Transfer Instructions
Exhibit H  -   Form of Assignment
Exhibit I  -   Notice of Assignment
Exhibit J -    Compliance Certificate

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 8th day of April, 1996, is among LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), the Lenders party hereto from time to time as listed on Schedule 1 hereto, NBD Bank, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent"), and Harris Trust and Savings Bank, Comerica Bank,
Mercantile Bank of St. Louis and Bank One, Indianapolis, N.A., collectively as co-agents (in such capacity, the "Co-Agents"). The parties agree as follows:


                                    SECTION 1

                                   Definitions

         1.1. Defined Terms.  As used herein:

     "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Investment Property," "Instruments," "Inventory" and "Proceeds" shall have the meaning ascribed in the Security Agreements.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as a result of the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Acquisition Documents" means the Merger Agreement executed by and among the Borrower, the LPAC and the Company dated as of March 4, 1996, and all other documents ancillary thereto related to the Company Acquisition, including, without limitation, the Disclosure Letter and the Letter Agreements referred to therein, all without amendment, except as expressly approved in writing by the Agent.

     "Advance" means a borrowing hereunder (or renewal thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of renewal) by the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Eurodollar Interest Period.

     "Affiliate" means, as to any Person, any other Person (a) directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person, and (b) that directly or indirectly owns more than Ten Percent (10%) of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means NBD Bank, N.A., in its capacity as agent for the Lenders hereunder, and any successor Agent appointed pursuant to this Agreement.

     "Agreement" means this Credit Agreement, as amended from time to time.

     "Alternate Base Rate" means the greater of (a) the Prime Rate or (b) the Federal Funds Effective Rate plus One-Half Percent (1/2%).

     "Applicable Commitment Fee" means the fee to be paid by the Borrower on the average daily unused portion of the aggregate Facility C Commitments, which fee shall (except as otherwise set forth below) be based on the Leverage Ratio in accordance with the table set forth below. The Leverage Ratio shall be determined by the Agent (which determination if made in good faith shall be conclusive absent manifest error) based on the audited and unaudited Financial Statements delivered by the Borrower pursuant to Sections 5.1.1 (a) and (b). The adjustment, if any, to the Applicable Commitment Fee shall be effective beginning on the fifth Business Day after the delivery of such Financial Statements. In the event that the Borrower shall at any time fail to furnish to the Agent in timely fashion the Financial Statements required to be delivered pursuant to Sections 5.1.1(a) or (b), together with the Compliance Certificate to be delivered with respect thereto, the Applicable Commitment Fee for Level 1 shall apply until such time as such Financial Statements and Compliance Certificate are so delivered. Notwithstanding the foregoing, for the period from the date hereof through and including the six month anniversary thereof, the Applicable Commitment Fee for Level 1 shall apply, regardless of the Borrower's Leverage Ratio at such time.

                             Leverage Ratio            Applicable Commitment Fee

                    Greater than      But less than
                                      or equal to

        Level 1        3.5             ---                           0.50%
        Level 2        3.0             3.5                           0.50%
        Level 3        2.5             3.0                           0.375%
        Level 4        2.0             2.5                           0.375%
        Level 5        1.5             2.0                           0.375%
        Level 6        ---             1.5                           0.250%

         "Applicable Margin" means the incremental margin to be paid by the Borrower on Loans hereunder, which margin shall (except as otherwise set forth below) be based on the Leverage Ratio in accordance with the table set forth below. The Leverage Ratio shall be determined by the Agent (which determination if made in good faith shall be conclusive absent manifest error) based on the audited and unaudited Financial Statements delivered by the Borrower pursuant to Sections 5.1.1 (a) and (b). The adjustment, if any, to the Applicable Margin shall be effective beginning on the fifth Business Day after the delivery of such Financial Statements. In the event that the Borrower shall at any time fail to furnish to the Agent in timely fashion the Financial Statements required to be delivered pursuant to Sections 5.1.1(a) or (b), together with the Compliance Certificate to be delivered with respect thereto, the Applicable Margin for Level 1 shall apply until such time as such Financial Statements and Compliance Certificate are so delivered. Notwithstanding the foregoing, for the period from the Closing Date through and including the six month anniversary thereof, the Applicable Margin for Level 1 shall apply, regardless of the Borrower's Leverage Ratio at such time.

                            Leverage Ratio        Applicable Margin

                                  But less than
                   Greater than   or equal to       ABR       Eurodollar Rate
                   ------------   -----------       ---       ---------------
         Level 1        3.5          ---            0.75%         1.75%
         Level 2        3.0          3.5            0.50%         1.50%
         Level 3        2.5          3.0            0.25%         1.25%
         Level 4        2.0          2.5            0%            1.00%
         Level 5        1.5          2.0            0%            0.75%
         Level 6        ---          1.5            0%            0.50%

         "Authorized Officer" means the President, Vice President and Chief Financial Officer, and Director of Corporate Accounting or such other officer of the Borrower imbued with authority, as evidenced by a certified resolutions of the Borrower's Board of Directors, to perform as an Authorized Officer under this Agreement.

         "Benefitted Lender " shall have the meaning ascribed thereto in Section 12.3.

         "Borrower" shall have the meaning ascribed in the preamble to this Agreement.

         "Borrowing Base" means, on the date of determination, the lesser of (a) an amount equal to the sum of (i) Eighty Percent (80%) of the aggregate value of the Borrower's Consolidated Eligible Domestic Accounts, plus (ii) Forty Percent (40%) of the aggregate value of the Borrower's Consolidated Foreign Accounts, plus (iii) Fifty-Five Percent (55%) of the Borrower's Consolidated Eligible Domestic Inventory, plus (iv) Twenty-Seven and One-Half Percent (27-1/2%) of the Borrower's Consolidated Eligible Foreign Inventory; or (b) Seventy-Five Million Dollars ($75,000,000).

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of a Fixed Rate Loan, a day (other than a Saturday or Sunday) on which banks generally are open in Indianapolis and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Indianapolis for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, exclusive of the currently anticipated expenditure for a new plant in the approximate amount of $7,000,000 to be expended in fiscal year 1996.

         "Capitalized Lease" means any lease of Property which would be capitalized on a balance sheet of a Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" means the aggregate amount of the obligations of a Person under Capitalized Leases which would be shown as liabilities on a balance sheet of such Person prepared in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List under CERCLA.

         "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 33 1/3% or more of the outstanding shares of Class A common stock of the Borrower, or (b) the occurrence during any period of twelve
(12) consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower.

         "Changes " shall have the meaning ascribed in Section 2.14.

         "Closing Date" means the date of the initial Advance hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitments" means, collectively, the Facility C Commitment, the Facility A Commitment and the Facility B Commitment of a Lender.

         "Commitment Fee" means the fee required to be paid by the Borrower pursuant to Section 2.6.1.

         "Company" means Guardsman Products, Inc., a Delaware corporation.

         "Company Acquisition" means (a) the acquisition of a majority of the outstanding voting capital stock of the Company by LPAC by tender offer to the shareholders of the Company, and (b) the subsequent merger of LPAC into the Company pursuant to the Acquisition Documents.

         "Company Material Adverse Effect" shall have the meaning ascribed in the Acquisition Documents.

         "Compliance Certificate" means a Compliance Certificate, in the form of Exhibit J hereto, duly completed, executed and delivered by the chief executive officer or chief financial officer of the Borrower from time to time pursuant to
Section 5.1.1 reflecting and certifying the calculations necessary to determine compliance with this Agreement and further certifying that there exists no Default or Unmatured Default under the Loan Documents, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         "Consolidated"  means a calculation or a determination for a Person and
its  Subsidiaries  made  in  accordance  with  GAAP,   including  principles  of
consolidation.

         "Consolidated Subsidiary" means any Subsidiary of the Borrower which would be consolidated on the Borrower's Consolidated balance sheet in accordance with GAAP.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract; provided, however, notwithstanding the above, that the following shall not constitute a Contingent Obligation of the Borrower or any of its Subsidiaries: (a) any guarantee or similar accommodation provided by the Borrower or any of its Subsidiaries to or for the benefit of the Borrower or any of its Consolidated Subsidiaries, (b) any indemnification obligations of the Borrower or any of its Subsidiaries in respect of the officers, directors or employees of the Borrower or such Subsidiaries, (c) any contractual indemnification for breaches of obligations of the Borrower or any of its Subsidiaries created pursuant to documents executed in connection with any acquisition or merger transaction, and (d) any contractual indemnification for breaches of obligations of the Borrower or any of its Subsidiaries pursuant to contracts or agreements entered into in the ordinary course of business to which the Borrower or any of its Subsidiaries are a party.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Default" means an event described in Section 7.

         "EBIT" means, with respect to the Borrower and its Subsidiaries determined on a Consolidated basis, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, income taxes paid or accrued, minus
(c) extraordinary gains, plus (d) extraordinary losses, plus (e) interest expense, minus (f) interest income, plus (g) to the extent not previously added, restructuring charges related to the Company Acquisition; in each instance determined for the trailing four (4) quarter period ending on the date of determination, except that (aa) for the fiscal period ending August 31, 1996, EBIT shall be determined for all purposes of this Agreement by multiplying the sum of clauses (a) through (f) for the quarter-annual period then ending by a factor of 4, (bb) for the fiscal period ending November 30, 1996, EBIT shall be determined by multiplying the sum of clauses (a) through (f) for the semi-annual period then ending by a factor of 2, and (cc) for the fiscal period ending February 28, 1997, EBIT shall be determined by multiplying the sum of clauses
(a) through (f) for the three quarter-annual period then ending by a factor of 1.333.

         "EBITDA" means the sum of (a) EBIT, plus (b) to the extent deducted in determining Net Income, depreciation, amortization and other non-cash charges; in each instance determined for the trailing four (4) quarter period ending on the date of determination, except that (aa) for the fiscal period ending August 31, 1996, EBITDA shall be determined for all purposes of this Agreement by multiplying the amount of clause (b) for the quarter-annual period then ending by a factor of 4, (bb) for the fiscal period ending November 30, 1996, EBITDA shall be determined by multiplying the amount of clause (b) for the semi-annual period then ending by a factor of 2, and (cc) for the fiscal period ending February 28, 1997, EBITDA shall be determined by multiplying the amount of clause (b) for the three quarter-annual period then ending by a factor of 1.333.

         "Eligible Assignee" means a commercial bank, financial institution or other "accredited investor," as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Eligible Domestic Accounts" means, on the date of determination, all Accounts of the Borrower and its Consolidated Subsidiaries on which the Agent, on behalf of the Lenders, has a valid first priority and perfected Lien and which conform with the representations and warranties set forth in the Security Agreements, except (a) Accounts outstanding more than ninety (90) days from the date of invoice, (b) all Accounts of any account debtor if Twenty-Five Percent (25%) or more of the amount owing by such account debtor is more than ninety
(90) days from the date of invoice, (c) all Accounts of any account debtor which

Agent reasonably deems unacceptable because of the credit-worthiness of the account debtor and Accounts of any account debtor which is the subject of bankruptcy or similar insolvency proceedings or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or a trustee, (d) Accounts of account debtors who are also creditors of the Borrower or its Subsidiaries to the extent of the amount owed to such account debtors,
(e) Accounts owed by account debtors who are Affiliates of the Borrower or any of its Subsidiaries, (f) Accounts for uncompleted sales, conditional sales, pre-billings, consignment sales, guaranteed sales, sales subject to any repurchase obligation or return right, and sales made on a bill-and-hold, sale-and-return or sale on approval basis, (g) progress billings other than a portion of a sale pursuant to a purchase order which has been shipped and has been recorded as an Account, (h) Accounts of account debtors who are Governmental Authorities, unless proper assignments have been completed, (i)
Accounts to such extent such Accounts are subject to known payments, adjustments, setoffs, counterclaims or credits, (j) Accounts, or any portion thereof, which are considered uncollectible for any reason, including, without limitation, Inventory returned, rejected, repossessed, lost or damaged, (k) Accounts of account debtors who are non-residents of the United States, except Accounts collateralized by an irrevocable letter of credit or guaranty issued by a financial institution satisfactory to the Agent, and (l) Accounts with respect to which the account debtor is located in Minnesota unless the Borrower, or one of its Consolidated Subsidiaries, as the case may be, has received a certificate of authority to do business and is in good standing in such State or has filed a Notice of Business Activities Report or similar required report with the appropriate Governmental Authority in such State, as appropriate. In the event that a previously scheduled Eligible Account ceases to be an Eligible Account under the above-criteria, the Agent shall notify the Borrower thereof.

         "Eligible Domestic Inventory" means, on the date of determination, all raw material and finished goods Inventory of the Borrower and its Consolidated Subsidiaries, located in the United States, on which the Agent, on behalf of the Lenders, has a valid first priority and perfected Lien, and which (a) conforms with the representations and warranties set forth in the applicable Security Agreement, (b) is not stored with any bailee, warehouseman or similar party or located at a location not owned by the Borrower or its Subsidiaries, unless the Agent has received an acceptable bailment agreement or landlord or warehouseman's lien waiver, as applicable, in a form acceptable to the Agent, and (c) which the Agent has not otherwise reasonably determined unacceptable. Notwithstanding the foregoing, during the first 90 days after the date hereof, Inventory located in facilities leased by the Borrower or its Subsidiaries or located in a public warehouse, will constitute Eligible Domestic Inventory notwithstanding the fact that the Agent has not received an acceptable bailment agreement or landlord or warehouseman's lien waiver, as applicable.

         "Eligible Foreign Accounts" means Accounts that are otherwise Eligible Domestic Accounts, except that the account debtor thereof is not a resident of the United States, but are not otherwise included in the calculation of Eligible Domestic Accounts.

         "Eligible Foreign Inventory" means, on the date of determination, all raw material and finished goods Inventory of the Borrower and its Consolidated

Subsidiaries, located outside the United States and located on premises owned or leased by the Borrower or any of its Consolidated Subsidiaries, and which the Agent has not otherwise reasonably determined unacceptable.

         "Environmental Laws" means all laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Hazardous Materials Transportation Act, 42 U.S.C. ss.1801 et seq. CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss.1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. ss.ss.7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.7401 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss.651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss.11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. ss.ss.4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss.300(f) et seq., and any similar or implementing state law, and all amendments, rules, and regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means a Person which, together with another Person, would be treated as a single employer under ERISA.

         "Eurodollar Advance" means an Advance which bears interest by reference to the Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the arithmetic average of the rates reported to the Agent by each Reference Bank as the rate at which each Reference Bank offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00A.M. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Reference Bank's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. If any Reference Bank fails to provide such quotation to the Agent, then the Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Bank(s).

         "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar Loan" means a Loan which bears interest by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period.

         "Excess Cash Flow" means, for any period of determination (except for the Borrower's fiscal year ending November 30, 1996) for the Borrower and its Subsidiaries on a Consolidated basis (a) the sum of (i) Net Income, plus (ii) depreciation, amortization and other non-cash charges; minus (b) the sum of (i) Capital Expenditures, (ii) principal payments made on all Indebtedness for borrowed money (exclusive of repayment of Facility C Revolving Loans and exclusive of mandatory prepayments of Excess Cash Flow during such period made pursuant to Section 2.3.4), plus (or minus) (iii) any increase (or decrease) (as the case may be), as of the last day of a fiscal year of the Borrower from the last day of the previous fiscal year of the Borrower, in the excess of current assets other than cash and marketable securities over current liabilities other than current maturities of long-term Indebtedness, and plus (iv) any cash dividends paid by the Borrower, provided that, for the Borrower's fiscal year ending November 30, 1996, (aa) the components of Excess Cash Flow set forth in clauses (a)(i) and (ii) and (b)(i), (ii) and (iv) shall be calculated for the period from the Closing Date through and including November 30, 1996 and (bb) the component of Excess Cash Flow set forth in clause (b)(iii) shall be calculated with respect to any increase or decrease in such amounts from the first Business Day after (and giving effect to) the consummation of the merger of LPAC into the Company until November 30, 1996.

         "Facilities" means the Facility A Commitments, the Facility B Commitments, the Facility C Commitments, any Letters of Credit, and any other credit facility provided by the Lenders from time to time pursuant to this Agreement.

         "Facility A Advance" means an Advance under the Facility A Commitment.

         "Facility A Commitment" means, as to a Lender, the amount so designated opposite such Lender's name on Schedule 1 hereto, as amended from time to time pursuant to the terms hereof, and the "Facility A Commitments" means the sum of the Facility A Commitments.

         "Facility A Lenders" means the Lenders making the Facility A
Commitments.

         "Facility A Term Loan" means, with respect to a Facility A Lender, such Lender's portion of the outstanding Facility A Advances.

         "Facility A Term Notes" means, collectively, the Facility A Term Notes, each substantially in the form of Exhibit A hereto or, in the case of a Registered Note, Exhibit A-1 hereto, duly executed by the Borrower to the respective Lenders to evidence the Facility A Term Loans, including any renewals, extensions, replacements and modifications thereof.

         "Facility B Advance" means an Advance under the Facility B Commitment.

         "Facility B Commitment" means, as to a Lender, the amount so designated opposite such Lender's name on Schedule 1 hereto, as amended from time to time pursuant to the terms hereof, and "Facility B Commitments" means the sum of the Facility B Commitments.

         "Facility B Lenders" means the Lenders making the Facility B
Commitments.

         "Facility B Term Loan" means, with respect to Facility B Lender, such Lender's portion of the outstanding Facility B Advances.

         "Facility B Term Notes" means, collectively, the Facility B Term Notes, each substantially in the form of Exhibit B hereto or, in the case of a Registered Note, Exhibit B-1 hereto, duly executed by the Borrower to the respective Lenders to evidence the Facility B Term Loans, including any renewals, extensions, replacements and modifications thereof.

         "Facility C Advance" means an Advance under the Facility C Commitment.

         "Facility C Commitment" means, as to a Lender, the amount so designated opposite such Lender's name on Schedule 1 hereto, as the same may be amended from time to time pursuant to the terms hereof, and "Facility C Commitments" means the sum of the Facility C Commitments.

        "Facility C Lender" means the Lenders making the Facility C Commitments.

         "Facility C Revolving Loan" means, with respect to a Facility C Lender, such Lender's portion of the outstanding Facility C Advances.

         "Facility C Revolving Notes" means, collectively, the Facility C Revolving Notes, each substantially in the form of Exhibit C hereto, duly executed by the Borrower to the respective Lenders to evidence the Facility C Revolving Loans, including any renewals, extensions, replacements and modifications thereof.

         "Facility C Termination Date" means May 31, 2002 or any earlier date on which the Facility C Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" shall mean the per annum interest rate that is equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M.
(Indianapolis time) on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion; such interest rate to be rounded up, if necessary, to the nearest whole multiple of One One-Hundredth of One Percent (1/100th of 1%).

         "Fee Letter" means that certain letter agreement issued by the Agent, and First Chicago Capital Markets, Inc. dated February 8, 1996, accepted by the Borrower on February 15, 1996.

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, (b) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, or
(c) to the extent not otherwise included in the foregoing, any Rate Hedging Agreement.

         "Financial Statements" means, as the context may require, (a)(i) the Consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 1995, and their Consolidated statements of income and cash flows for the period then ended and (ii) the Consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 and their Consolidated statements of income and cash flows for the periods then ended, and/or (b) the similar Consolidated (and consolidating) Financial Statements for the Borrower and its Subsidiaries furnished from time to time pursuant to Section 5.1.1; in all cases, together with any accompanying notes to such Financial Statements, and any other documents or data furnished in connection therewith.

         "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries determined on a Consolidated basis, the ratio of (a)(i) EBITDA minus (ii) Capital Expenditures, to (b) the sum of (i) interest expense, plus
(ii) scheduled principal payments in respect of Indebtedness paid in such period, plus (iii) taxes paid, plus (iv) Rentals, plus (v) dividends paid in such period, all as determined on the last day of each fiscal quarter of the Borrower by reference to the Financial Statements; in each instance determined for the trailing four (4) quarter period ending on the date of determination, except that (aa) for the fiscal period ending August 31, 1996, the foregoing items (other than EBITDA) shall be determined by multiplying each of the same as determined for the quarter-annual period then ending by a factor of 4, (bb) for the fiscal period ending November 30, 1996, the foregoing items (other than EBITDA) shall be determined by multiplying each of the same as determined for the semi-annual period then ending by a factor of 2, and (cc) for the fiscal period ending February 28, 1997, the foregoing items (other than EBITDA) shall be determined by multiplying each of the same as determined for the three quarter-annual period then ending by a factor of 1.333.

         "Fixed Rate Loan" means any Loan, the interest on which is determined by reference to the Eurodollar Rate.

         "Fixed Rate Option" means the option of the Borrower to have the interest on any Advance determined by reference to the Eurodollar Rate.

         "Fixed Rate Option Notice" shall have the meaning ascribed in Section 2.5(b).

         "Floating Rate Loan" means any Loan, the interest on which is determined by reference to the Alternate Base Rate.

         "Foreign Subsidiaries" means all Subsidiaries of the Borrower which are organized or incorporated outside the United States of America including any United States territories or possessions.

         "Funded Indebtedness" of a Person means all outstanding Indebtedness of such Person for borrowed money.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Standards Accounting Board and recognized and interpreted by the American Institute of Certified Public Accountants.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, including, without limiting the generality of the foregoing, any agency, body, commission, court or department thereof, whether federal, state, local or foreign.

         "Guarantors" means, collectively, all U.S. Subsidiaries of the Borrower from time to time, jointly and severally.

         "Guarantor Security Agreement" means each Pledge and Security Agreement, in substantially the form of Exhibit F hereto, duly executed by a Guarantor to the Agent to secure its Guaranty, including any amendment or modification.

         "Guaranty" means each Subsidiary Guaranty, in substantially the form of Exhibit E hereto, duly executed by a Guarantor to the Agent in connection with the Obligations, including any modification, reaffirmation or replacement thereof.

         "Guaranty Documents" means, collectively, all Guaranties, all Guarantor Security Agreements and all other documents and instruments executed by any Guarantor to govern, evidence or secure its Guaranty.

         "Hazardous Materials" means (a) any "hazardous substance", as defined by CERCLA, (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum product, or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) reimbursement or other obligations in connection with letters of credit, (h) obligations in connection with Sale and Leaseback Transactions, (i) any Net Mark-To-Market Exposure of Rate Hedging Agreements or other Financial Contracts, and (j) any other transaction which is the functional equivalent of, or takes the place of borrowing, but which would not constitute a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries determined on a Consolidated basis, the ratio of (a) EBIT, divided by (b) interest expense; in each instance determined for the trailing four (4) quarter period ending on the date of determination, except that (aa) for the fiscal period ending August 31, 1996, interest expense shall be determined by multiplying interest expense for the quarter-annual period then ending by a factor of 4, (bb) for the fiscal period ending November 30, 1996, the Interest Coverage Ratio shall be determined by multiplying interest expense for the semi-annual period then ending by a factor of 2, and (cc) for the fiscal period ending February 28, 1997, the Interest Coverage Ratio shall be determined by multiplying interest expense for the three quarter-annual period then ending by a factor of 1.333.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lender" means each financial institution listed on Schedule 1 hereto, as well as any Person which hereafter becomes a "Lender" hereunder pursuant to
Section 10.3.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, Subsidiary or Affiliate of such Lender or the Agent.

         "Letter of Credit Application" or "Application" means an Application for Standby Letter of Credit, in the form prescribed by NBD, duly executed by the Borrower in favor of NBD, from time to time, to govern a Letter of Credit issued pursuant to this Agreement, as any such Application may be amended from time to time.

         "Letters of Credit" means standby letters of credit now or hereafter issued by NBD from time to time at the request of, and for the account of, the Borrower issued pursuant to this Agreement.

         "Leverage Ratio" means, with respect to the Borrower and its Subsidiaries determined on a Consolidated basis as of the last day of any fiscal quarter, the ratio of (a) total Indebtedness (exclusive of any Net Mark-to-Market Exposure of Rate Hedging Agreements or other Financial Contracts), to (b) EBITDA.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment for the purpose of security, deposit arrangement for the purpose of security , encumbrance or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means, collectively, this Agreement, the Notes, the Security Agreement, any Letter of Credit Applications, any UCC Financing Statements, any Financial Contracts, and any other documents or instruments now or hereafter executed and delivered by or on behalf of the Borrower to any Lender or the Agent in order to evidence, govern or secure the Obligations.

         "Loans" means, collectively, the Facility A Term Loans, the Facility B Term Loans and the Facility C Revolving Loans.

         "LPAC" means LP Acquisition Corporation, a Delaware corporation, a Wholly-Owned Subsidiary of the Borrower.

         "Material Adverse Effect" means any event, circumstance or condition that could reasonably be expected to have a material adverse effect on (a) the business, operations, financial condition, Properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform Obligations, (c) the validity or enforceability of any of the Loan Documents or Acquisition Documents, or any material provision thereof or any transaction contemplated thereby, or (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents.

         "Multi-employer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NBD" means NBD Bank, N.A., a national banking association, having its principal offices in Indianapolis, Indiana, in its individual capacity.

         "Net Income" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries after deductions for income taxes, determined on a Consolidated basis in accordance with GAAP and as shown on the Financial Statements.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements, where "unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Non U.S. Lender" means any Lender (including each Purchaser) that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or (iii) any estate or trust that is subject to United States Federal Income taxation regardless of the source of its income.

         "Notes" means, collectively, the Facility C Revolving Notes, the Facility A Term Notes, and the Facility B Term Notes.

       "Notice of Assignment" shall have the meaning ascribed in Section 10.3.2.

         "Obligations" means all of the unpaid principal amount of, and accrued interest on, the Notes, actual and contingent reimbursement obligations under Letters of Credit, the Commitment Fees, Agent fees, Letter of Credit fees, obligations of the Borrower to a Lender or an Affiliate of a Lender or the Agent in respect of any Rate Hedging Obligations with respect to Rate Hedging Agreements entered into with a Lender or the Agent at a time such Lender or such Agent was a party to this Agreement, notwithstanding such Lender or Agent later ceases to be a party to this Agreement, all other obligations, indemnities, reimbursements and liabilities of the Borrower to the Lenders or to any Lender or to the Agent or any indemnified party hereunder in connection with the Facilities of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, or otherwise arising under the Loan Documents whether or not contemplated by the Borrower or the Lenders as of the date hereof, including, without limitation, all reasonable costs of collection and enforcement of any and all thereof, including reasonable attorneys' fees.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

       "Participants" shall have the meaning ascribed thereto in Section 10.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor entity.

         "Permissible  Increment"  means  a  minimum  principal  amount  of Five
Million Dollars ($5,000,000) and minimum increments of One Million Dollars ($1,000,000) above Five Million Dollars ($5,000,000).

         "Permitted Liens" shall have the meaning ascribed in Section 5.2.2.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Governmental Authority.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Plan Assets" shall have the meaning ascribed in ERISA.

         "Prime Rate" means the variable per annum rate of interest established and quoted by NBD from time to time as its "prime rate," as adjusted on the effective date of each change in such established and quoted rate; provided that such prime rate shall not necessarily be representative of the rate of interest actually charged by NBD on any loan or class of loans.

         "Property" of a Person means any and all Property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, as to any Lender, when used with reference to an aggregate or total amount, an amount equal to the product of (a) such aggregate or total amount, multiplied by (b) a fraction, the numerator of which shall be the sum of such Lender's outstanding Facility A and B Loans and the sum of such Lender's Facility C Commitment (or, if the Facility C Commitments have been terminated, such Lender's outstanding Facility C Loans) and the denominator of which shall be the sum of the total outstanding Facility A and B Loans and the total Facility C Commitments.

         "Purchasers" shall have the meaning ascribed thereto in Section 10.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Reference Lenders" means NBD Bank, N.A., First Union National Bank of North Carolina and Credit Lyonnais Chicago Branch.

         "Register" shall have the meaning ascribed thereto in Section 10.4.

         "Registered Note" shall mean promissory notes that have been issued in registered form as provided by Section 10.4 hereof.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

         "Replaced Lender" and "Replacement Lender" shall have the respective meanings ascribed thereto in Section 11.20.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least Sixty-Six and Two-Thirds Percent (66-2/3%) of the sum of (a) the outstanding Loans under Facilities A and B and (b) the aggregate Facility C Commitments or, if the Facility C Commitments have been terminated, the outstanding Loans and participations in Letters of Credit under Facility C.

         "Reserve Requirement" means, as to any Fixed Rate Loan for any Eurodollar Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves, including any marginal, supplemental, or emergency reserves, are required to be maintained during such Eurodollar Interest Period under Regulation D by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D), but without the benefit or credit of any prorations, exemptions, or offsets that might otherwise be available from time to time under Regulation
D. Without limiting the generality or effect of the foregoing, the Reserve Requirement shall reflect any reserves required to be maintained by the Lenders against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined or (b) any extensions of credit or other assets of any category that includes Fixed Rate Loans.

         "Risk-Based Capital Guidelines" shall have the meaning ascribed in
Section 2.14.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Security Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit D hereto, duly executed by the Borrower to the Agent to secure the Obligations, including any amendment or modification thereof.

         "Security Agreements" means, collectively, the Security Agreement and each Guarantor Security Agreement.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which as at the date of determination
(a) represents more than 10% of the Consolidated total assets of the Borrower and its Subsidiaries determined in accordance with GAAP by reference to the then most recent Financial Statements furnished pursuant to
Section 5.1.1 , or (b) is responsible for more than 10% of the Consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries determined in accordance with GAAP for the four fiscal quarter period ending on the date of the Financial Statements referred to in clause (a) above.

         "Total Commitments" means the sum of the Facility C Commitments, the Facility A Commitments and the Facility B Commitments.

         "Transferee" shall have the meaning ascribed in Section 10.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Fixed Rate Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means any event which with notice, or lapse of time or both, would constitute a Default.

         "U.S. Subsidiaries" means all Subsidiaries of the Borrower which are organized or incorporated within the United States of America or within any United States territories or possessions.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary, all of the outstanding voting securities (other than director's qualifying shares) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization, 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2. Rules of Construction. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms and shall be construed accordingly. Use of the terms "herein," "hereof" and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements.

                                    SECTION 2

                                     Credit

         2.1.     Commitments.

                  2.1.1. Facility A Commitment. Subject to the terms and conditions of this Agreement, each Facility A Lender severally agrees to make its Facility A Term Loan to the Borrower in the amount of its Facility A Commitment. The Facility A Term Loans shall be made by the Facility A Lenders ratably pursuant to their respective Facility A Commitments and shall be evidenced by the Facility A Term Notes.

                  2.1.2 Facility B Commitment. Subject to the terms and conditions of this Agreement, each Facility B Lender severally agrees to make its Facility B Term Loan to the Borrower in the amount of its Facility B Commitment. The Facility B Term Loans shall be made by the Facility B Lenders ratably pursuant to their respective Facility B Commitments and shall be evidenced by the Facility B Term Notes.

                  2.1.3. Facility C Commitment. Subject to the terms and conditions of this Agreement, each Facility C Lender severally agrees to make Facility C Revolving Loans to the Borrower from time to time prior to the Facility C Termination Date in a principal amount not in excess of the lesser of (a) the unborrowed portion of such Lender's Facility C Commitment on the borrowing date, or (b) the unborrowed portion of an amount which bears the same proportion to the Borrowing Base as of the borrowing date which such Lender's Facility C Commitment bears to the aggregate of the Facility C Commitments of the Facility C Lenders; provided, however, the borrowing limitation imposed by the foregoing clause (b) shall not be in effect at such times when the Applicable Margin is at Level 6 pricing. Prior to the Facility C Termination Date, the Borrower may use the Facility C Commitments by borrowing, prepaying the Facility C Revolving Loans, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Facility C Revolving Loans shall be evidenced by the Facility C Revolving Notes.

         2.2.     Interest.

                  2.2.1. Facility A Term Loans. Prior to maturity or Default, the principal amount of the Facility A Term Loans outstanding from time to time shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin, except that at the option of the Borrower, exercised as provided in Section 2.5, interest may accrue prior to maturity on any Permissible Increment of the Facility A Term Loans at a per annum rate equal to the Eurodollar Rate plus the Applicable Margin. At the expiration of the Eurodollar Interest Period on such Permissible Increment, unless, in each case, the Borrower selects the Fixed Rate Option as provided in Section 2.5, interest shall again accrue at the Alternate Base Rate plus the Applicable Margin. Notwithstanding anything to the contrary contained herein and notwithstanding the then-current Leverage Ratio, Level 1 pricing shall be in effect on Facility A Term Loans until the six month anniversary of the Closing Date.

                  2.2.2. Facility B Term Loans. Prior to maturity or Default, the principal amount of the Facility B Term Loans outstanding from time to time shall bear interest at a per annum rate equal to the Alternate Base Rate plus One and One-Quarter Percent (1-1/4%), except that at the option of the Borrower, exercised as provided in Section 2.5, interest may accrue prior to maturity on any Permissible Increment of the Facility B Term Loans at a per annum rate equal to the Eurodollar Rate plus Two and One-Quarter Percent (2-1/4%). At the expiration of the Eurodollar Interest Period on such Permissible Increment, unless, in each case, the Borrower selects the Fixed Rate Option as provided in
         Section 2.5, interest shall again accrue at the Alternate Base Rate plus One and One-Quarter Percent (1-1/4%).

                  2.2.3. Facility C Revolving Loans. Prior to maturity or Default, the principal amount of the Facility C Revolving Loans outstanding from time to time shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin, except that at the option of the Borrower, exercised as provided in Section 2.5, interest may accrue prior to maturity on any Permissible Increment of the Facility C Revolving Loans at a per annum rate equal to the Eurodollar Rate plus the Applicable Margin. At the expiration of each Eurodollar Interest Period on such Permissible Increment, unless, in each case, the Borrower selects the Fixed Rate Option as provided in
         Section 2.5, interest shall again accrue at the Alternate Base Rate plus the Applicable Margin. Notwithstanding anything to the contrary contained herein and notwithstanding the then-current Leverage Ratio, Level 1 pricing shall be in effect on Facility C Term Loans until the six month anniversary of the Closing Date.

                  2.2.4. General. Interest shall be due and payable for the exact number of days principal is outstanding and shall be calculated on the basis of a three hundred sixty (360) day year, except in the case of Floating Rate Loans which shall be calculated on the basis of a three hundred sixty-five/three hundred sixty-six (365/366) day year. Any change in the interest rates occasioned by a change in the Prime Rate shall be effective on the same day as the change in the Prime Rate. After the maturity of any Facility, whether by acceleration or otherwise, and while and so long as there shall exist any uncured Default under any Facility, the Facilities shall bear interest at a per annum rate equal to the Alternate Base Rate plus Two Percent (2%).

         2.3.     Payments of Principal and Interest.

                  2.3.1. Facility A Term Loans. Interest only on the outstanding Advances of the Facility A Term Loans from time to time shall be due and payable (a) on the last day of each fiscal quarter of the Borrower with respect to each Floating Rate Loan, and (b) on the last day of an applicable Eurodollar Interest Period with respect to each Fixed Rate Loan and, in the case of an Eurodollar Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Eurodollar Interest Period. Commencing on August 31,

         1996, and continuing on the last day of each November, February, May and August thereafter, the Borrower shall pay installments of principal on the Facility A Term Loans in accordance with the following schedule:


- -------------------------------------------------------------------------------------------------------
                         Installment Payment Dates                  Quarterly Principal Installment Due

- -----------------------------------------------------------------------------------------------
                August 31, 1996 through May 31, 1997                           $    3,500,000
- -----------------------------------------------------------------------------------------------
                August 31, 1997 through May 31, 1998                           $    5,500,000
- -----------------------------------------------------------------------------------------------
                August 31, 1998 through May 31, 1999                           $    7,000,000
- -----------------------------------------------------------------------------------------------
                August 31, 1999 through May 31, 2000                           $    8,500,000
- -----------------------------------------------------------------------------------------------
                August 31, 2000 through May 31, 2001                           $    9,250,000
- -----------------------------------------------------------------------------------------------
                August 31, 2001 through May 31, 2002                           $   10,000,000
- -----------------------------------------------------------------------------------------------
                                               TOTAL                           $  175,000,000
- -----------------------------------------------------------------------------------------------

                  2.3.2. Facility B Term Loans. Interest only on the outstanding Advances of the Facility B Term Loans from time to time shall be due and payable (a) on the last day of each fiscal quarter of the Borrower with respect to each Floating Rate Loan, and (b) on the last day of an applicable Eurodollar Interest Period with respect to each Fixed Rate Loan and, in the case of an Eurodollar Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Eurodollar Interest Period. Commencing on August 31, 1996, and continuing on the last day of each November, February, May and August thereafter, the Borrower shall pay installments of principal on the Facility B Term Loans in accordance with the following schedule:

- ------------------------------------------------------------------------------
Installment Payment Dates                 Quarterly Principal Installment Due

- ------------------------------------------------------------------------------
August 31, 1996 through May 31, 2002                       $    125,000
- ------------------------------------------------------------------------------
August 31, 2002 through August 31, 2003                    $  7,833,333
- ------------------------------------------------------------------------------
November 30, 2003                                          $  7,833,335
- ------------------------------------------------------------------------------
                          TOTAL                            $ 50,000,000
- ------------------------------------------------------------------------------

                  2.3.3. Facility C Revolving Loans. Interest only on the outstanding Advances of the Facility C Revolving Loans from time to time shall be due and payable throughout the term of the Facility C Commitments (a) on the last day of each fiscal quarter of the Borrower with respect to each Floating Rate Loan, and (b) on the last day of an applicable Eurodollar Interest Period with respect to each Fixed Rate Loan and, in the case of an Eurodollar Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Eurodollar Interest Period. From time to time, during the term of the Facility C Commitments, the Borrower shall make principal payments in an amount sufficient that the outstanding principal balance of the Facility C Revolving Loans shall not exceed the Borrowing Base unless the Applicable Margin is at Level 6 pricing. The entire principal balance of the Facility C Revolving Loans, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be due and payable on May 31, 2002.

                  2.3.4. Mandatory Prepayment of Facility A and B Term Loans. In addition to the principal payments required pursuant to 2.3.1 and 2.3.2, except as otherwise provided below in this Section, the Borrower shall make the following additional principal payments to be applied as mandatory prepayments:

                           (a) On March 15 of each year, the Borrower shall make
                  a principal payment in respect of the Facility A Term Loans and the Facility B Term Loans, in an amount equal to (i) Eighty Percent (80%) of Excess Cash Flow for the immediately preceding fiscal year in the event the Borrower's Leverage Ratio as of the end of such preceding fiscal year is equal to or greater than 3.0 to 1.0, or (ii) Fifty Percent (50%) of Excess Cash Flow for the immediately preceding fiscal year in the event the Borrower's Leverage Ratio as of the end of such preceding fiscal year is less than 3.0 to 1.0; provided that, if the Leverage Ratio as reflected on the Financial Statements furnished by the Borrower pursuant to Section 5.1.1 (a) would qualify the Borrower for Level 6 pricing for purposes of calculating the Applicable Margin, no mandatory prepayment shall be required for such year under this Section 2.3.4(a).

                           (b) The  Borrower  shall make a principal  payment in
                  respect of the Facility A Term Loans and the Facility B Term Loans in an amount and at such times as required by Section 5.2.1(b).

                           (c) Upon the Borrower's or any  Subsidiary's  receipt
                  of the proceeds from the issuance of any subordinated Indebtedness, common stock, preferred stock, warrant, or other equity (excluding any stock issued pursuant to stock option or other employee benefit plans which generate proceeds not exceeding $2,000,000 in the aggregate during any fiscal year and excluding proceeds received (i) from the Borrower from the issuance of Indebtedness, stock, warrants and other equity to a Subsidiary or (ii) from any Subsidiary from the issuance of Indebtedness, stock, warrants and other equity to the Borrower or its Subsidiaries), the Borrower shall make a mandatory prepayment equal to (i) in the case of indebtedness, 100% and (ii) in the case of stock, warrants and other equity, 75%, of the proceeds thereof.

         All such mandatory prepayments described in clauses (a), (b) and (c) of this Section shall be applied ratably among the Facility A Lenders and the Facility B Lenders, provided, however, that each Lender holding Facility A or B Term Loans may decline to accept any mandatory prepayment of either or both of its Facility A or B Term Loans, subject to the provisions of this Section 2.3.4 below. Any mandatory prepayments which are not accepted by the Facility A Lenders shall be paid to the Facility B Lenders (other than any such Lender that has declined the applicable prepayment of its Facility B Term Loan) until the Facility B Term Loans are paid in full. Any mandatory prepayments which are not accepted by the Facility B Lenders shall be paid to the Facility A Lenders (other than any such Lender that has declined the applicable prepayment of its Facility A Term Loan) until the Facility A Term Loans are paid in full. If all of the Lenders under the Facility A Term Loans and the Facility B Term Loans decline a mandatory prepayment, or if the outstanding principal balance of the Facility A Term Loans and the Facility B Term Loans held by Lenders who are willing to accept a prepayment is less than the aggregate amount of such prepayment, then the amount of such prepayment, to the extent it exceeds the aggregate amount to be applied to the Facility A Term Loans and the Facility B Term Loans, shall be applied ratably to the Facility A and Facility B Term Loans of all Facility A and B Lenders. Partial prepayments of the Facility A Term Loans and/or Facility B Term Loans pursuant to this Section 2.3.4 shall be applied against installments of principal in the inverse order of their maturity and shall not otherwise affect the next regularly scheduled principal payments due thereunder.

                  2.3.5. Optional Prepayment. Each Loan may be prepaid, without premium, upon one Business Day notice to the Agent, except as set forth in Section 2.16, or penalty, in Permissible Increments. Partial prepayments of the Term Facility A and B Loans pursuant to this Section
         2.3.5 shall be applied against regular quarterly installments of principal in the inverse order of their maturity and shall not otherwise affect the next regularly scheduled principal payment due thereunder.

                  2.3.6.   Taxes.

                  (a) All payments by the Borrower under this Agreement or the Notes shall be made free and clear of, and without deduction or withholding for, any present or future income, stamp or other taxes, levies, duties, imposts, charges or fees or any related penalties, interest or other liabilities ("Taxes"). If any Taxes are required to be deducted or withheld from any amount payable to the Agent or any Lender under this Agreement or the Notes, the Borrower shall pay additional amounts so that the amount received by the Agent or such Lender after the deduction of such Taxes (including Taxes on such additional amounts) equals the amount that the Agent or such Lender would have received if no Taxes had been deducted. The Borrower shall pay to the appropriate taxing authority all Taxes required to be deducted or withheld. Within 30 days after paying any such Taxes, the Borrower shall deliver to the Agent the original or a certified copy of the receipt for such payment. The Borrower shall not be required to pay additional amounts to the Agent or a Lender on account of any Taxes, including, but not limited to, income taxes, imposed solely by reason of (i) a present or past connection between such person and the jurisdiction imposing such Taxes (except a connection arising solely from the execution, delivery, performance, enforcement of or the receipt of payments under this Agreement or the Notes) or (ii) a failure of such Person to comply with the requirements of subsection (b).

                  (b) Any Agent and each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) deliver to the Borrower by the date when the Agent or the Lender becomes a party to this Agreement (A)(1) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 certifying that such Agent or Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and (2) a duly completed United States Internal Revenue Service Form W-8 or W-9 certifying that such Agent or Lender is entitled to an exemption from United States backup withholding tax or (B) in the case of an Agent or Lender not treated as a bank for regulatory, tax or other legal purposes in any jurisdiction, (1) a certificate under penalties of perjury that such Agent or Lender is not (x) a bank, a shareholder of the Borrower or a controlled foreign corporation related to the Borrower for purposes of section 881(c)(3) of the Code or (y) a conduit entity within the meaning of United States Treasury Regulations section 1.881-3 and (2) a duly completed Internal Revenue Service Form W-8;

                           (ii) deliver to the Borrower a renewed form or certificate (or applicable successor) upon reasonable request of the Borrower unless such Agent or Lender is not entitled to deliver a renewed form or certificate due to change in applicable law or in the interpretation or administration of applicable law; and

                           (iii) deliver to the Borrower a further form or certificate (or applicable successor) upon the occurrence of any event requiring a change in a form or certificate previously delivered and notify the Borrower upon the occurrence of any event requiring the withdrawal of a form or certification previously delivered.

                  (c) The Borrower shall indemnify the Agent and each Lender against any Taxes imposed on (and any related expenses reasonably incurred by) the Agent or such Lender on account of the execution, delivery, performance or enforcement of or the receipt of payments under this Agreement or the Notes other than Taxes imposed solely by reason of either cause specified in the last sentence of subsection
         (a). The Borrower also shall pay and indemnify the Agent and each Lender against any stamp or other documentary, excise or property taxes or similar levies, imposts, or charges (or any related liability) arising from the execution, delivery, registration, performance or enforcement of this Agreement or the Notes.

                  2.3.7. Method of Payment. All payments of principal and interest hereunder shall be made by the Borrower to the Agent at its main office in Indianapolis, Indiana by 12:00 Noon (Indianapolis time) on the date when due, and shall be applied pro rata among the Lenders in accordance with their respective Pro Rata Shares. Each payment timely delivered to the Agent for the account of any Lender shall be delivered by the Agent for the account of any Lender no later than 2:00 P.M. (Indianapolis time) on the same day.

                  2.3.8. Business Day. If any Payment Obligation becomes due and payable on a date other than a Business Day, the maturity of such Obligation shall be extended to the next succeeding Business Day, and interest shall be payable during such extension of maturity.

        2.4.      Method of Advance.

                  2.4.1. Facility C Revolving Loans. As the Borrower desires to obtain Facility C Revolving Loans, the Borrower shall give the Agent notice of the Borrower's request to borrow pursuant to the Facility C Commitments by not later than 11:00 A.M. (Indianapolis time), on the proposed Business Day of borrowing, subject to Section 2.5 with respect to Eurodollar Advances. Such request may be made orally by an Authorized Officer, or upon a request transmitted to the Agent by telex, facsimile machine or other form of written electronic communication signed by an Authorized Officer, and, once received by the Agent, shall be irrevocable. The Agent may rely, without further inquiry, on all such requests which shall have been received by it in good faith by any Person reasonably believed to be an Authorized Officer. The Agent may require telephonic or other oral requests to be followed immediately by a written request. Each request shall, in and of itself, constitute a representation and warranty that the conditions precedent to such Advance as set forth in Sections 6.2.1 and 6.2.2 have been satisfied as of, and after giving effect to, such Advance and that the requested Advance shall not cause the principal balance of the Facility C Revolving Loans to exceed the aggregate Facility C Commitments or, if applicable, the Borrowing Base. The Agent shall notify the Lenders of the Borrower's intent to borrow by 12:00 P.M. (Indianapolis time) on the proposed Business Day of borrowing, subject to Section 2.5 with respect to Eurodollar Advances. Each Advance under the Facility C Commitments shall consist of Facility C Loans made by the several Facility C Lenders ratably in the proportions that their Facility C Commitments bear to the aggregate of the Facility C Commitments. By 2:00 P.M. (Indianapolis time) on each such borrowing date, each Facility C Lender shall advance its portion of such Facility C Advance by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which Agent may maintain with that Lender, the amount to be advanced by such Lender. The Borrower hereby authorizes the disbursement of such Facility C Revolving Loans (other than Facility C Revolving Loans made by payment of Letters of Credit) by deposit to the account of the Borrower with NBD, and NBD, as Agent, shall, by 2:30 P.M. (Indianapolis time) on the date received, credit the amount so received from each Lender to the account of the Borrower with NBD. The aggregate principal amount of Facility C Revolving Loans (other than Facility C Revolving Loans made by payment of Letters of Credit) made on any borrowing date shall be in Permissible Increments.

                  2.4.2. General. All Advances by the Lenders and payments by the Borrower shall be recorded by the Agent and may be recorded by the Lenders on its or their books and records, and the principal amount outstanding from time to time, plus interest payable thereon shall be determined from such books and records. The books and records of the Agent and/or the Lenders as to such matters shall be presumed correct absent manifest error.

        2.5. Procedures for Electing the Fixed Rate Option. The Fixed Rate Option may be elected only in accordance with the following procedures and subject to the other conditions contained in this Agreement:

                  (a) If the Agent so requires, the Borrower shall select Fixed Rate Options such that, during the period from the Closing Date through the four month anniversary thereof, there shall be at least three periods not less than three consecutive Business Days in length (which periods shall not be more than one month apart) during which no Fixed Rate Options are outstanding. Unless the Required Lenders otherwise agree, no Fixed Rate Option may be elected or renewed at any time a Default or Unmatured Default exists.

                  (b) The Borrower shall give the Agent irrevocable notice (a "Fixed Rate Option Notice") of its election or renewal of a Fixed Rate Option prior to 11:00 A.M. (Indianapolis time) not less than three (3) Business Days, prior to the commencement of the applicable Eurodollar Interest Period therefor specifying (i) Borrowing Date which shall be a Business Day , (ii) the amount of the Advance elected or renewed which amount shall be in a Permissible Increment, and (iii) the duration of the Eurodollar Interest Period selected to apply thereto. The Agent shall promptly notify the Lenders whenever a new Fixed Rate Option is selected by the Borrower.

                  (c) An election of a Fixed Rate Option may be communicated by telephone or by telex, facsimile machine or other form of written electronic communication, or by a writing delivered to the Agent. The Borrower shall confirm in writing any election communicated by telephone. The Agent shall be entitled to rely on any verbal communication of the election of the Fixed Rate Option Notice which is received by a designated employee of the Agent from anyone reasonably believed in good faith by such employee to be authorized.

                  (d) Not more than eight (8) Eurodollar Interest Periods may be selected at any one time to apply to outstanding Advances.

                  (e) Notwithstanding any other provision of this Agreement, in the event that the Agent determines (which determination, if made in good faith, shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Eurodollar Interest Period at a time when Fixed Rate Loans are outstanding, or quotations of interest rate for the relevant deposits referred to in definition of the Eurodollar Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a Fixed Rate Loan as provided herein, or if the Required Lenders determine (which determination, if made in good faith, shall be conclusive and binding upon the Borrower) that the relevant rates of interest referred to in the definition of the Eurodollar Rate upon the basis of which the rate of interest for any such type of Loan is to be determined do not accurately cover the cost to the Lenders of making or maintaining such types of Loans, the Agent shall forthwith give notice of such determination, confirmed in writing, to the Borrower. If such notice is given, (i) the obligation of the Lenders to make Fixed Rate Loans shall be suspended until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exists, and
          (ii) the Borrower shall repay in full the then outstanding principal amount of each Fixed Rate Loan together with accrued interest thereon, on the last day of the then current Eurodollar Interest Period applicable to such Loan.

                  (f) If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both the Fixed Rate Option and with reference to the Alternate Base Rate on portions of a Loan or Loans, then any prepayment of principal will be applied first to the portion of a Loan or Loans on which interest accrues with reference to the Alternate Base Rate and next to the portion or portions at which interest accrues at a Fixed Rate Option.

                  (g) In addition to the compensation  required by Section 2.13,
         2.14 and 2.16 hereof, the Borrower shall indemnify each Lender (on a net basis) against any loss or expense (including loss of margin) which any Lender has sustained or incurred as a consequence of any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice stated herein to be irrevocable (the Agent having, in its sole discretion, the option (i) to give effect to such attempted revocation and obtain indemnity under this Sections 2.5(g), or (ii) to treat such attempted revocation as having no force or effect, as if never made). Calculation of all amounts payable to a Lender under this Section 2.5(g) shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.5(g). If any Lender sustains or incurs any such loss or expense it shall notify the Borrower of the amount determined in good faith by such Lender (which determination shall be presumed to be correct) to be necessary to indemnify such Lender for such loss or expense. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

         2.6.     Fees.

                  2.6.1. Facility C Commitment Fee. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a Commitment Fee equal to the Applicable Commitment Fee on the average daily unused portion of the aggregate Facility C Commitments, which fee shall be calculated on the basis of a three hundred sixty (360) day year and shall be due and payable quarterly in arrears on the last day of each August, November, February and May.

                  2.6.2. Agent Fees. The Borrower shall pay to the Agent an annual administrative fee in accordance with the Fee Letter.

                 2.6.3 Letter of Credit Fees. The Borrower shall pay fees in respect of the Letters of Credit as more fully provided in Section 2.11.

                  2.6.4. General. The compensation provided in this Section shall be in consideration of the services of the Lenders in connection with the Facilities and shall be in addition to any other fee, charge, payment or expense required to be borne by the Borrower under the Loan Documents or in any other separate agreement between the Borrower and the Agent.

         2.7. Reductions of Facility C Commitment. The Borrower shall have the right to terminate or reduce the aggregate amount of the Facility C Commitment, provided that (a) the Borrower shall give at least ten (10) Business Days' prior written notice to the Agent and the Lenders of each such termination or reduction, (b) each partial reduction shall be in Permissible Increments, (c) each partial reduction shall apply to the Lenders ratably with respect to their Facility C Commitment, (d) the Facility C Commitment shall not be reduced to an amount less than the outstanding principal balance of the Facility C Revolving Loans and Letter of Credit Obligations, and (e) the Facility C Commitment, once terminated or reduced, may not be reinstated without the prior written approval of all the Lenders.

         2.8.     Non-Receipt of Funds by the Agent.

                  2.8.1. From the Lenders. Unless the Agent shall have received notice from a Lender by 2:00 P.M. (Indianapolis time) on a proposed Business Day on which such Lender is to provide funds to the Agent for a Loan to be made by such Lender that such Lender will not make available to the Agent such funds, the Agent may assume that such Lender has made such funds available to the Agent on the date of such Loan in accordance with this Agreement, and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender has not made such funds available to the Agent (and provided such Lender was given timely notice in accordance with this Agreement), and the Agent has made such corresponding amount available to the Borrower, such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower, at a rate per annum equal to the Federal Funds Effective Rate, and if such Lender fails to repay the Agent for more than three (3) Business Days, such amount shall bear interest at a rate per annum equal to the Federal Funds Effective Rate plus Two Percent (2%). If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan for purposes of this Agreement. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to the relevant Loan. If the Borrower repays such corresponding amount, the Lender shall no longer be obligated to make such payment.

                  2.8.2. From the Borrower. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, and without limiting the Obligation of the Borrower to make such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate, and if such Lender fails to repay the Agent for more than three (3) Business Days, such amount shall bear interest at a rate per annum equal to the Federal Funds Effective Rate plus Two Percent (2%).

         2.9. Issuance of Letters of Credit. Subject to the terms and conditions hereof, NBD agrees, upon proper Application, to issue on behalf of the Facility C Lenders from time to time during the Facility C Commitment Period, Letters of Credit for the account of the Borrower. The Letters of Credit shall have an expiration date not later than the earlier of (a) one year from the date of issuance or (b) five days before the expiration of the Facility C Commitment Period. The aggregate of the Letters of Credit outstanding plus the aggregate amount of unreimbursed drawings under the Letters of Credit shall not exceed Five Million Dollars ($5,000,000). The amount of any Letter of Credit outstanding at any time for all purposes hereof shall be the maximum amount which could be drawn thereunder under any circumstances from and after the date of determination. Each Letter of Credit issued pursuant to this Agreement and each unreimbursed drawing thereunder shall count against and reduce the Facility C Commitments by the amount of such Letter of Credit outstanding unless and until such Letter of Credit expires by its terms or otherwise terminates or the amount of a drawing thereunder is reimbursed, in which event the Facility C Commitments shall be reinstated by the amount of such Letter of Credit or the amount of such reimbursement, as the case may be. Each such Letter of Credit shall be issued pursuant to a Letter of Credit Application and shall conform to the general requirements of NBD for the issuance of such credits, as to form and substance, shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and shall be a letter of credit which NBD may lawfully issue. Each payment of a Letter of Credit by NBD shall be reimbursed by Advances under the Facility C Commitments evidenced by the Facility C Revolving Notes. If and to the extent a drawing is at any time made under any Letter of Credit, NBD shall notify the Borrower, the Agent and the other Lenders of such draw and the Borrower agrees to pay to NBD immediately and unconditionally upon demand for reimbursement, in lawful money of the United States, an amount equal to each amount which shall be so drawn, together with interest from the date of such drawing to and including the date such payment is reimbursed to NBD or converted to Facility C Loans as provided herein. Until demand for reimbursement, such interest shall be calculated at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Floating Rate Loans, and interest shall be calculated after such demand at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Floating Rate Loans plus Three Percent (3%). All such interest shall be calculated on the basis that an entire year's interest is earned in three hundred sixty (360) days. In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 A.M. (Indianapolis time) on the first Business Day after such drawing, NBD shall promptly notify the Agent and the other Facility C Lenders by 12:00 Noon (Indianapolis time) that Advances under the Facility C Commitments are required to reimburse NBD. The Borrower hereby irrevocably authorizes the Lenders to refinance, without notice to the Borrower, the reimbursement Obligation of the Borrower arising out of any such drawing into Facility C Revolving Loans, evidenced by the Facility C Revolving Notes and for all purposes under, on and subject to the terms and conditions of this Agreement, but without regard to the conditions precedent to making an Advance under the Facility C Commitments or to any requirement of this Agreement that each Facility C Loan Facility Loan be in a minimum amount or multiple; provided, however, that an Advance under the Facility C Commitments in spite of the Borrower's failure to satisfy any conditions precedent to making an Advance shall not constitute a waiver of any Default by the Lenders. This Agreement and the other Loan Documents shall supersede any terms of any Letter of Credit Applications or other documents which are irreconcilably inconsistent with the terms hereof or thereof. By 2:00 P.M. (Indianapolis time) on the date the Lenders have received notice that Advances under the Facility C Commitments are required to reimburse NBD for draws under the Letters of Credit, each Facility C Lender severally agrees to make its portion of the Facility C Loan then being made by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which the Agent may maintain with that Lender, the amount to be advanced by such Lender. By 2:30 P.M. (Indianapolis time) on such date, the Agent shall reimburse NBD, but only from funds received by the Agent, the amount paid on Letters of Credit that date, either by wire transfer or by deposit to NBD's correspondent account with the Agent (or as otherwise agreed between NBD and the Agent).

     2.10. Letters of Credit Participation. For administrative convenience, NBD shall issue the Letters of Credit for the account of the Borrower pursuant to the arrangements set forth herein, and, the outstanding portion of each Letter of Credit shall be deemed to utilize a Pro Rata Share of the Facility C
Commitment  of  each  Lender.   Each  Facility  C  Lender  severally  agrees  to
participate  in each  Letter of Credit  according  to its Pro Rata  Share of the

Facility C Commitments. Each Lender's participation shall be funded by funding its Pro Rata Share of the Facility C Commitments upon any drawing under any Letter of Credit not reimbursed the same day as a drawing thereunder by the Borrower by 2:00 P.M. (Indianapolis time) by making such funds available to the Agent in accordance with Sections 2.4.1 and 2.9; and thereupon, each such Lender shall be entitled to, and NBD or the Agent, as applicable, shall remit to each such Lender, their respective Pro Rata Share of any amounts (including any interest thereon) received by NBD or the Agent, as applicable, in reimbursement of such drawing. NBD shall furnish to such Lenders, each time any Letter of Credit either is issued or drawn under (whether in whole or in part), (i) a participation certificate showing the aggregate amount of NBD's Letters of Credit issued and unexpired or unfunded and the amount of their respective Pro Rata Share thereof, and (ii) such other information with respect to the Letters of Credit as any Lender may reasonably request from time to time. The obligations of the Facility C Lenders to fund their respective Pro Rata Share of a Facility C Revolving Loan for reimbursement of a draw under a Letter of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (other than in the case of gross negligence or wilful misconduct of NBD):

                  (a) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (b) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in the Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, NBD as the Letter of Credit issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (c) Any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (e) The occurrence of any Default or Unmatured Default.

         2.11.    Compensation for Letters of Credit.

          2.11.1. Letter of Credit Facility Fee. The Borrower shall pay to NBD, for the ratable benefit of the Facility C Lenders in accordance with their Facility C Commitments, a Letter of Credit facility fee at a per annum rate equal to the Applicable Margin for Fixed Rate Loans
         on  the  average  daily  undrawn   amount  of  all  Letters  of  Credit
         outstanding hereunder, such fee to be calculated on the basis of a three hundred sixty (360) day year and to be paid in arrears on the last day of each August, November, February and May and on the day upon which the Facility C Commitments are terminated or expire by their terms.

                  2.11.2. Letter of Credit Fronting Fees. In addition to the Letter of Credit facility fees, the Borrower shall pay to NBD, for NBD's own account a Letter of Credit fronting fee in the amount set forth in the Fee Letter, as well as NBD's reasonable and customary costs of issuing and servicing the Letters of Credit.

                  2.11.3. Manner of Payment. The Borrower authorizes NBD to collect all such fees by deducting the amount thereof from the deposit account of the Borrower.

         2.12. Reimbursement of Letters of Credit. The obligation of the Borrower to reimburse any drawing under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances, whatsoever, including, without limitation, the following:

                  (a) Any lack of validity or enforceability of any Letter of Credit, or any Loan Document;

                  (b) Any amendment or waiver of or consent to departure from the terms of any Letter of Credit, or any Loan Document;

                  (c) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary or any Letter of Credit, any transferee of any Letter of Credit, the Lenders or any other Person, whether in connection with the Loan Documents, such Letter of Credit, or any unrelated transaction;

                  (d) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) The surrender or impairment of any security for the performance or observance of the terms of the Loan Documents or such Letter of Credit; or

                  (f) Any circumstance, happening or admission whatsoever, whether or not similar to any of the foregoing, including, without limitation, those matters described below.

The parties benefitted by any Letter of Credit shall be deemed to be the agents of the Borrower, and except as expressly set forth herein, the Borrower assumes all risks for their acts, omissions, or misrepresentations. Neither NBD nor any of its Affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under any Letter of Credit even if such document should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the Letter of Credit. NBD, its Affiliates and correspondents shall not be responsible for any failure of any draft to bear reference or adequate reference to the applicable Letter of Credit or for the failure of any Person to note the amount of any draft on any Letter of Credit or to surrender or take up any Letter of Credit, each of which provisions may be waived by NBD, or for any errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, the Borrower agrees that any action taken by NBD or any of its Affiliates or correspondents under or in connection with any Letter of Credit shall be binding upon the Borrower and shall not put NBD or any such Affiliates or correspondents under any such resulting liability to the Borrower. NBD shall not be liable for action or failure to take action under or in connection with any Letter of Credit except for any such action or failure to take action which constitutes gross negligence or wilful misconduct. NBD shall not be liable for consequential damages in connection with any Letter of Credit. NBD is expressly hereby authorized to honor any request for payment which is made under or in compliance with the terms of any Letter of Credit without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between the Borrower and any beneficiary of any Letter of Credit or any other Person or into respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true and correct. No Person, other than the parties hereto, shall have any rights of any nature under this Agreement or by reason hereof. In no event shall NBD's reliance and payment against documents presented under a Letter of Credit appearing on its face to substantially comply with the terms thereof be deemed to constitute gross negligence or wilful misconduct.

         2.13. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation, or the compliance of any Lender therewith,
                  (a) Subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net or gross income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Facilities, Loans or other amounts due it hereunder, or

                  (b) Imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

                  (c) Imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Facilities or Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Facilities or Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Facilities or Loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Facilities and its Commitment.

         2.14. Changes in Capital Adequacy Regulations. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Facilities, Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (aa) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (bb) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         2.15. Availability of Types of Advances. If any Lender reasonably determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (a) deposits of a Type and maturity appropriate to match fund Fixed Rate Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid.

         2.16. Funding Indemnification. If any payment (whether mandatory or optional) of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed

Rate Advance.  Calculation of all amounts payable to a Lender under this Section
2.16 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.16.

         2.17. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 2.13 and 2.14 or to avoid the unavailability of a Type of Advance under Section 2.15, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 2.13 2.14 and/or 2.16. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The Obligations of the Borrower under Sections 2.13 and 2.14 shall survive payment of all other Obligations and termination of this Agreement.

         2.18. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.19. Use of Proceeds. The proceeds of Advances under the Facility C Commitments, the Facility A Commitments and the Facility B Commitments shall be advanced by the Borrower to LPAC to fund the Company Acquisition, for general working capital purposes of the Borrower and its Subsidiaries, and for other proper corporate purposes of the Borrower not prohibited by this Agreement.

                                    SECTION 3

                              Security and Guaranty

         3.1. Security. The Obligations shall be secured by: (a) The Security Agreement constituting (i) a first priority security interest in all Accounts, Inventory, Equipment, General Intangibles, Chattel Paper, Fixtures, Goods, Instruments, Documents, Investment Property and other personal Property of the Borrower and all Proceeds thereof and (ii) a first priority pledge by the Borrower of all of the capital stock owned by the Borrower of its U.S.
Subsidiaries (other than the Company) and Sixty-Five Percent (65%) of the capital stock of its Foreign Subsidiaries (exclusive of the Borrower's right, title and interest in and to the capital stock of Dongguan Lilly Paint Industries, Ltd., an entity organized under the laws of the Peoples Republic of China) and all Proceeds thereof, and (b) such other security interests as may be described in the Loan Documents, all subject to Permitted Liens, the exceptions set forth in the second sentence of Section 4.9 and subject to Sections 5.1.17 and 5.1.18.

         3.2. Guaranty. The Obligations of the Borrower shall be unconditionally, jointly and severally guaranteed by the Guarantors pursuant to the Guaranties. The obligations of each Guarantor to the Lenders shall be secured by a first priority, perfected security interest in all Accounts, Inventory, Equipment, General Intangibles, Chattel Paper, Fixtures, Goods, Instruments, Documents, Investment Property and other personal Property of such Guarantor and all Proceeds thereof, and (b) a first priority pledge by each Guarantor of all the capital stock owned by such Guarantor of such Guarantor's U.S. Subsidiaries (other than the Company) and Sixty-Five percent (65%) of the capital stock of such Guarantor's Foreign Subsidiaries (exclusive of the Borrower's right, title and interest in and to the capital stock of Dongguan Lilly Paint Industries, Ltd., an entity organized under the laws of the Peoples Republic of China), all subject to Permitted Liens, the exceptions set forth in the second sentence of Section 4.9 and subject to Sections 5.1.17 and 5.1.18.

         3.3. Additional Collateral. Any Subsidiary (other than a Foreign Subsidiary) hereafter created or acquired by the Borrower or any Guarantor shall execute and deliver to the Agent, upon the earlier of such Acquisition or ten
(10) days of such creation, Guaranty Documents satisfactory to the Agent.

                                    SECTION 4

                         Representations and Warranties

         In order to induce the Lenders to enter into this Agreement and to make Loans pursuant to their Facility C Commitments, their Facility A Commitments and their Facility B Commitments, and to induce NBD to issue Letters of Credit, the Borrower represents and warrants to NBD, the Agent and the Lenders, which representations and warranties will survive the delivery of the Notes, the establishment of the Facilities, the making of Loans and the issuance of Letters of Credit that (with each reference to a Subsidiary deemed to include the Company and its Subsidiaries):

         4.1. Due Organization. The Borrower and each Subsidiary is a corporation duly organized, validly existing and, if applicable, in good standing under and by virtue of the laws of its state of incorporation.

         4.2. Due Qualification. The Borrower and each Subsidiary is qualified, in good standing and authorized to do business as a foreign corporation in such other states wherein the failure to so qualify could have a Material Adverse Effect.

         4.3. Corporate Power. The Borrower and each Subsidiary, possesses the requisite power to enter into the Loan Documents and the Acquisition Documents to which it is a party, to borrow under the Loan Documents (in the case of the Borrower), to execute and deliver the Loan Documents and the Acquisition Documents and to perform its respective obligations thereunder.

         4.4. Corporate Authority. The Borrower has taken the necessary corporate action to authorize the execution and delivery of the Loan Documents and the borrowings under the Loan Documents and the granting of the security interests therein, and none of the provisions of the Loan Documents violates, breaches, contravenes, conflicts with, or causes a default under any provision of the articles of incorporation or the by-laws or regulations of the Borrower or any provision of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment, or agreement to which the Borrower is a party or by which it or its assets may be bound or affected, the breach or default of which, singly or in the aggregate, could have a Material Adverse Effect. Each Guarantor has taken the necessary corporate action to authorize the execution and delivery of its Guaranty Documents and the granting of the security interests therein, and none of the provisions of the Guaranty Documents violates, breaches, contravenes, conflicts with, or causes a default under any provision of the articles of incorporation or by-laws of any Guarantor or any provision of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment, or agreement to which such Guarantor is a party or by which it or its assets may be bound or affected, the breach or default of which, singly or in the aggregate, could have a Material Adverse Effect. The Borrower and LPAC each have taken the necessary corporate action to authorize the execution and delivery of the Acquisition Documents, and none of the provisions of the Acquisition Documents violates, breaches, contravenes, conflicts with, or causes a default under any provision of the articles of incorporation or by-laws of the Borrower or LPAC or any provision of any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, decree, order, judgment, or agreement to which the Borrower or LPAC is a party or by which it or its assets may be bound or affected, the breach or default of which, singly or in the aggregate, could have a Material Adverse Effect.

     4.5. Financial Statements. The Financial Statements were prepared in accordance with GAAP consistent with prior years, unless specifically otherwise noted thereon, and present fairly the Consolidated financial condition of the Borrower and its Consolidated Subsidiaries and the Company and its Consolidated Subsidiaries, respectively, as of the dates thereof and the results of their respective Consolidated operations for the periods then ended (except, in the case of interim Financial Statements, for normal year-end adjustments and for the absence of footnotes).

         4.6. No Material Adverse Change. The Financial Statements disclose all known or contingent material liabilities, whether direct or indirect, fixed or contingent, liquidated or unliquidated, asserted or unasserted, matured or unmatured, of the Borrower, the Company and their respective Subsidiaries as of the dates thereof in accordance with GAAP (except, in the case of interim
Financial Statements, for normal year-end adjustments and for the absence of footnotes), and since such dates, there has been no material adverse change in the business, operations, financial condition, Properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole.

         4.7. Subsidiaries. Except as set forth on Schedule 4.7 hereto, the Borrower has no Subsidiaries or other ownership interest in any Person. There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of this Agreement and applicable law.

         4.8.  Binding   Obligations.   Each  of  the  Loan  Documents  and  the
Acquisition Documents, upon execution and delivery, will constitute a legal, valid and binding obligation of the Borrower and its Subsidiaries, as applicable, enforceable against the Borrower and each Subsidiary party thereto in accordance with its terms, except as the same may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditors' rights. Each of the Guaranty Documents, upon execution and delivery, will constitute a legal, valid and binding obligation of the Guarantor signatory thereto, enforceable against such Guarantor in accordance with its terms, except as the same may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally.

         4.9. Marketable Title. The Borrower and each Subsidiary has good and marketable title to all of its real Property and good title to all of its other Properties and assets shown on the Financial Statements, except such Properties or assets as have been disposed of since the date of such statements in the ordinary course of business. Except for Permitted Liens, none of the assets of the Borrower or any of its Subsidiaries (including the assets acquired pursuant to the Company Acquisition) is subject to any mortgage, pledge, security interest, title retention Lien or other encumbrance, and, except for (a) Permitted Liens, (b) Inventory placed on consignment in the ordinary course of business with any consignee, (c) Inventory having a value not exceeding $1,000,000 in the aggregate for the Borrower and its Subsidiaries held by vendors or stored in public warehouses from time to time in the ordinary course of the Borrower's and its Subsidiaries' business, (d) Equipment (other than aircraft and aircraft engines) covered by a certificate of title (e) other Equipment located at sites not disclosed to the Agent having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, (f) additional actions required to perfect a security interest in a deposit account or deposit other than as provided in 5.2.4(d) and subject to Section 4.8 of the Security Agreements, (g) aircraft owned by the Borrower or its Subsidiaries for 90 days after the date hereof, (h) the non-perfection of the Agent's security interest (i) in the capital stock of London Laboratories GmbH, an entity organized under the laws of Germany for a period of 90 days from the date hereof and (ii) in the capital stock of Lilly Industries (Thailand) Limited until requested in writing by Agent, and (i) Instruments and Investment Property not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, and subject to Sections 5.1.17 and 5.1.18, the security interests in favor of the Agent under the Loan Documents will constitute first, senior and prior perfected security interests in the collateral therein described. Except to evidence Permitted Liens, no financing statement or similar instrument which names the Borrower or any of its Subsidiaries as debtor or relates to any of their Properties, has been filed in any state or other jurisdiction which remains unreleased. Neither the Borrower nor any of its Subsidiaries has signed any financing statement or similar instrument or security agreement authorizing the secured party thereunder to file any such financing statement or similar instrument.

     4.10. Indebtedness. Except as shown on the Financial Statements, except trade debt incurred in the ordinary course of business since the date of the Financial Statements, and except as shown on Schedule 4.10 hereto, neither the Borrower nor any of its Subsidiaries has any Indebtedness.

         4.11. Default. Neither the Borrower nor any of its Subsidiaries has committed or suffered to exist any default or any circumstance which with notice, lapse of time, or both, would constitute a default under the terms and conditions of any trust, debenture, indenture, note, bond, instrument, mortgage, lease, agreement, order, decree, or judgment to which the Borrower or such Subsidiary is a party or by which it or its assets may be bound or affected, which default(s), singly or in the aggregate, could have a Material Adverse Effect.

         4.12. Tax Returns. All tax returns or reports of the Borrower and its Subsidiaries required by law have been filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those currently being contested in good faith and against which adequate reserves have been established) upon the Borrower, its Subsidiaries or their assets, Properties or income, which are payable, have been paid. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended November 30, 1993, and the similar returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993.

         4.13. Litigation. Except as set forth on Schedule 4.13 hereto, no litigation or proceeding of any Governmental Authority or other Person is presently pending or, to the Borrower's knowledge, threatened, nor has any claim been asserted, against the Borrower or any of its Subsidiaries or the Company or any of its Subsidiaries which, in the reasonable judgment of the Borrower, singly or in the aggregate, could have a Material Adverse Effect.

     4.14. ERISA. The Borrower, each Subsidiary and each ERISA Affiliate of either is in compliance in all material respects with all applicable provisions of ERISA, and none of such Persons has incurred any material liability to the PBGC. No Reportable Event, has occurred under, nor has there occurred any complete or partial withdrawal from, nor has there occurred any other event which would constitute grounds for termination of or the appointment of a trustee to administer any Plan (including any Multi-employer Plan) maintained for employees of the Borrower, any Subsidiary or any ERISA Affiliate of either.

         4.15. Full Disclosure. No information, exhibit, memorandum, or report (excluding estimated future operating results) furnished by the Borrower to the Lenders in connection with the negotiation of the Facilities contains any material misstatement of fact, or omits to state any fact necessary to make the statements contained therein not materially misleading, and all estimated future operating results, if furnished, were prepared on the basis of assumptions, data, information, tests or other conditions believed to be valid or accurate or to exist at the time such estimates were prepared and furnished. To the knowledge of the Borrower and its Subsidiaries, there presently exists no fact or circumstance relative to the Borrower or any Subsidiary, whether or not disclosed, which, singly or in the aggregate, is presently anticipated to have a Material Adverse Effect.

     4.16. Contingent Obligations. Except for the endorsements of the Borrower and its Subsidiaries of negotiable instruments for deposit or collection in the ordinary course of business and except as set forth on Schedule 4.16 hereto, neither the Borrower nor any of its Subsidiaries is a party to any Contingent Obligations.

         4.17. Licenses. The Borrower and each Subsidiary possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate Governmental Authorities as are necessary to own its Properties and to carry on its business, except where the failure to possess the same, singly or in the aggregate, could not have a Material Adverse Effect.

         4.18. Compliance with Law. The Borrower and each Subsidiary is in compliance in all material respects with all applicable requirements of law and of all Governmental Authorities, noncompliance with which, singly or in the aggregate, could have a Material Adverse Effect.

         4.19. Force Majeure. Neither the business nor the Properties of the Borrower or any Subsidiary are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that, singly or in the aggregate, could have a Material Adverse Effect.

         4.20. Margin Stock. (a) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and (b) except as contemplated by the Acquisition Documents, no part of the proceeds of the Facilities will be used for the purpose of purchasing or carrying margin stock, as above defined.

     4.21. Approvals. No authorization, consent, approval or any form of exemption of any Governmental Authority not obtained is required in connection with the issuance, execution or performance of any Loan Documents or any of the

Acquisition Documents by the Borrower or any Subsidiary, as applicable, or in connection with the issuance, execution or performance of any Guaranty Document by any Guarantor. Without limiting the generality of the foregoing, the waiting period under the HSR Act applicable to the Company Acquisition has expired or has been terminated, and no Governmental Authority with jurisdiction over the Company Acquisition has objected thereto.

         4.22. Insolvency; Financial Condition. Neither the Borrower nor any of its Subsidiaries is "insolvent" within the meaning of that term as defined in the Federal Bankruptcy Code, and the Borrower and each Subsidiary is able to pay its debts as they mature. Neither the Borrower nor any of its Subsidiaries is entering into the arrangements contemplated hereby and by the Acquisition Documents with actual intent to hinder, delay or defraud either present or future creditors. As of the initial funding of the Facilities, on a pro forma basis, after giving effect to the Company Acquisition and the obligations incurred or to be created in connection herewith or in connection with the Company Acquisition: (a) the present fair salable value of the respective assets of each of the Borrower and its Subsidiaries will exceed its respective liabilities, (b) neither the Borrower nor any of its Subsidiaries has incurred or intends to, or believes that it will, incur liabilities beyond its ability to pay such liabilities as they mature, and (c) each of the Borrower and its Subsidiaries will have sufficient capital with which to conduct its present and proposed business and the Property of the Borrower and its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business.

         4.23. Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or an "affiliate of a holding company" or a "subsidiary of a holding company" within the meanings of the Public Utility Holding Company Act of 1935, as amended.

         4.24. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and Properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of Properties presently owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that, except as disclosed in writing by the Borrower to the Lenders and the Agent as of the Closing Date, to the best of its knowledge after due inquiry (provided that clause (e) below is not subject to any such knowledge qualification except as specifically provided in clause (e)):

                  (a) All facilities and Property (including underlying groundwater) owned, leased or operated by the Borrower or any Subsidiary have been, and continue to be, owned, leased or operated by the Borrower or any Subsidiary in compliance with all applicable Environmental Laws, noncompliance with which could not, singly or in the aggregate, have a Material Adverse Effect;

                  (b) There have been no past unresolved, and there are no pending or threatened,

                           (i) claims, complaints,  notices or inquiries, to, or
                  requests for information received by, the Borrower or any Subsidiary with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or

                           (ii) claims, complaints,  notices or inquiries to, or
                  requests for information received by, the Borrower or any Subsidiary regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or Property by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect.

                  (c) There have been no releases of Hazardous Materials, at, on or under any Property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (d) The Borrower and each Subsidiary have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses, the noncompliance with which could not, singly or in the aggregate, have a Material Adverse Effect;

                  (e) No Property now or previously owned, leased or operated by the Borrower or any Subsidiary is listed or, to the best knowledge of the Borrower, proposed for listing on the National Priorities List pursuant to CERCLA (or any similar Environmental Law) or on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up, to the extent that any such listing, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect;

                  (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned, leased or operated by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (g) None of the Borrower or any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or proposed for listing on the National Priorities List pursuant to CERCLA (or any similar Environmental Law) or on the CERCLIS or on any federal or state list, to the extent that any such listing, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect, or (ii) which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Law, to the extent that such claims, singly or in the aggregate, may have, or may reasonably be expected to have, a Material Adverse Effect;

                  (h) There are no polychlorinated biphenyl, radioactive materials or friable asbestos present at any Property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                  (i) No condition exists at, on or under any Property now or previously owned or leased by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have, a Material Adverse Effect.

         4.25. Company Acquisition. To the best knowledge and information of the
Borrower: (a) the information provided to the Lenders with respect to the Company Acquisition and of the Company remains true and correct in all material respects as of the date of the initial Advance of the Loans, (b) the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (c) the Company, the Borrower and LPAC have fully and timely complied with any and all applicable laws in connection with the Company Acquisition, and neither the consummation of the transactions contemplated by the Acquisition Documents nor the Borrower's, LPAC's nor the Company's compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, decree or award binding upon the Borrower, LPAC or the Company or any provision of their respective organizational documents or any provision of any indenture, instrument or agreement to which the Borrower, its Subsidiaries or the Company is a party or by which it or its assets may be bound or affected, where such violations, singly or in the aggregate, could have a Material Adverse Effect, (d) the representations and warranties of the Company contained in the Acquisition Documents were and are true and correct in all material respects on the dates when made, (e) each of the Acquisition Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms, except as the same may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditors' rights, (f) no authorization, consent, approval, registration, license or any form of exemption of any Governmental Authority is required in connection with the execution, delivery and performance by each of the parties to the Acquisition Documents of the obligations thereunder except for such consents as have been obtained and delivered to the Agent, and no litigation or proceedings in any court or before any Governmental Authority or other Person is currently pending or threatened against any party which seeks to enjoin the transactions contemplated by the Acquisition Documents.

     4.26. General. All statements contained in any certificate or Financial Statement delivered by or on behalf of the Borrower or any Subsidiary to the Lenders under or in connection with any Loan Document or Guaranty Document shall constitute representations and warranties made by the Borrower hereunder.

                                    SECTION 5

                                    Covenants

     5.1. Affirmative Covenants. Until the Obligations are paid in full, and so long as any Commitment is outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

                  5.1.1.   Financial Reporting.  Furnish the Lenders:

                      (a) As soon as practicable, but in any event within ninety
                  (90) days after the end of each fiscal year of the Borrower, Consolidated and consolidating Financial Statements of the Borrower and its Consolidated Subsidiaries, such Consolidated Financial Statements to have been certified after audit by certified public accountants acceptable to the Required Lenders, including a balance sheet and statements of income, retained earnings and cash flows, together with the accompanying notes to such Financial Statements, all prepared in accordance with GAAP on a Consolidated and consolidating basis consistent with prior periods, unless specifically otherwise noted thereon, and accompanied by (i) the unqualified opinion of such accountants that such Consolidated Financial Statements present fairly the Consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the date thereof and the results of their Consolidated operations for the fiscal year then ended, (ii) the management letter of such accountants describing any deficiencies in the internal controls or other matters of significance discovered during the course of the audit, (iii) a certificate of such accountants to the effect that, in the course of their examination, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, (iv) a Compliance Certificate duly completed and signed by the chief executive officer or chief financial officer of the Borrower and (v) a certificate duly completed and signed by the chief executive officer or the chief financial officer of the Borrower reflecting and certifying Borrower's calculation of Excess Cash Flow for the immediately preceding fiscal year;

                      (b) As  soon  as  practicable,  but in  any  event  within forty-five (45) days after the end of each of the Borrower's first three (3) fiscal quarters, similar unaudited Consolidated Financial Statements of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the results of their operations for the portion of the fiscal year then elapsed, all prepared in accordance with GAAP on a Consolidated basis consistent with prior periods (except for normal year-end adjustments and for the absence of footnotes), unless specifically otherwise noted thereon, and accompanied by a Compliance Certificate duly completed and signed by the chief executive officer or chief financial officer of the Borrower;

                      (c) As soon as  practicable,  but in any event within five
                  (5) days after the Borrower becomes aware thereof, a written statement signed by the chief executive or chief financial officer of the Borrower as to the occurrence of any Default or Unmatured Default stating the specific nature thereof, the Borrower's intended action to cure the same and the time period in which such cure is to occur;

                      (d) As soon as  practicable,  but in any event  within ten
                  (10) days after the Borrower becomes aware thereof, a written statement describing any litigation instituted by or against the Borrower which, in the reasonable judgment of the Borrower, singly or in the aggregate, could have a Material Adverse Effect;

                      (e) As soon as  practicable,  but in any event  within ten
                  (10) days after the Borrower becomes aware thereof, a written statement signed by the chief executive officer or the chief financial officer of the Borrower describing any Reportable Event which has occurred with respect to any Plan and the action which the Borrower proposes to take with respect thereto; and within two hundred seventy (270) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                      (f) As soon as practicable, but in any event within twenty
                  (20) days after the end of each calendar month, but only if the Borrower's Leverage Ratio is greater than 1.5 to 1.0, a Borrowing Base Certificate, in the form prescribed by the Agent executed by the chief financial officer of the Borrower, evidencing the Borrowing Base as of the close of such month, showing the calculation thereof, the outstanding principal amount of the Facilities and the outstanding face amount of Letters of Credit and such other information as the Agent may reasonably request; provided, however, Borrower shall not be required to deliver a Borrowing Base Certificate when Level 6 pricing is in effect;

                      (g) As soon as  practicable,  but in any event  within ten
                  (10) days after the filing with the Securities and Exchange Commission, or any successor thereto, or any state securities Governmental Authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations;

                      (h) As soon as  practicable,  but in any  event  within 10 days after receipt by the Borrower, a copy of any notice, complaint, Lien, inquiry or claim (i) to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Material into the environment, or (ii) alleging any violation of any Environmental Law by the Borrower or any of its Subsidiaries, which, in either case, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                      (i) Such other information as the Agent or any of the Lenders may from time to time reasonably request, including, without limitation, such information or certifications to evidence compliance with Section 5.1.14.

                  5.1.2. Good Standing. Maintain, and cause each Subsidiary to maintain, its corporate existence, good standing (if applicable), and right to do business in its jurisdiction of incorporation and all requisite authority to conduct its business in each jurisdiction in which such business is conducted, except where the failure to do so, singly or in the aggregate, could have a Material Adverse Effect and except as permitted by Section 5.2.6.

                  5.1.3. Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments, judgments, orders, and governmental charges or levies imposed upon it or on its income or profits or upon its Property prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, may become a Lien or charge upon the Property of the Borrower or any Subsidiary, provided that neither the Borrower nor any of its
         Subsidiaries shall be required to pay any tax, assessment, charge, judgment, order, levy or claim, if such payment is being contested diligently, in good faith, and by appropriate proceedings which will prevent foreclosure or levy upon its Property and adequate reserves against such liability have been established. The Borrower further covenants not to elect to have Section 338 of the Code apply in respect of the Company Acquisition.

                  5.1.4. Maintain Properties. Maintain, and cause each Subsidiary to maintain, all Properties and assets used by, or useful to, the Borrower or such Subsidiary in the ordinary course of its business in good working order and condition and suitable for the purpose for which it is intended, and from time to time, make any necessary repairs and replacements.

                  5.1.5. Insurance. Maintain, and cause each Subsidiary to maintain, in full force and effect public liability insurance, business interruption insurance, worker's compensation insurance and casualty insurance policies with coverages and with such companies as are acceptable to the Agent. Each policy providing liability coverage shall be endorsed to reflect "NBD Bank, N.A., as Agent," on behalf of the Lenders as an additional insured, and each such policy covering Properties pledged as collateral to the Agent shall have a lender's loss payable clause in favor of "NBD Bank, N.A., as Agent." If requested by the Agent, a copy of each policy, accompanied by a certificate of coverage issued by the insurance carrier, shall be delivered to the Agent. Such policy shall stipulate that the insurance cannot be canceled or materially modified without thirty (30) days' prior written notice to the Agent and shall insure the Agent notwithstanding the act or neglect of the Borrower.

                  5.1.6. Books and Records. Keep, and cause each Subsidiary to keep, proper books of account in which full, true and correct entries will be made of all dealings and transactions of, and in relation to, the business and affairs of the Borrower and its Subsidiaries, and, at all reasonable times, and as often as the Lenders may request, permit authorized representatives of the Lenders to (a) have access to the premises and Properties of the Borrower and its Subsidiaries and to the records relating to the operations of the

         Borrower and its Subsidiaries, (b) make copies of or excerpts from such records, (c) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with and be advised as to the same by the chief executive and financial officers of the Borrower and each Subsidiary, and (d) audit and inspect such books, records, accounts, memoranda and correspondence at all reasonable times, to make such abstracts and copies thereof as the Lenders may deem necessary, and to furnish copies of all such information to any proposed Purchaser or Participant, provided, however, that the Borrower's Obligation to reimburse the
         Agent and the Lenders for costs and expenses associated with performance of periodic audits of the records of the Borrower and its Subsidiaries by the Agent's auditors shall be limited to one audit visit per year, unless unusual and adverse circumstances require, in the reasonable opinion of the Agent, more frequent visits.

                  5.1.7. Reports. File, and cause each Subsidiary to file, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any Governmental Authority, except where the failure to make any such filing, singly or in the aggregate, could not have a Material Adverse Effect.

                  5.1.8. Licenses. Maintain, and cause each Subsidiary to maintain, in full force and effect all operating permits, licenses, franchises, and rights used by it in the ordinary course of business, except where the failure to maintain the same, singly or in the aggregate, could not have a Material Adverse Effect.

               5.1.9. Conduct of Business. Carry on and conduct, and cause each Subsidiary to carry on and conduct, its business in substantially the same manner and in substantially the same fields of enterprise as currently conducted.

                  5.1.10. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which the Borrower or such Subsidiary may be subject, including, without limitation, ERISA and all Environmental Laws, except where such noncompliance, singly or in the aggregate, could not have a Material Adverse Effect.

                  5.1.11. Trade Accounts. Pay all trade accounts in accordance with past custom and industry practice.

                  5.1.12. Use of Proceeds. Use the proceeds of the Facilities solely for the purposes herein described.

               5.1.13. Loan Payments. Duly and punctually pay or cause to be paid principal and interest on the Facilities in lawful money of the United States at the time and places and in the manner specified herein according to the stated terms hereof.

               5.1.14. Environmental Covenant. (a) Use, operate and maintain all of its Properties in compliance with all applicable Environmental

          Laws, keep or acquire all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do any of the foregoing, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (b) use its reasonable best efforts to have dismissed with prejudice, within ninety (90) days after filing thereof, any actions or proceedings against the Borrower or any of its Subsidiaries relating to compliance with Environmental Laws which, in the reasonable opinion of the Agent, singly or in the aggregate, could have a Material Adverse Effect, and (c) diligently pursue cure of any material underlying environmental problem which forms the basis of any claim, complaint, notice, Lien, inquiry, proceeding or action referred to in Section 5.1.1(h). If the Borrower or any Subsidiary is notified of any event described in Section 5.1.1(h), the Borrower shall, upon the request of Required Lenders, establish appropriate reserves against such potential liabilities and engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Borrower or any of its Subsidiaries with respect thereto, and the Lenders shall be provided with a copy of any report prepared by such firm or by any Governmental Authority as to such matters as soon as any such report becomes available to the Borrower or any Subsidiary. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Required Lenders, which approval shall not be unreasonably withheld or delayed.

               5.1.15. Change Name and Place of Business. Provide Agent not less than sixty (60) days written notice prior to changing its corporate name or principal place of business.

                  5.1.16. Required Rate Hedging Agreements. Within ninety (90) days after the Closing Date, the Borrower will have entered into Rate Hedging Agreements, in form and substance and for a term acceptable to the Agent, with one or more financial institutions acceptable to the Agent providing for a fixed rate of interest on a notional amount equal to or greater than 50% of the then outstanding Facility A and Facility B Loans.

                  5.1.17. Fixture Filings. Within ninety (90) days after the Closing Date, the Borrower shall have duly completed, executed and delivered to the Agent UCC financing statements legally sufficient, in the reasonable opinion of the Agent, to perfect the security interests of the Lenders in those Fixtures of the Borrower and the Guarantors designated by the Agent.

                  5.1.18. Landlord Waiver. The Borrower shall use its reasonable best efforts to procure, within ninety (90) days after the Closing Date, landlord and warehousemen Lien waivers, in the form prescribed by the Agent, pursuant to which the various landlords and warehousemen of the Borrower and the Guarantors shall waive all Liens or other rights of detainer against the assets constituting collateral for the Facilities or any Guaranty.

     5.2. Negative Covenants. Until the Obligations are paid in full, and so long as any Commitment is outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any Subsidiary to:

                  5.2.1. Dispose of Property. Sell, transfer, lease or otherwise dispose of its assets (including, without limitation, stock in any Subsidiary), Properties, or business, or discount, with or without recourse, any of its accounts or notes receivable, except (a) sales from Inventory in the ordinary course of business, (b) dispositions of fixed assets no longer used or useful in the operation of its business, provided, (i) any such disposition is for cash and for fair value, (ii) at the time of such disposition there exists no Default or Unmatured Default and no Default or Unmatured Default would be occasioned thereby, and (iii) the aggregate net after-tax sale proceeds from such dispositions in excess of $750,000 during any fiscal year of the
         Borrower are promptly paid to the Lenders to repay pro rata the Facility A Term Loans and the Facility B Term Loans, (c) transfers to or from Wholly-Owned Subsidiaries of the Borrower, (d) the issuance of stock constituting directors' qualifying shares in Foreign Subsidiaries, (e) such other dispositions of Property, which when coupled with dispositions of fixed assets pursuant to clause (b) above, do not exceed, in the aggregate, $5,000,000 during any fiscal year, and
         (f) the sale, transfer or other disposition of the capital stock of the Company.

                  5.2.2. Liens and Encumbrances. Create or suffer to exist any Lien in, of or on any of its Property, except (a) Liens for taxes or assessments which are not yet due, Liens for taxes or assessments or Liens of judgments which are being contested, appealed or reviewed in good faith by appropriate proceedings which prevent foreclosure of any such Lien or levy of execution thereunder and against which Liens, if any, adequate insurance or reserves have been provided, (b) pledges or deposits to secure payment of workers' compensation obligations and deposits or indemnities to secure public or statutory obligations or for similar purposes, (c) any Liens and other security interests in favor of the Lenders and/or the Agent under the Loan Documents, (d) Liens imposed by law, such as carrier's, warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due, (e) utility easements, building restrictions, zoning ordinances and such other encumbrances or charges against real Property as are of a nature generally existing with respect to Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of a Person, (f) lessors' interests under Capitalized Leases,
         (g) Liens first arising after the Closing Date which constitute purchase money security interests encumbering only the Property acquired by the Borrower or its Subsidiary and the Proceeds thereof to secure only the purchase price thereof and which do not exceed $4,000,000 in the aggregate at any one time outstanding, (h) any Lien encumbering the capital stock of the Company, and (i) those further encumbrances (if any) shown on Schedule 5.2.2 hereto (collectively, "Permitted Liens").

               5.2.3. Indebtedness. Create, incur, assume or suffer to exist any
          Indebtedness, except (a) that in existence as of the date hereof and disclosed in the Financial Statements, (b) trade accounts and normal business accruals payable in the ordinary course of business, (c) Indebtedness to the Lenders pursuant to the Loan Documents, (d) Indebtedness arising under Rate Hedging Agreements, (e) Indebtedness to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (f) other Indebtedness of the Borrower and its Subsidiaries not exceeding in the aggregate $6,000,000 outstanding at any time, and (g) as set forth on Schedule 5.2.3. . 5.2.4. Investments and Acquisitions. Make any Investment (including, without limitation, Investments in Subsidiaries), or commitments therefor, or create any Subsidiary except as permitted by Section 5.2.7 or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except, or investment in, any Person, except (a) short-term obligations of, or fully guaranteed by, the United States of America,
          (b) commercial paper rated in one of the two highest rating categories of either Standard & Poor's Corporation or Moody's Investors Service, Inc., (c) demand deposit accounts maintained in the ordinary course of business, provided that, to the extent such demand deposit accounts are located in the United States, the same shall be maintained with one or more of the Lenders within 90 days of the date hereof, (d) certificates of deposit issued by, and time deposits with, commercial banks having capital and surplus in excess of One Hundred Million Dollars ($100,000,000), provided that, to the extent any such certificates of deposit or time deposits are located in the United States, the same shall be maintained within 90 days of the date hereof with one or more of the Lenders so qualifying, (e) existing Investments in Subsidiaries and other Investments in existence on the date hereof, all as described on Schedule 5.2.4, (f) as permitted by
          Section 5.2.7, and (g) Investments made after the Closing Date at any time not exceeding $5,000,000 in the aggregate.

                  5.2.5. Contingent Obligations. Assume, guarantee, suffer to exist or otherwise become liable for any Contingent Obligations , except (a) for endorsements by the Borrower and its Subsidiaries of negotiable instruments for deposit or collection in the ordinary course of business, (b) for the Guaranties, and (c) as permitted by Section
         5.2.3 and as set forth on Schedule 5.2.5.

                  5.2.6. Mergers and Consolidations. Merge or consolidate with any other Person, except (a) pursuant to the Acquisition Documents, (b) a Subsidiary may merge into the Borrower or a Guarantor and (c) any merger with any other Person provided the Borrower or the Guarantor is the surviving corporation and no Default or Unmatured Default has occurred and is continuing or would result therefrom.

                  5.2.7. New Subsidiaries. Create any new Subsidiary, except the Borrower may create (but not acquire except pursuant to Section 5.2.6)
         (a) Subsidiaries having no material assets or operations and having an existence not exceeding sixty (60) days, solely for the purpose of facilitating a transaction permitted by Section 5.2.6, and (b) Subsidiaries in substantially the same lines of business as currently conducted by the Borrower or any of its Subsidiaries, if, within ten
         (10) days, such new Subsidiary becomes a Guarantor and executes Guaranty Documents satisfactory to the Agent.

               5.2.8. Accounting Policies. Change its fiscal year or any of its significant accounting policies, except to the extent necessary to comply with GAAP.

               5.2.9. Change of Business. Make any material change in the nature of its business as carried on at the date of this Agreement.

                  5.2.10. Benefit Plans. Permit any Reportable Event under, or any partial or complete withdrawal from, or any other condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have the Plan terminated or a trustee appointed to administer the Plan; or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which could result in the Borrower incurring any liability, fine or penalty in excess of $2,000,000 in the aggregate.

               5.2.11. Interest Coverage Ratio. Permit its Interest Coverage Ratio to be less than the ratio set forth below at the end of the fiscal quarter ending on the corresponding dates set forth below:

                                                Minimum Interest
                      Period Ending             Coverage Ratio

                      August 31, 1996               2.40 to 1.00
                      November 30, 1996             2.40 to 1.00
                      February 28, 1997             2.40 to 1.00
                      May 31, 1997                  2.60 to 1.00
                      August 31, 1997               3.00 to 1.00
                      November 30, 1997             3.25 to 1.00
                      February 28, 1998             3.25 to 1.00
                      May 31, 1998                  3.25 to 1.00
                      August 31, 1998               3.50 to 1.00
                      Each quarter end thereafter   4.00 to 1.00

               5.2.12. Maximum Leverage Ratio. Permit its Leverage Ratio to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding dates set forth below:

                      Period Ending         Maximum Leverage Ratio

                      August 31, 1996               3.90 to 1.00
                      November 30, 1996             3.75 to 1.00
                      February 28, 1997             3.75 to 1.00
                      May 31, 1997                  3.50 to 1.00
                      August 31, 1997               3.25 to 1.00
                      November 30, 1997             2.75 to 1.00
                      February 28, 1998             2.75 to 1.00
                      May 31, 1998                  2.75 to 1.00
                      August 31, 1998               2.50 to 1.00
                      November 30, 1998             2.50 to 1.00
                      February 28, 1999             2.00 to 1.00
                      May 31, 1999                  2.00 to 1.00
                      August 31, 1999               1.75 to 1.00
                      November 30, 1999             1.75 to 1.00
                      Each quarter end thereafter   1.50 to 1.00

                  5.2.13. Fixed Charge Coverage Ratio. Permit its Fixed Charge Coverage Ratio to be less than the ratio set forth below at the end of the fiscal quarter ending on the corresponding dates set forth below:

                                                           Minimum Fixed
                      Period Ending                     Charge Coverage Ratio

                      August 31,  1996                      1.10 to 1.00
                      November  30,  1996                   1.10 to 1.00
                      February  28, 1997                    1.05 to 1.00
                      May 31, 1997                          1.10 to 1.00
                      August 31, 1997                       1.10 to 1.00
                      November 30, 1997                     1.10 to 1.00
                      February 28, 1998                     1.10 to 1.00
                      May 31, 1998                          1.10 to 1.00
                      August 31, 1998                       1.15 to 1.00
                      November 30, 1998                     1.15 to 1.00
                      February  28, 1999                    1.15 to 1.00
                      May 31, 1999                          1.15 to 1.00
                      August 31, 1999                       1.15 to 1.00
                      November 30, 1999                     1.15 to 1.00
                      February 29, 2000                     1.15 to 1.00
                      May 31, 2000                          1.15 to 1.00
                      Each quarter end thereafter           1.20 to 1.00

                  5.2.14. Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

                  5.2.15. Sale and Leaseback. Enter into any Sale and Leaseback Transaction.

                 5.2.16. Operating Leases; Rentals. Enter into or remain liable upon any Operating Lease, except for Operating Leases with annual Rentals aggregating to not more than $4,000,000.

                 5.2.17. Capital Expenditures. Make, or commit to make, Capital Expenditures in excess of the level set forth below during the period indicated below on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries:

                                                           Maximum
                Period                                     Capital Expenditures
                During the remaining
                portion of Borrower's fiscal year 1996      $ 7,000,000
                During Borrower's fiscal year 1997          $10,000,000
                During Borrower's fiscal year 1998          $10,000,000
                During Borrower's fiscal year 1999          $10,000,000
                During Borrower's fiscal year 2000          $11,000,000
                During Borrower's fiscal year 2001          $11,000,000
                During Borrower's fiscal year 2002          $12,000,000
                During Borrower's fiscal year 2003          $13,000,000

         provided, however, the currently anticipated Capital Expenditure for a new plant in the approximate amount of $7,000,000 to be expended in fiscal year 1996 shall not be counted against the foregoing limit for fiscal year 1996.

                  5.2.18. Dividends, Etc. (a) Declare or pay any dividend in cash or other Property (other than a dividend payable solely in the form of common stock of the Borrower or a dividend payable by any Subsidiary to the Borrower), if, at the time of such declaration or payment, (i) there shall have occurred and then be continuing any Default hereunder, or (ii) the payment of such dividend (assuming, in the case of a declaration, that the payment of such dividend were made immediately upon such declaration) would cause a Default hereunder; nor
         (b) redeem, repurchase, or otherwise acquire or retire any of the capital stock of the Borrower at any time outstanding.

                  5.2.19. Restrictive Agreements. Enter into any agreement (excluding any restrictions existing under the Loan Documents) prohibiting (a) the (i) creation or assumption of any Lien upon its Property, or (ii) ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document; or (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                                     SECTION 6

                          Conditions Precedent to Loans

         6.1. Conditions to Initial Advance. The obligation of the Lenders to make the initial Advance under the Facilities is subject to each of the following conditions precedent:

                  6.1.1. Secretary's Certificates. The Borrower shall have furnished to the Agent (with sufficient copies for the Lenders), and the Agent shall have determined satisfactory in all respects, certificates, each dated as of the date of the initial Advance hereunder, signed by the Secretary or an Assistant Secretary of the Borrower and each Guarantor, respectively, certifying, in each case and as the case may be, as true, accurate and complete, and attaching (a) copies of the Borrower's or such Guarantor's articles or certificate of incorporation (which shall bear the recent certification by the appropriate Secretary of State), (b) copies of the Borrower's or such Guarantor's code of by-laws or regulations, as amended, (c) original certificates of existence and/or good standing issued as of a recent date by the Secretaries of State of the respective states of incorporation, of the Borrower and each Guarantor, (d) original certificates issued by the appropriate Secretaries of State as of a recent date evidencing the qualification by the Borrower and each Guarantor to do business as a foreign corporation in each jurisdiction in which the Borrower or any Guarantor conducts business, (e) copies of resolutions adopted, respectively, by the Boards of Directors of the Borrower and each Guarantor appropriately authorizing the transactions contemplated hereby and specifying the names and capacities of those Persons authorized to execute the Loan Documents or the Guaranty Documents, as the case may be, and (f) the incumbency and genuine signatures of each officer of the Borrower and the Guarantors, as the case may be, authorized to sign the Loan Documents or the Guaranty Documents. (The Lenders shall be entitled to rely upon such certificates until informed in writing of any change by the Borrower.)

                  6.1.2. Insurance. The Borrower shall have furnished to the Agent evidence of the insurance required by this Agreement in a form reasonably satisfactory to the Agent.

                  6.1.3. Loan Documents. Each of the Loan Documents (other than the Guaranty Documents) shall have been executed and delivered by the Borrower to the Agent (with sufficient copies for the Lenders).

                  6.1.4. Guaranty Documents. Each of the Guaranty Documents shall have been executed appropriately and delivered by the Guarantors to the Lenders (with sufficient copies for the Lenders).

                  6.1.5. Opinion of Counsel. The Agent shall have received a favorable written opinion of counsel to the Borrower and the Guarantors, dated of even date herewith, in form and substance acceptable to the Lenders, which opinion shall cover, among other things, the matters described in Section 6.1.11.

                  6.1.6. UCC Searches. The Agent shall have received satisfactory return after search in accordance with the Uniform Commercial Code or other applicable law in such governmental offices as the Agent shall have deemed appropriate.

                  6.1.7. Approval. The Agent shall have received evidence satisfactory to the Agent that the Borrower's directors and the Company's directors and shareholders shall have approved the Company Acquisition; and all regulatory and legal approvals for the Company Acquisition shall have been obtained and shall remain in effect, including, without limitation, any filings required under the HSR Act.

                  6.1.8. Litigation. No injunction or temporary restraining order which, in the judgment of the Agent or the Required Lenders, would prohibit the making of the Loans or the consummation of the Company Acquisition shall have been issued; and no litigation has been filed which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on (a) the Borrower and its
         Subsidiaries, taken as a whole, or (b) the Company and its Subsidiaries, taken as a whole.

                  6.1.9. Due Diligence. The Agent shall have determined that no information received after March 4, 1996 as to due diligence matters investigated prior to such date indicates a change in the results of such prior due diligence investigation which, singly or in the aggregate, could have a Company Material Adverse Effect, and all financial, accounting, and tax aspects of the Company Acquisition must be acceptable to the Agent in all respects.

                  6.1.10. Tender Offer. The terms of the tender offer portion of the Company Acquisition shall be substantially as set forth in the draft tender offer documents delivered to the Agent on March 4, 1996, such tender offer shall not have been amended (except with respect to the expiration date thereof, which shall not be extended past a date which would allow the initial funding for the purpose of purchasing tendered shares to take place by April 15, 1996), without the consent of the Required Lenders, and a majority of the outstanding shares of stock of the Company (or any greater number of shares as may be required under applicable state law or the Company's certificate of incorporation or by-laws to vote for and effect the merger) shall have been tendered (and not withdrawn) to LPAC in accordance with such tender offer terms and (a) the price per share paid pursuant to such tender offer shall not exceed $23.00 in cash and (b) the shares to be purchased on such date shall have been validly tendered to LPAC, free and clear of all Liens and restrictions to purchase imposed by applicable law or otherwise.

                  6.1.11. Acquisition Documents. The Acquisition Documents shall be in the form delivered to the Agent on March 4, 1996 (which form specifies cash consideration of $23.00 per share for the common stock of the Company), the representations and warranties in the Acquisition Documents shall be true and correct on the Closing Date (except for failures of such representations and warranties to be true and correct which could not, singly or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect), and the conditions therein shall have been satisfied; and the Agent, on behalf of the Lenders, shall have received an opinion of counsel satisfactory to the Required Lenders as to the enforceability of the Acquisition Documents and their compliance with all applicable law.

                  6.1.12. Pro Forma Financial Statements. The Required Lenders shall have received such information as the Agent may reasonably request to confirm the tax, legal, and business assumptions made in the pro forma financial statements provided to the Agent and the Required Lenders.

                  6.1.13. Fairness Opinion. The Agent shall have received a copy of the opinion from the Borrower's investment banker addressed to the Borrower's board of directors, relating to the terms of the Company Acquisition, to the effect that the consideration to be paid the stockholders of the Company pursuant to the Company Acquisition is fair from a financial point of view.

                  6.1.14. Solvency Certificate. The Agent shall have received a certificate from the chief financial officer of the Borrower in a form reasonably satisfactory to the Agent supporting the conclusions that, after giving effect to the Company Acquisition, the Borrower and its
         Subsidiaries (including, without limitation, the Company), on a Consolidated basis, are solvent and will be solvent subsequent to incurring the Indebtedness in connection with the Company Acquisition, will be able to pay their debts and liabilities as they become due, and will not be left with unreasonably small capital with which to engage in their businesses.

                  6.1.15. Environmental Matters. The Agent shall have determined that no information received after March 4, 1996 as to environmental hazards or liabilities of the Borrower and the Company investigated prior to such date indicates a change in the results of such prior environmental investigation which, singly or in the aggregate, could have a Company Material Adverse Effect.

                  6.1.16. Existing Facilities. The Borrower, the Company, and their respective Subsidiaries shall have prepaid all obligations under existing loan facilities, other than the Obligations as set forth on
         Schedule 6.1.16.

                  6.1.17. Legal. All legal (including tax implications) and regulatory matters relative to the Loans and the Company Acquisition shall be satisfactory to the Required Lenders.

                  6.1.18. Regulations. The Borrower shall have complied with all applicable requirements of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

                  6.1.19. No Default; No Material Adverse Change. The Agent shall have received a certificate signed by the chief executive officer or chief financial officer of the Borrower stating that on the Closing Date (a) no Default or Unmatured Default has occurred and is continuing, and (b) no material adverse change in the business, condition (financial or otherwise), operations, performance, properties, or prospects of (i) the Borrower and its Subsidiaries, taken as a whole, since November 30, 1995 or (ii) to the knowledge of such officer, the Company and its Subsidiaries, taken as a whole, since December 31, 1995, has occurred.

                  6.1.20.  Commitment  Fees and Expenses.  The fees described in
         Section 2.6 shall have been paid by the Borrower to the Agent for the benefit of the Lenders, and the Borrower shall have reimbursed the Agent for all reasonable legal fees, appraisal fees and other expenses of the Agent in connection with the Facilities.

                  6.1.21. Money Transfer Instructions. The Borrower has furnished to the Agent (with sufficient copies for the Lenders) written money transfer instructions, in substantially the form of Exhibit G hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  6.1.22. Additional Documentation. The Agent shall have received such other documents, instruments, financing statements, assignments, waivers, certificates, reaffirmations, consents and opinions as the Agent may reasonably request.

     6.2. Conditions to Subsequent Advances. The obligation of the Lenders to make each subsequent Advance or for NBD to issue any Letter of Credit under the Facilities is subject to each of the following conditions precedent:

                  6.2.1. No Default. No Default or Unmatured Default shall have occurred and be continuing.

                  6.2.2. Representations and Warranties. Each representation and warranty contained in Section 4 shall be true and correct in all material respects as of the date of such Advance, except to the extent any such representation or warranty relates solely to an earlier date.

                  6.2.3. Legal Matters. All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Agent and its counsel.

                  6.2.4. Expenses. The Borrower shall have reimbursed the Agent for all legal fees and other reasonable expenses incurred by the Agent in connection with the Facilities.

          6.3.  General.  Each request for an Advance under the Facilities shall
     constitute  a  representation   and  warranty  by  the  Borrower  that  the
     applicable conditions contained in this Section 6 have been satisfied.

                                    SECTION 7

                                     Default

         The occurrence of any of the following events shall be deemed a Default hereunder:

         (a) Any representation or warranty made by or on behalf of the Borrower or any Guarantor to the Lenders under or in connection with any Loan Document or any Guaranty Document, shall be false in any material respect as of the date on which made;

         (b) The Borrower or any Guarantor fails to make any payment of principal of, or interest on, any of the Notes when due, or any fee or other payment Obligation within five (5) days after the same becomes due;

         (c) The breach by the Borrower of any of the covenants contained in Sections 5.1.1 through 5.1.18 (other than Sections 5.1.1(c) and 5.1.13) which breach remains uncured for a period which is the earlier of twenty (20) days after the occurrence thereof or ten (10) days after written notice to the Borrower from the Agent or a Lender; or the breach by the Borrower of any other covenant contained in Section 5;

         (d) The breach by the Borrower or any Guarantor of any other terms or provisions of the Loan Documents (other than a breach which constitutes a Default under Section 7(a), (b) or (c) above) not cured within thirty (30) days after written notice from the Agent or a Lender to the Borrower specifying such breach;

         (e) The failure of the Borrower or any Guarantor to pay any other Indebtedness aggregating in excess of $2,500,000 when due or within any applicable grace or cure period, or the default by the Borrower or any Guarantor in the performance of any other term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity, unless such default is waived in writing by the holder or holders of such Indebtedness; or any such Indebtedness shall be validly declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

          (f) The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due,
(iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) suspend operations as currently conducted or discontinue doing business as an ongoing concern;

         (g) Without the application, approval or consent of the Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or such Guarantor or any substantial part of its Property, or a proceeding described in item (f) shall be instituted against the Borrower or such Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;

         (h) Any Guaranty or any material provision thereof shall cease to be in full force or effect, or any Guarantor fails to promptly perform under its Guaranty, or any Guarantor terminates or revokes or attempts to terminate or revoke its Guaranty; or the breach by a Guarantor of any other term or provision of the Guaranty Documents not cured within thirty (30) days after written notice from the Agent or a Lender;

         (i) Any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any Substantial Portion of the Property of the Borrower;

         (j) The Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money which when aggregated with all other such outstanding judgments or orders exceeds $2,000,000 and which is not stayed on appeal or otherwise appropriately contested in good faith, or any attachment, levy or garnishment is issued against any Property of the Borrower or such Subsidiary;

         (k) The Unfunded Liabilities of all Single Employer Plans shall exceed $2,000,000 in the aggregate or any Reportable Event shall occur in connection with any Plan;

         (l) The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that it has incurred withdrawal liability to such Multi- employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multi-employer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000;

         (m) The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that such Multi-employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multi-employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multi-employer Plans for the respective plan years of each such Multi-employer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000;

         (n) Any Loan Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby (except as permitted by the terms of any Loan Document), or any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of, or the security interest created under, any Loan Document; or

         (o)      If there occurs a Change in Control.


                                    SECTION 8

                                     Remedy

         8.1. Acceleration. If any Default described in Section 7 (f) or Section 7 (g), occurs, the Commitments and all obligations of the Lenders to make, renew or convert Advances of the Facilities, to accept drafts or to issue Letters of Credit hereunder shall automatically terminate and the Obligations (including, without limitation, the Obligation to deposit with the Agent a sum equal to the aggregate face amount of the outstanding Letters of Credit pursuant to Section 8.2) shall immediately become due and payable without any election or action on the part of any Lender. If any other Default occurs, then upon the declaration of the Required Lenders or the Agent at the direction of the Required Lenders, the obligations of the Lenders to make, renew or convert Advances of the Facilities, to accept drafts and to issue Letters of Credit under this Agreement shall terminate, and the Obligations (including, without limitation, the Obligation to deposit with the Agent a sum equal to the aggregate face amount of the outstanding Letters of Credit pursuant to Section 8.2) shall immediately become due and payable. In either event, the Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. The remedies of the

Lenders specified in this Agreement and the other Loan Documents shall not be exclusive, and the Lenders may avail themselves of any of the remedies provided by law as well as any equitable remedies available to the Lenders, and each and every remedy shall be cumulative and concurrent and shall be in addition to every other remedy now or hereafter existing at law or in equity.

         8.2. Deposit to Secure Reimbursement Obligations. When any Default has occurred and is continuing, the Required Lenders or the Agent at the direction of the Required Lenders may demand that the Borrower immediately pay to the Agent an amount equal to the aggregate outstanding amount of the Letters of Credit, and the Borrower shall immediately upon any such demand make such payment. The Borrower hereby irrevocably grants to the Agent for the benefit of the Lenders a security interest in all funds deposited to the credit of or in transit to any deposit account or fund established pursuant to this Section 8.2, including, without limitation, any investment of such fund. The Borrower hereby acknowledges and agrees that the Agent and NBD would not have an adequate remedy at law for failure by the Borrower to honor any demand made under this Section
8.2 and that the Agent and NBD shall have the right to require the Borrower specifically to perform its undertakings in this Section 8.2 whether or not any draws have been made under any Letter of Credit. In the event the Agent or NBD makes a demand pursuant to this Section 8.2, and the Borrower makes the payment demanded, the Agent agrees to invest the amount of such payment for the account of the Borrower and at the Borrower's risk and direction in Qualified Investments.

     8.3. Subrogation. NBD shall, to the extent of any payments made by NBD under any Letter of Credit, be subrogated to all rights of the beneficiary of such Letter of Credit as to all obligations the Borrower and its Subsidiaries with respect to which such payment shall have been made by NBD.

         8.4. Preservation of Rights. No delay or omission of the Agent or any Lender to exercise any power or right under the Loan Documents shall impair such power or right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any power or right shall not preclude other or further exercise thereof or the exercise of any other power or right. No Advance hereunder shall constitute a waiver of any of the conditions of any Lender's obligation to make further Advances, nor, in the event the Borrower is unable to satisfy any such condition, shall a waiver of such condition in any one instance have the effect of precluding any Lender from thereafter declaring such inability to be a Default hereunder. No course of dealings shall be binding upon the Agent or any Lender.


                                    SECTION 9

                                    The Agent

         9.1. Appointment. Each of the Lenders hereby designates and appoints NBD as the Agent of such Lender under the Loan Documents, and each such Lender authorizes NBD, as Agent for such Lender. The duties of the Agent shall be administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement, and the Agent shall not be deemed to have assumed any obligation toward, or relationship or agency or trust with or for, the Borrower. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.

         9.2. Powers. The Agent shall have and may exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereby, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders or any obligation to the Lenders to take any action hereunder or thereunder, except any action specifically provided by this Agreement or the other Loan Documents to be taken by the Agent. The Agent shall take such action or refrain from taking such action as is directed by the Required Lenders, or, if this Agreement or the Loan Documents requires that such direction shall be given by all of the Lenders, then by all the Lenders.

     9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents except for its own gross negligence or willful misconduct, or be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or any of the Lenders under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of the Borrower to perform the Obligations. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or the conditions of, this Agreement. The Agent shall be fully justified in failing or refusing to take any action hereunder or under the other Loan Documents unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it or by reason of taking or continuing to take any such action.

         9.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent shall in all cases be fully protected in acting, or refraining from acting, hereunder or under the other Loan Documents in accordance with written instructions signed by the Required Lenders pursuant to Sections 8.1, 8.2, 9.6, 9.9 or 11.1 or signed by all of the Lenders as required by Section 11.1, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Lenders and on all holders of the Notes. Further, the Agent shall be entitled to rely, with respect to legal matters, upon the opinion of counsel selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any requests, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         9.5. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees or agents has made any representations or warranties to it and that no act by the Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any of the Lenders. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, financial condition and credit-worthiness of the Borrower and made its own decision to make its Commitments and Advances and enter into this Agreement. Each Lender also represents that it will independently and without reliance upon the Agent or the other Lenders, and based upon such documents and information as it may deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement. The Agent makes no representation or warranty of any kind with respect to (a) the enforceability or perfection or priority of the Lenders' interest in any collateral under the Loan Documents, or (b) the value, sufficiency or existence of any collateral, or (c) the validity, enforceability, legality or sufficiency of the Loan Documents or any of the other documents referred to or contemplated herein or therein.

     9.6. Defaults; Notices. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Unmatured Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Unmatured Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice, the Agent shall promptly give written notice thereof to the Lenders. Any time a Lender has actual knowledge of the occurrence of any Default or Unmatured Default, such Lender shall promptly give written notice thereof to the Agent. The Agent shall take such action with respect to a Default or a Unmatured Default as shall be reasonably directed in writing by the Required Lenders or all the Lenders, as applicable, provided, however, that, unless and until the Agent shall have received such direction, the Agent may take such action, or refrain from taking such action with respect thereto, as it shall deem advisable in the best interests of the Lenders. The Agent shall have no obligation to impose or collect the Default rate of interest as provided in Section 2.2.4 unless and until instructed in writing by the Required Lenders, which written instruction shall include the Required Lenders' determination of the date of Default and the amount of interest due and payable by the Borrower.

         9.7. Rights as Lender. The Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise requires, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower, as if it were not the Agent. The Borrower hereby authorizes the Agent, as the Agent may elect in its sole discretion, to discuss with, and furnish to, the Lenders or for a proper business purpose or to any other Person having an interest in the Obligations (whether as a guarantor, pledgor, Participant, Purchaser or otherwise) all Financial Statements, audit reports and other information pertaining to the Borrower or any Subsidiary whether such information was provided by the Borrower or such Subsidiary or prepared or obtained by the Agent, provided that the Agent shall require the recipient of any such information to comply with the confidentiality provisions of Section 11.11. Neither the Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analysis of the Borrower's or any Subsidiary's condition which the Agent may elect to distribute, whether such information was provided by the Borrower or any Subsidiary or prepared or obtained by the Agent, nor shall the Agent or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analysis for any inaccuracy or omission contained therein or relating thereto.

         9.8. Agent's Indemnification and Reimbursement. The Lenders agree to indemnify and to reimburse the Agent (to the extent not reimbursed by or on behalf of the Borrower) according to their Pro Rata Shares, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents, provided that no Lender shall be liable for any portion of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to indemnify and reimburse the Agent (to the extent not reimbursed by or on behalf of the Borrower) promptly upon demand for its Pro Rata Share of (a) any expenses for which the Agent is entitled to reimbursement by the Borrower hereunder, and (b) any out-of-pocket expenses (including, without limitation, fees and disbursements of counsel) incurred by the Agent on behalf of the Lenders in connection with the preparation, administration or enforcement of, or legal advice in respect of, its rights or responsibilities under this Agreement.

         9.9. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least Two Hundred Million Dollars ($200,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                   SECTION 10

                Benefit of Agreement; Assignments; Participations

         10.1. Successors and Assigns. Each Lender will accept the Notes as evidence of loans made in the ordinary course of its commercial banking or investing business. The term and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 10.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 10.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferor of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.2.    Participations.

                  10.2.1. Permitted Participations; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  10.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Facility in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Facility, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Facility, releases any guarantor of any such Loan or releases any Substantial Portion of collateral for the Obligations.

                  10.2.3. Benefit of Set-off. The Borrower agrees that each Participant shall be deemed to have the right of set-off provided in
         Section 11.2 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 11.2 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of set-off provided in Section 11.2, agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         10.3.    Assignments.

                  10.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its Loans, rights and obligations under the Loan Documents, and such assignments need not be pro rata among the Facilities. Such assignment shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit H hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent (which consents shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, and each such assignment to a Purchaser which is not a Lender or an Affiliate thereof shall transfer an interest in the Facilities of not less than the lesser of (a) $5,000,000 or (b) the then remaining amount of such Lender's Loans and Commitments); provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required.

                  10.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as
         Exhibit I hereto (a "Notice of Assignment"), together with any consents required by Section 10.3.1, (b) acceptance and recording of the Notice of Assignment by the Agent in accordance with Section 10.4, and (c) payment of a Four Thousand Dollar ($4,000) fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.
         Notwithstanding anything to the contrary contained herein, no assignment of any Loan evidenced by a Registered Note shall be effective unless and until the assignment is recorded in the Register. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are Plan Assets and that the rights and interests of the Purchaser in and under the Loan Documents will not be Plan Assets. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan

          Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section, Schedule 1 shall be deemed modified to reflect the Commitments of the Purchaser and of the existing Lenders, and the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so the replacement Notes are issued to such transfer or Lender, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         10.4.    Registered Notes.

                  (a) Any Non-U.S. Lender that could become completely exempt from withholding of any taxes in respect of payment of any interest due to such Non-U.S. Lender under this Agreement if the Notes held by such Lender were in registered form for United States federal income tax purposes may request the Borrower (through the Agent), and the Borrower agrees (i) to exchange for any Notes held by such Lender, or (ii) to issue to such Lender by the date it becomes a Lender, promissory note(s) registered as provided in clause (b) of this Section 10.4 (each, a "Registered Note", to be in substantially the form of Exhibit A-1 or Exhibit B-1 hereto, as applicable). Registered Notes may not be exchanged for Notes that are not Registered Notes.

                  (b) The Borrower shall maintain, cause to be maintained, or register (the "Register") which, at the request of the Borrower, shall be kept at no extra charge to the Borrower by the Agent, acting for this purpose solely as agent of the Borrower, at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of the registered owner of each Loan evidenced by a Registered Note.

                  (c) A Registered Note and the Loan evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to
         Section 10.3 only by registration of such assignment or transfer of such Registered Note and the Loan evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of a Loan and the Registered Note evidencing the same shall be recorded on the Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loan; duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the Purchaser and, if applicable, to the assignor Lender. The entries in the Register shall be conclusive and the Borrower, the Agent, and the Lenders shall treat the Person in whose name such Loan(s) and the Registered Notes(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

         10.5. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the credit-worthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 11.11.

         10.6. Tax Treatment. If any interest in any Loan Documents is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Sections 2.3.6(b) and 11.19.


                                   SECTION 11

                               General Provisions

         11.1. Waivers and Amendments. No delay or omission of the Lenders to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Required Lenders (or the Agent with the written consent of the Required Lenders), and, to the extent any rights or duties of the Agent may be affected thereby, the Agent; provided, however, that no waiver, amendment, modification, consent or other variation shall, without the prior written consent of each Lender affected thereby, (a) authorize or permit the extension of time for paying the principal of, or interest on, any Obligations (including, without limitation, payments due under Sections 2.3.1 and 2.3.2), or any fees payable hereunder or thereunder, or any change in, or forgiveness or reduction of, the principal amount thereof or the rate of interest or fees thereon (other than as a result of waiving the applicability of any increase in the applicable interest rate upon Default or maturity) or increase the amount of any Lender's Commitment hereunder, (b) amend
(i) the definition of Required Lenders or the percentage of Lenders required to take or approve any action hereunder, or (ii) the provisions of this Section or Sections 7, 8.1 or 2.3.4, (c) release a Substantial Portion of collateral subject to any Loan Document or release any Guarantor from its Guaranty, or (d) waive, amend, or modify any other provision of the Loan Documents which creates an Obligation on the part of the Borrower to indemnify the Agent or any Lender or to pay money to the Agent or any Lender. Any such waiver, amendment, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.

     11.2. Set-off by Lenders. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of a Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to, or for the credit or the account of, the Borrower against and on account of the Obligations to such Lender, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to Section 10.2.3, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     11.3. Survival. All representations, warranties and indemnities made by the Borrower in the Loan Documents shall survive delivery of the Notes, the establishment of the Facilities, the making of Loans and the termination of the Commitments.

     11.4. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     11.5. Taxes. Any taxes (excluding taxation of the overall net income of the Agent or any Lender) payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     11.6. Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) and the rights and obligations of the parties thereunder and hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Indiana (but giving effect to federal laws applicable to national banks), notwithstanding the fact that Indiana conflict of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. The Borrower hereby consents to the jurisdiction of any state or federal court located within Marion County, Indiana. All service of process may be made by messenger, certified mail, return receipt requested or by registered mail directed to the Borrower at the addresses indicated aside its signature to this Agreement, and the Borrower otherwise waives personal service of any and all process made upon the Borrower. The Borrower waives any objection which the Borrower may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of the Lenders to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

     11.7. Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

     11.8. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings between the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     11.9. Expenses. The Borrower shall reimburse the Agent for any and all reasonable costs, charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys may be employees of the Agent or its Affiliates), paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Facilities and/or the Loan Documents. The Borrower shall reimburse the Agent and the Lenders for any and all reasonable costs, charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys may be employees of the Agent or its Affiliates), paid or incurred by the Agent and/or the Lenders in connection with the collection and enforcement of the Facilities and/or the Loan Documents. The Lenders may pay or deduct from the Loan proceeds any of such expenses, and any proceeds so applied shall be deemed to be advances under this Agreement evidenced by the Notes, shall be secured by the Loan Documents, and shall bear interest at the Alternate Base Rate plus the Applicable Margin for Floating Rate Loans.

     11.10. Indemnification. The Borrower agrees to indemnify the Lenders, and their successors and assigns (including any purchaser of a participation in the Facilities), and their respective directors, officers and employees, against all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor (a "Loss"), which any of them may pay or incur in connection with or arising out of, or related to the Loan Documents, the transactions contemplated hereby, including, without limitation, the Company, Acquisition or the direct or indirect application or proposed application of the proceeds of the Facilities hereunder, except to the extent they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willfull misconduct of the party seeking indemnification.

     11.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to, or as required by, law, regulation, or legal process, (e) to any Person as deemed reasonably necessary by such Lender or the Agent to prosecute or defend any legal proceeding to which that Lender or the Agent is a party, and (f) permitted by Section 10.4.

     11.12. Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed effective if made in writing and delivered to the recipient's address, telex number or facsimile number addressed to the Borrower at the address specified opposite its signature below, or if addressed to the Agent or the Lenders at the addresses indicated on Schedule 1 hereto, by any of the following means: (a) hand delivery, (b) United States first class mail, postage prepaid, (c) registered or certified mail, postage prepaid, with return receipt requested, (d) by a reputable rapid delivery service, or (e) by telegraph, telex, or facsimile when delivered to the appropriate office for transmission, charges prepaid, with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this Section shall be deemed given (aa) upon receipt if delivered by hand or wire transmission, (bb) three (3) Business Days after mailing if mailed by first class, registered or certified mail, or (cc) one (1) Business Day after deposit with an overnight courier service if delivered by overnight courier. The Borrower, the Agent and the Lenders may each change the address for service of notice upon it by a notice in writing to the other parties hereto in accordance with this Section 11.12.

     11.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders.

     11.14. Incorporation by Reference. All Exhibits and Schedules hereto are incorporated herein by this reference. Each of the other Loan Documents shall be made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth therein, and this Agreement is made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in the other Loan Documents to the same extent and effect as if fully set forth therein. The provisions of this Agreement, including, without limitation, provisions relating to maintenance of insurance, are in addition to, and not a limitation upon, the requirements of any other Loan Document , including any Guaranty Document.

     11.15. No Joint Venture. Notwithstanding anything to the contrary herein contained or implied, the Lenders, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, the Borrower or one another, and the Borrower hereby indemnifies and agrees to defend and hold the Lenders harmless, including the payment of reasonable attorneys' fees, from any Loss resulting from any judicial construction of the parties' relationship as such.

     11.16. Severability. In the event any provision of this Agreement or any of the Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not affect the validity, enforceability or legality of the remaining provisions hereof or thereof, all of which shall continue unaffected and unimpaired thereby.

     11.17. Waiver of Set-off by the Borrower. The Borrower agrees that it will not exercise, and it will not permit any Subsidiary to exercise, any right of set-off on any of the Obligations or under any Note or Guaranty or assert any claim for, reduction or credit against any of the Notes except when actual payment has been made.

         11.18. Lenders Not Controlling the Borrower. None of the covenants or other provisions contained in the Loan Documents shall be deemed to give the

Lenders the rights or power to exercise control over the affairs and/or management of the Borrower or any Subsidiary, the power of the Lenders being limited to the right to exercise the remedies provided in the Loan Documents; provided, however, that if the Lenders become the owners of any stock or other equity interest in any Person, whether through foreclosure or otherwise, the Lenders shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by virtue of being the owner of such stock or other equity interest in such Person.

         11.19. Foreign Lender Withholding Tax. Each Lender that is not a U.S. Person, (or in the case of a Purchaser on or prior to the date such Purchaser becomes a Lender (A)(1) agrees that it will deliver to each of the Borrower and the Agent at least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and (2) a duly completed United States Internal Revenue Service Form W-8 or W-9 certifying that such Lender is entitled to an exemption from United States backup withholding tax, or (B), in the case of a Lender not treated as a bank for regulatory, tax or other legal purposes in any jurisdiction, (1) a certificate signed under penalties of perjury that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code or a "conduit entity" within the meaning of United States Treasury Regulations
Section 1.881-3 and (2) a duly completed Internal Revenue Service Form W-8. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying, in the case of a Form 1001 or 4224, that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and, in the case of a Form W-8, if such Lender is entitled to receive payments of interest under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         11.20. Replacement of Lenders. Upon a Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrower shall have the right, in accordance with the requirements of
Section 10.3, if no Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with an Eligible Assignee or Eligible Assignees (collectively, the "Replacement Lender"), reasonably acceptable to the Agent, provided that at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to which the Replacement Lender shall acquire all the Commitments and outstanding Loans of, and in each case participation in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (b) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and (c) all Obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                                   SECTION 12

                         Rights of Lenders in Collateral

         12.1. Ratable Benefit. All collateral from time to time securing the Obligations of the Borrower shall exist for the ratable benefit of the Lenders. The interest of each Lender in the collateral from time to time existing shall be pro rata according to each Lender's Pro Rata Share of the outstanding principal Obligations owing to the Lenders, but the interest of each Lender in the collateral shall rank equally in priority with the interest of each other Lender. Irrespective of the time, order or method of attachment or perfection of the security interest or Lien, and irrespective of anything contained in any filing or agreement to which any of the Lenders is a party, any Lien or security interest in favor of any of the Lenders in any of the collateral described in the Loan Documents which arises out of any prior or subsequent transaction shall be subordinate to the security interest or Lien in such collateral in favor of the Lenders under the Loan Documents.

         12.2. Liquidation of Collateral.  Subject to the provisions of Sections
8.1 and 9 and the further provisions of the Loan Documents, and subject to the advice of its counsel, the Agent shall act with respect to the collateral securing the Obligations under the Loan Documents as instructed by the Required Lenders. No Lender will take any action to enforce its rights or Liens against the Borrower or any Guarantor (other than by way of set-off), except through the Agent.

         12.3. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment (other than regularly scheduled payments of principal and interest prior to any Default) of all or any part of its Facilities hereunder, or interest thereon, or receive any collateral in respect thereof (whether by set-off or otherwise) in a greater proportion than its Pro Rata Share, such Benefitted Lender shall purchase for cash from the other Lenders such portions of the other Lenders' Notes, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause the Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Notes may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If during any period of Default or Unmatured Default, a Benefitted Lender receives payment or other proceeds in connection with any other credit facility with the Borrower, such payment or proceeds shall be applied exclusively for the pro rata benefit of the Lenders in connection with their Facilities hereunder prior to any application to such other credit facility.

     12.4. Application of Proceeds. Notwithstanding any contrary provision of any other Loan Document, after the occurrence of a Default and acceleration of the Obligations, amounts paid or received in respect of the Obligations, including, without limitation, any proceeds of collateral and recoveries under the Guaranties, shall be applied by the Agent to payment of the Obligations in the following order:

                  (a) First, to payment of all costs and expenses of the Agent and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations;

                  (b) Second, to the payment of that portion of the Obligations constituting accrued and unpaid interest and fees to the Lenders in accordance with their Pro Rata Shares;

                  (c) Third, to the payment of the principal amount of the Obligations (including, without limitation, reimbursement Obligations under Letters of Credit), to the Lenders in accordance with their Pro Rata Shares;

                  (d) Fourth, to the payment of any other Obligations not referred to above to the Agent or any of the Lenders as may be properly payable; and

                  (e) Fifth, the balance, if any, after all the Obligations have been satisfied, shall be returned to the Borrower.


                                   SECTION 13

                              Waiver of Jury Trial

        THE LENDERS, THE AGENT AND THE BORROWER, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER A LENDER, THE AGENT NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH

ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE LENDERS, THE AGENT OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY THE LENDERS, THE AGENT AND THE BORROWER.


        IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Agreement to be executed by their respective officers duly authorized as of the day and year first above written.





                      [This space intentionally left blank]

                                SIGNATURE PAGE OF
                             LILLY INDUSTRIES, INC.
                                       TO
                                CREDIT AGREEMENT







                            LILLY INDUSTRIES, INC.


                            By: /s/ Douglas W. Huemme
                                Douglas W. Huemme, Chairman,
                                President and Chief Executive Officer




Address:

733 South West Street
Indianapolis, IN  46225
Attention: Director of Corporate Accounting
Facsimile: 317-687-6710

                                SIGNATURE PAGE OF
                                 NBD BANK, N.A.,
                                       TO
                                CREDIT AGREEMENT







                                    NBD BANK, N.A.,
                                    individually and as Agent


                                    By:   /s/ Robert D. Lowrie
                                          Robert D. Lowrie,
                                          Senior Vice President

                               SIGNATURE PAGE OF
                        CREDIT LYONNAIS CHICAGO BRANCH
                                      TO
                              CREDIT AGREEMENT







                                            CREDIT LYONNAIS CHICAGO BRANCH


                                            By:   /s/ Attila Koc

                                            Its:  Vice President and Group Head

                                SIGNATURE PAGE OF
                       CANADIAN IMPERIAL BANK OF COMMERCE
                                       TO
                                CREDIT AGREEMENT




                                         CANADIAN IMPERIAL BANK
                                               OF COMMERCE


                                         By:  /s/ Kent S. Davis
                                         --------------------------------
                                         Its: Authorized Signature

                                SIGNATURE PAGE OF
                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                       TO
                                CREDIT AGREEMENT





                                        FIRST UNION NATIONAL BANK
                                           OF NORTH CAROLINA


                                        By:  /s/ Jane W. Workman
                                         --------------------------------
                                        Its: Senior Vice President

                                SIGNATURE PAGE OF
                          THE LONG-TERM CREDIT BANK OF
                           JAPAN, LTD., CHICAGO BRANCH
                                       TO
                                CREDIT AGREEMENT







                                          THE LONG-TERM CREDIT BANK OF
                                             JAPAN, LTD., CHICAGO BRANCH


                                          By:  /s/ Richard E. Stahl
                                         --------------------------------
                                          Its:  Senior Vice President & Joint
                                                  General Manager

                                SIGNATURE PAGE OF
                                  DRESDNER BANK
                                       TO
                                CREDIT AGREEMENT







                                    DRESDNER BANK AG, Chicago and
                                        Grand Cayman Branches


                                    By:  /s/ John H. Schaus
                                         --------------------------------
                                    Its:  First Vice President


                                    By:  /s/ Graham D. Lewis
                                         --------------------------------
                                    Its: Assistant Vice President

                                SIGNATURE PAGE OF
                           NATIONAL CITY BANK, INDIANA
                                       TO
                                CREDIT AGREEMENT







                                     NATIONAL CITY BANK, INDIANA


                                     By:  /s/ Frank B. Meltzer
                                         --------------------------------
                                     Its:  Vice President

                                SIGNATURE PAGE OF
                                     DG BANK
                                       TO
                                CREDIT AGREEMENT







                                        DG BANK


                                        By:  /s/ Norah McCann
                                         --------------------------------
                                        Its:  Senior Vice President

                                SIGNATURE PAGE OF
                              SOCIETY NATIONAL BANK
                                       TO
                                CREDIT AGREEMENT







                                       SOCIETY NATIONAL BANK


                                       By:  /s/ Frank J. Jancar
                                         --------------------------------
                                       Its:  Vice President

                                SIGNATURE PAGE OF
                       CRESCENT/MACH I PARTNERS, L.P. AND
                       INTEGON LIFE INSURANCE CORPORATION
                             (TCW ASSET MANAGEMENT)
                                       TO
                                CREDIT AGREEMENT





                       CRESCENT/MACH I PARTNERS, L.P.

                       By:      TCW ASSET MANAGEMENT COMPANY,
                                its Investment Manager


                                By:   /s/ Justin Driscoll
                                      --------------------------------
                                      Justin Driscoll, Vice President


                       INTEGON LIFE INSURANCE CORPORATION

                       By:      TCW ASSET MANAGEMENT COMPANY,
                                its Attorney-in-Fact


                                By: /s/ Justin Driscoll
                                    --------------------------------
                                    Justin Driscoll, Vice President

                                SIGNATURE PAGE OF
                       THE FIRST NATIONAL BANK OF CHICAGO
                                       TO
                                CREDIT AGREEMENT







                          THE FIRST NATIONAL BANK
                               OF CHICAGO


                                 By:  /s/ Jacqueline Hopkins
                                     --------------------------------
                                 Its:  Authorized Agent

                                SIGNATURE PAGE OF
                          HARRIS TRUST AND SAVINGS BANK
                                       TO
                                CREDIT AGREEMENT







                                   HARRIS TRUST AND SAVINGS BANK
                                   individually and as Co-Agent


                                   By:  /s/ Peter Krawchuk
                                        --------------------------------
                                   Its:  Vice President

                                SIGNATURE PAGE OF
                                  COMERICA BANK
                                       TO
                                CREDIT AGREEMENT







                                       COMERICA BANK
                                       individually and as Co-Agent


                                       By: /s/ Phillip A. Coosaia
                                          --------------------------------
                                      Its:  Vice President

                                SIGNATURE PAGE OF
                          MERCANTILE BANK OF ST. LOUIS
                                       TO
                                CREDIT AGREEMENT







                                          MERCANTILE BANK OF ST. LOUIS
                                          individually and as Co-Agent


                                          By:  /s/ Joseph L. Sooter, Jr.
                                              --------------------------------
                                         Its:  Vice President

                                SIGNATURE PAGE OF
                          BANK ONE, INDIANAPOLIS, N.A.
                                       TO
                                CREDIT AGREEMENT







                                             BANK ONE, INDIANAPOLIS, N.A.
                                             individually and as Co-Agent


                                            By:  /s/ Brian D. Smith
                                                --------------------------------
                                            Its:   Vice President &
                                                     Senior Portfolio Manager

                               Schedule 1-Lenders


Lenders                        Facility A        Facility B          Facility C
And Addresses                  Commitment        Commitment          Commitment


NBD Bank, N.A.                 $21,000,000       $35,000,000         $9,000,000
One Indiana Square, Suite 302
Indianapolis, IN 46266
Attn: Robert D. Lowrie
Fax: 317-266-6042

Comerica Bank                  $16,100,000          - 0 -            $6,900,000
One Detroit Center
500 Woodward Avenue, MC-3269
Detroit, MI  48226
Attn:  Phillip A. Coosaia
Fax:  (313) 222-9516

Harris Trust and Savings Bank  $16,100,000          - 0 -            $6,900,000
111 West Monroe, 2-West
Chicago, IL  60603
Attn:  Peter Krawchuk
Fax:  (312) 461-2591

Mercantile Bank of St.Louis    $10,500,000          - 0 -            $4,500,000
One Mercantile Center
St. Louis, MO  63101
Attn: Joseph L. Sooter, Jr.
Fax:  (314) 425-8292

Bank One,Indianapolis,N.A.     $16,100,000          - 0 -            $6,900,000
111 Monument Circle
Indianapolis, IN  46277
Attn:  Liz Waymann
Fax:  (317) 321-8079

Credit Lyonnais Chicago Branch $14,000,000          - 0 -            $6,000,000
227 West Monroe St., Ste. 3800
Chicago, IL  60606
Attn:  Attila Koc
Fax:  (312) 641-0527

Lenders                       Facility A        Facility B          Facility C
And Addresses                 Commitment        Commitment          Commitment


Canadian Imperial Bank        $14,000,000          - 0 -             $6,000,000
   of Commerce
200 W. Madison, Suite 2300
Chicago, IL  60606
Attn:  Durc Savini
Fax:  (312) 726-8884

First Union National Bank     $14,000,000          - 0 -             $6,000,000
   of North Carolina
One First Union Center, TW-19
301 S. College Street
Charlotte, NC  28288
Attn:  Stephen D. Johnson
Fax:  (704) 374-2802

The Long-Term Credit Bank of  $14,000,000          - 0 -             $6,000,000
  Japan Ltd., Chicago Branch
190 S. LaSalle St.,Suite 800
Chicago, IL  60603
Attn:  Brady S. Sadek
Fax:  (312) 704-8505

Dresdner Bank AG, Chicago
and Grand Cayman Branches     $14,000,000          - 0 -             $6,000,000
190 S.LaSalle St.,Ste.2700
Chicago, IL  60603
Attn:  Graham Lewis
Fax:  (312) 444-1305

National City Bank, Indiana   $11,200,000          - 0 -             $4,800,000
101 W.Washington St.,
Ste. 200E
Indianapolis, IN 46255
Attn:  Rich Harcourt
Fax:  (317) 267-8899

DG Bank                       $ 7,000,000          - 0 -             $3,000,000
609 Fifth Avenue
New York, NY  10017
Attn:  Norah McCam
Fax:  (212) 745-1550

Lenders                       Facility A         Facility B         Facility C
And Addresses                 Commitment         Commitment         Commitment


Society National Bank        $ 7,000,000           - 0 -             $3,000,000
127 Public Square
Mail Station OH-01-27-0606
Cleveland, OH  44114
Attn:  Frank Jancar
Fax:  (216) 689-4981

Crescent/Mach I Partners, L.P.    - 0 -          $ 7,500,000            - 0 -
c/o TCW Asset Management
200 Park Avenue, 22nd Floor
New York, NY  10166
Attn:  Mark L. Gold/
  Justin Driscoll
Fax:  (212) 297-4159
cc:  Crescent/
  Mach I Partners, L.P.
c/o State Street Bank
  & Trust Co.
Two International Place
Boston, MA  02110
Attn:  Jackie Sweeney
Fax:  (617) 664-5366

Integon Life Insurance
  Corporation                     - 0 -          $ 2,500,000           - 0 -
Investment Manager
Penn Corp. Financial, Inc.
10001 Wade Avenue
Raleigh, NC  27605
Attn:  Chris Provost
Fax:  (919) 831-8430
and Attn:  Arthur Evans
Fax:  (212) 758-5442
cc: c/o TCW Asset Management
200 Park Avenue, 22nd Floor
New York, NY  10166
Attn:  Mark L. Gold/
  Justin Driscoll
Fax:  (212) 297-4159

The First National Bank
  of Chicago                     - 0 -          $ 5,000,000            - 0 -
One First National Plaza
Chicago, IL  60670
Attn: Jacqueline M. Hopkins
Fax: (312) 732-7655
                             $175,000,000       $50,000,000         $75,000,000

                              SCHEDULES TO CREDIT AGREEMENT


          Lilly Industries, Inc. agrees to furnish supplementally a copy of the Schedules to the Credit Agreement to the Securities and Exchange Commission upon request.

                                    EXHIBIT A

                                   FACILITY A
                                    TERM NOTE

$                                                         Date: April     , 1996
 -------------------------                                            ----
                                                          Indianapolis, Indiana

     FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of __________________________ ("Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of ____________ Dollars ($__________), in lawful money of the United States of America and in immediately available funds, together with interest on the principal amount from time to time outstanding at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Facility A Term Loans in full on May 31, 2002, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

     The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the initial Facility A Term Loan and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender, and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs

================================================================================
Page 1 of a Note containing Two Pages, dated April ____, 1996 from LILLY INDUSTRIES, INC. to ______________________________________.

TN\MJK\98725.1
incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note by the Lender is hereby waived.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                                     LILLY INDUSTRIES, INC.


                                       By:
                                           ------------------------------------
                                      Its:
                                           ------------------------------------


Page 2 of a Note containing Two Pages, dated April ____, 1996 from LILLY INDUSTRIES, INC. to ___________________________________________.

TN\MJK\98725.1

                        SCHEDULE OF FACILITY A TERM LOANS
                            AND PAYMENTS OF PRINCIPAL



BORROWER: LILLY INDUSTRIES, INC.

NOTE DATED: APRIL ______, 1996

         Principal             Maturity
         Amount     Type of    Interest       Amount of       Unpaid
Date     of Loan    of Loan    Period      Principal Repaid   Balance   Maturity
- ----     -------    -------    ------      ----------------   -------   --------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   EXHIBIT A-1

                                   FACILITY A
                              REGISTERED TERM NOTE

$_____________________                                    Date: April     , 1996
                                                           Indianapolis, Indiana

     FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of ("Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of Dollars ($ ), in lawful money of the United States of America and in immediately available funds, together with interest on the principal amount from time to time outstanding at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Facility A Term Loans in full on May 31, 2002, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

     The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the initial Facility A Term Loan and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender, and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.
- ----------

     Page 1 of a Note containing Three Pages, dated April , 1996 from LILLY INDUSTRIES, INC. to________________________________.

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note by the Lender is hereby waived.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SUBJECTION 10.4 OF THE CREDIT AGREEMENT.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.
- ----------

     Page 2 of a Note containing Three Pages, dated April , 1996 from LILLY INDUSTRIES, INC. to ___________________________________________.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                                     LILLY INDUSTRIES, INC.


                                       By:
                                          --------------------------------------
                                      Its:
                                          --------------------------------------
- ----------

     Page 3 of a Note containing Three Pages, dated April , 1996 from LILLY INDUSTRIES, INC. to ___________________________________________.

                        SCHEDULE OF FACILITY A TERM LOANS
                            AND PAYMENTS OF PRINCIPAL

BORROWER: LILLY INDUSTRIES, INC.

NOTE DATED: APRIL        , 1996


         Principal             Maturity
         Amount     Type of    Interest       Amount of       Unpaid
Date     of Loan    of Loan    Period      Principal Repaid   Balance   Maturity
- ----     -------    -------    ------      ----------------   -------   --------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    EXHIBIT B

                                   FACILITY B
                                    TERM NOTE

$______________                                            Date: April ___, 1996
                                                           Indianapolis, Indiana

     FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of __________________________ ("Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of __________________________________ Dollars
($_________________________), in lawful money of the United States of America and in immediately available funds, together with interest on the principal amount from time to time outstanding at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Facility B Term Loans in full on November 30, 2003, and shall make such mandatory principal payments as are required to be made under the terms of Section 2 of the Agreement.

     The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the initial Facility B Term Loan and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender, and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein

================================================================================
Page 1 of a Note containing Two Pages, dated April ______, 1996 from LILLY INDUSTRIES, INC. to _______________________________________.

TN\MJK\98727.1
or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note by the Lender is hereby waived.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                                     LILLY INDUSTRIES, INC.


                                       By: ____________________________________

                                      Its: ____________________________________


================================================================================
Page 2 of a Note containing Two Pages, dated April ______, 1996 from LILLY INDUSTRIES, INC. to _______________________________________.

TN\MJK\98727.1

                        SCHEDULE OF FACILITY B TERM LOANS
                            AND PAYMENTS OF PRINCIPAL




BORROWER: LILLY INDUSTRIES, INC.

NOTE DATED: APRIL        , 1996


         Principal             Maturity
         Amount     Type of    Interest       Amount of       Unpaid
Date     of Loan    of Loan    Period      Principal Repaid   Balance   Maturity
- ----     -------    -------    ------      ----------------   -------   --------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                  EXHIBIT B -1

                                   FACILITY B
                              REGISTERED TERM NOTE

$________________________                                 Date: April     , 1996
                                                          Indianapolis, Indiana

     FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of ("Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of Dollars ($ ), in lawful money of the United States of America and in immediately available funds, together with interest on the principal amount from time to time outstanding at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Facility B Term Loans in full on November 30, 2003, and shall make such mandatory principal payments as are required to be made under the terms of
Section 2 of the Agreement.

     The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the initial Facility B Term Loan and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender, and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.
================================================================================

Page 1 of a  Note  containing  Three  Pages,  dated  April  ,  1996  from  LILLY
INDUSTRIES, INC. to                                   .

TN\MJK\95567.1

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note by the Lender is hereby waived.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SUBJECTION 10.4 OF THE CREDIT AGREEMENT.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.
================================================================================

Page 2 of a  Note  containing  Three  Pages,  dated  April  ,  1996  from  LILLY
INDUSTRIES, INC. to                                   .

TN\MJK\95567.1

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                                     LILLY INDUSTRIES, INC.


                                       By:

                                      Its:


================================================================================
Page 3 of a Note containing Three Pages, dated April , 1996 from LILLY INDUSTRIES, INC. to NBD BANK, N.A.

TN\MJK\95567.1

                        SCHEDULE OF FACILITY B TERM LOANS
                            AND PAYMENTS OF PRINCIPAL




BORROWER: LILLY INDUSTRIES, INC.

NOTE DATED: APRIL        , 1996


       Principal             Maturity
       Amount      Type of   Interest       Amount of        Unpaid
Date   of Loan     of Loan   Period      Principal Repaid    Balance    Maturity
- ----   -------     -------   ------      ----------------    -------    --------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    EXHIBIT C

                            FACILITY C REVOLVING NOTE

$___________________________________                      Date: April     , 1996
                                                          Indianapolis, Indiana

     FOR VALUE RECEIVED, LILLY INDUSTRIES, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of _________________, a national banking association (the "Lender"), or its assigns, at the main office of NBD BANK, N.A. (the "Agent"), as Agent under the Agreement (hereinafter defined) in the City of Indianapolis, Indiana, or at such other place as the holder hereof may designate in writing, the principal sum of ________________ Dollars ($_____________), or the aggregate unpaid principal amount of all Facility C Revolving Loans made by the Lender to the Borrower pursuant to
Section 2 of the Agreement, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Facility C Revolving Loans in full on the Facility C Termination Date, and shall make such mandatory payments as are required to be made under the terms of Section 2 of the Agreement.

     The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Facility C Revolving Loan under this Note and the date and amount of each principal payment hereunder.

     This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of even date herewith among Borrower, the lenders party thereto, including the Lender, and NBD Bank, N.A., as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured and guaranteed, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.


================================================================================
Page 1 of a Note containing Two Pages, dated April ______, 1996 from LILLY INDUSTRIES, INC. to ___________________________________________.

CRN/MJK/95599.1

     Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

     Notice of acceptance of this Note by the Lender is hereby waived.

     BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                             LILLY INDUSTRIES, INC.

                                                     By:

                                                     Its:


Page 2 of a Note containing Two Pages, dated April _____, 1996 from LILLY INDUSTRIES, INC. to __________________________________________________________.

CRN/MJK/95599.1

                     SCHEDULE OF FACILITY C REVOLVING LOANS
                            AND PAYMENTS OF PRINCIPAL



BORROWER: LILLY INDUSTRIES, INC.

NOTE DATED: APRIL _________, 1996


       Principal             Maturity
       Amount      Type of   Interest       Amount of        Unpaid
Date   of Loan     of Loan   Period      Principal Repaid    Balance    Maturity
- ----   -------     -------   ------      ----------------    -------    --------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   EXHIBIT D

                          PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT is entered into as of April 8, 1996 by and between LILLY INDUSTRIES, INC., an Indiana corporation (the "Borrower"), and NBD BANK, N.A., a national banking association, in its capacity as agent (the "Agent") on behalf of the Lenders party to the Credit Agreement referred to below.


                              PRELIMINARY STATEMENT

     The Borrower, the Agent and the Lenders are entering into a Credit Agreement dated as of even date herewith (as the same may be amended from time to time, the "Credit Agreement"). The Borrower is entering into this Pledge and Security Agreement (as the same may be amended from time to time, the "Security Agreement") in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

     ACCORDINGLY, the Borrower and the Agent, on behalf of the Lenders, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     1.2. Terms Defined in Indiana Uniform Commercial Code. Terms defined in the Indiana Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Indiana Uniform Commercial Code as in effect on the date hereof.

     1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

     "Accounts" means all rights to payment for goods sold or leased or services rendered by the Borrower, whether or not earned by performance, together with all security interests or other security held by or granted to the Borrower to secure such rights to payment.

     "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.


SA/MJK/97112.1

     "Chattel Paper" means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods.

     "Collateral" means all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Pledged Deposits, Stock Rights and Other Collateral, wherever located, in which the Borrower now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

     "Control" shall have the meaning set forth in Article 8 or 8.1 of the Indiana Uniform Commercial Code as in effect from time to time.

     "Default" means an event described in Section 5.1.

     "Documents" means all documents of title and goods evidenced thereby, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Equipment" means all equipment, machinery, furniture and goods used or usable by the Borrower in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures.

     "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

     "Fixtures" means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

     "General Intangibles" means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.


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



     "Investment Property" means a security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account (all as defined in the Indiana Uniform Commercial Code as in effect from time to time).

     "Instruments" means all negotiable instruments (as defined in the Indiana Uniform Commercial Code as in effect from time to time), certificated and uncertificated securities and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves, security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

     "Inventory" means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in the Borrower's business, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of the Borrower, and all such goods released to the Borrower or to third parties under trust receipts or similar documents.

     "Lenders" means the Lenders party to the Credit Agreement and their successors and assigns.

     "Other  Collateral"  means any  property of the  Borrower,  other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Borrower other than real estate.

     "Pledged Deposits" means all time deposits of money, whether or not evidenced by certificates, which the Borrower may from time to time designate as pledged to the Agent or to any Lender as security for any Obligation, and all rights to receive interest on said deposits.

     "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

     "Required Secured Parties" means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders and (b) after an acceleration of the Obligations under the Credit Agreement, Lenders holding in the aggregate at least 66-2/3% of the total of (i) the unpaid principal amount of outstanding Advances and (ii) the aggregate net early termination payments then due and unpaid from the Borrower to the Lenders under Rate Hedging Agreements, as determined by the Agent in its reasonable discretion.


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     "Schedule of Accounts" has the meaning set forth in Section 4.2.5.

     "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

     "Security" has the meaning set forth in Article 8 or 8.1 of the Indiana Uniform Commercial Code as in effect from time to time.

     "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture, limited liability company or other Person constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

     To secure the prompt and complete payment and performance of the Obligations, the Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in (i) all of the Borrower's right, title and interest in and to the Collateral (other than the Borrower's interest in Foreign Subsidiaries), and (ii) the Borrower's right, title and interest in and to Sixty-Five (65%) of the issued and outstanding capital stock of the Borrower's Foreign Subsidiaries, in each case whether now or hereafter existing or acquired, exclusive of the Borrower's right, title and interest in and to the capital stock of Donnguan Lilly Paint Industries Ltd., an entity organized under the laws of the Peoples Republic of China.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and the Lenders that:

     3.1. Title, Authorization, Validity and Enforceability. The Borrower has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and

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



authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by the Borrower of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Borrower and creates a security interest which is enforceable against the Borrower in all now owned and hereafter acquired Collateral.

     3.2. Conflicting Laws and Contracts. Neither the execution and delivery by the Borrower of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent on behalf of the Lenders).

     3.3. Principal Location. The Borrower's mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, is disclosed in Exhibit A; the Borrower has no other places of business except those set forth in Exhibit A.

     3.4. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A. All of said locations are owned by the Borrower except for locations (i) which are leased by the Borrower as lessee and designated in Part B of Exhibit A, (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit A, and with respect to Inventory included in the calculation of Eligible Domestic Inventory, the Borrower has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Agent to protect the Agent's and the Lenders' security interest in such Inventory, or (iii) otherwise designated on Exhibit A.

     3.5. No Other Names. Within the last three (3) years, the Borrower has not conducted business under any name except the name in which it has executed this Security Agreement and Lilly Industrial Coatings, Inc.

     3.6. No Default. No Default or Unmatured Default exists.

     3.7. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Borrower relating thereto and in all invoices and reports with respect thereto furnished to the Agent by the Borrower from time to time. As of the time when each Account or each item of Chattel Paper arises, the Borrower shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be. Each Account represents an undisputed, bona fide right to payment from the account debtor named therein for Goods sold or leased, or for services rendered, whether or not such right to payment has been earned by performance.

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


     3.8. Filing Requirements. None of the Collateral is of a type for which security interests or Liens may be perfected by filing under any federal statute as described in Exhibit B. Within ninety (90) days after the date hereof, the Borrower shall provide the Agent with the legal descriptions, street addresses and name and address of the record owner of the properties on which Fixtures are to be perfected by the Agent pursuant to, and subject to the provisions of, the Credit Agreement.

     3.9. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Borrower as debtor has been filed in any jurisdiction except (i) financing statements naming the Agent on behalf of the Lenders as the secured party, and
(ii) as described in Exhibit C, and (iii) as permitted by Section 4.1.6.

     3.10. Federal Employer Identification Number. The Borrower's Federal employer identification number is 35-0471010.

     3.11. Pledged Securities and Other Investment Property. Exhibit D sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Agent, except for such Instruments and Investment Property having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries. The Borrower is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit D, as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder. The Borrower further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable; (ii) that this pledge of such Instruments, Securities and other Investment Property will not violate the proscriptions or require the consent, license, filing, report, permit, exemption, regulation or approval, of any Governmental Authority or other Person or violate any provision of law; (iii) all such shares of pledged Securities represent, in the case of U.S. Subsidiaries, One Hundred Percent (100%) of the issued and outstanding capital stock of such U.S. Subsidiaries and, in the case of Foreign Subsidiaries, Sixty-Five Percent (65%) of the issued and outstanding capital stock of such Foreign Subsidiaries; (iv) such Instruments, Securities and other Investment Property have not been materially altered and all signatures thereon are genuine; (v) there exists no default by an issuer under any of such Instruments, Securities and other Investment Property with respect thereto; (vi) no insolvency proceedings have been instituted with respect to the issuer of such Instruments, Securities or other Investment Property; (vii) the Borrower has executed no instrument of any kind assigning any of such Instruments, Securities and other Investment Property or the liability of any issuer thereon, or with respect thereto, which remains in effect; (viii) none of the issuers of such Instruments, Securities or other Investment Property have any obligation, commitment, subscription, option, warrant or other rights outstanding entitling the holder thereof to purchase or otherwise acquire any capital stock of such issuer; and (ix) with respect to any certificates

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                                        6
delivered to the Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in
Article 8 or 8.1 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Borrower has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible or as otherwise required by applicable law.


                                   ARTICLE IV

                                    COVENANTS

     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

          4.1. General.

               4.1.1.  Inspection.  The  Borrower  will  permit the Agent or any
          Lender,  by  its   representatives  and  agents  (i)  to  inspect  the
          Collateral, (ii) to examine and make copies of the records of the Borrower relating to the Collateral and (iii) to discuss the Collateral and the related records of the Borrower with, and to be advised as to the same by, the Borrower's officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as the Agent or such Lender may determine, and all at the Borrower's expense.

               4.1.2. Taxes. The Borrower will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

               4.1.3. Records and Reports; Notification of Default.

                    (i) The Borrower will maintain  complete and accurate  books and records with respect to the Collateral, and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time reasonably request.

                    (ii) The Borrower  will give prompt notice in writing to the
               Agent and the Lenders of the occurrence of any Default or Unmatured Default as required by the Credit Agreement and of any other development, financial or otherwise, which might have a material adverse effect on the aggregate value of the Collateral.

               4.1.4. Financing Statements and Other Actions; Defense of Title. The Borrower will execute and deliver to the Agent all financing statements and other documents and take such other actions as may from


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




          time to time be requested by the Agent in order to maintain a first priority perfected security interest in and, in the case of Investment Property, Control of, the Collateral, subject to Permitted Liens and except for (i) Inventory placed on consignment in the ordinary course of business, (ii) Inventory having a value not exceeding $1,000,000 in the aggregate for the Borrower and its Subsidiaries held by vendors or in public warehouses from time to time in the ordinary course of the Borrower's business, (iii) Equipment (other than aircraft and aircraft engines) covered by a certificate of title, (iv) other Equipment located at sites not described on Exhibit A having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, (v) as permitted by Sections 5.1.17 and 5.1.18 of the Credit Agreement, (vi) actions required to perfect a security interest in a deposit account or deposit other than as provided in Section 5.2.4(d) of the Credit Agreement or Section 4.8 of this Security Agreement, (vii) aircraft listed on Exhibit B, except to the extent it has not been disposed of in accordance with Section 5.2.1 of the Credit Agreement within 90 days of the date hereof, (viii) Instruments and Investment Property not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, and (ix) the initial perfection of the Agent's security interest in the capital stock of London Laboratories GmbH, an entity organized under the laws of Germany, provided that the Borrower agrees to take such actions as reasonably requested by the Agent for the Agent to obtain a first priority perfected security interest in such capital stock within 90 days of the date hereof. The Borrower will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

               4.1.5. Disposition of Collateral. The Borrower will not sell, lease or otherwise dispose of the Collateral except (i) dispositions specifically permitted pursuant to, and in accordance with, Section
          5.2.1 of the Credit Agreement, (ii) until such time following the occurrence and during the continuance of a Default as the Borrower receives a notice from the Agent instructing the Borrower to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Borrower receives a notice from the Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

               4.1.6. Liens. The Borrower will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit C and (iii) other Liens permitted pursuant to Section 5.2.2 of the Credit Agreement.

               4.1.7. Change in Location or Name. The Borrower will not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5 and other than proceeds located or held in demand deposit accounts pursuant to Section 5.2.4(d) of the Credit Agreement) at a location other than a location specified in Exhibit A, except (A) the locations of consigned Inventory to be provided to the Agent within 90 days after the date hereof and appropriately supplemented at


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          least once in each calender quarter thereafter,  and (B) the locations of Inventory having a value not exceeding $1,000,000 in the aggregate for the Borrower and its Subsidiaries held by vendors or in public warehouses from time to time in the ordinary course of the Borrower's business, (ii) maintain records relating to the Receivables at locations other than at the locations specified on Exhibit A, (iii) maintain a place of business at a location other than locations
          specified   on   Exhibit  A,  (iv)   change   its  name  or   taxpayer
          identification number or (v) change the location of its chief executive offices, unless the Borrower shall have given the Agent not less than 30 days, prior written notice thereof, and the Agent shall have reasonably determined that such change will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral.

               4.1.8. Other Financing Statements. The Borrower will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

               4.2. Receivables.

               4.2.1. Certain Agreements on Receivables. The Borrower will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Borrower may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies or practices and in the ordinary course of business.

               4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, the Borrower will collect and enforce, at the Borrower's sole expense, all amounts due or hereafter due to the Borrower under the Receivables.

               4.2.3. Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Borrower will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of the Borrower relating to such Receivable and in connection with any invoice or report furnished by the Borrower to the Agent relating to such Receivable.

               4.2.4. Schedule of Accounts. Upon request by the Agent, the Borrower will, from time to time, deliver to the Agent a schedule identifying each Account ("Schedule of Accounts"), together with such schedules and certificates and reports relative to all or any of the Receivables and the items or amounts received by the Borrower in full or partial payment or otherwise, as Proceeds of any of the Receivables. Each Schedule of Accounts or other schedule, certificate or report shall be executed by its duly authorized officer and shall be in the form specified by the Agent. Without limiting the provisions of Section 5.1.6 of the Credit Agreement, any Schedule of Accounts


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          requested  after the occurrence or during the continuance of a Default shall be accompanied, if the Agent requests, (a) by a true and correct copy of the invoice evidencing such Account, (b) by evidence of shipment, delivery or performance, and/or (c) by a duly executed assignment of such Account from the Borrower to the Agent; provided, however, that the Borrower's failure to execute and deliver any such Schedule of Account and/or assignment shall not affect or limit the Agent's security interest or other rights in and to Accounts. Notwithstanding the foregoing, a proper assignment of any Account wherein the United States Government is the Account Debtor may be requested by the Agent at any time whether or not there shall have occurred a Default if such Account is claimed by the Borrower to be an Eligible Domestic Account.

               4.2.5.  Verification  of  Accounts.  The Agent and its  officers, agents, attorneys, and accountants, may verify Accounts and returned and repossessed Goods and, under reasonable procedures and at reasonable intervals, directly with the Account Debtor or by other methods, and the Borrower shall furnish to the Agent upon request additional Schedules of Accounts, together with all notes or other papers evidencing the same and any guaranty, securities or other information relating thereto reasonably requested by the Agent.

               4.3. Inventory and Equipment.

               4.3.1. Maintenance of Goods. The Borrower will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment used by, or useful to, the Borrower in the ordinary course of its business in good working order and suitable for the purpose for which it is intended, and from time to time, make any necessary repairs and replacements.

               4.3.2. Insurance. The Borrower will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of the Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Agent as the Agent shall from time to time request, (iii) furnish to the Agent upon the request of the Agent from time to time copies of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Agent, on behalf of the Lenders, as an additional insured.

          4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Borrower will (i) deliver to the Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), together with appropriate stock powers, endorsements and other appropriate instruments of assignment endorsed in blank, except the originals representing Instruments and Investment Property not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Chattel Paper, Securities and Instruments constituting Collateral except for such


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     Instruments  not  exceeding  $500,000 in the aggregate for the Borrower and its Subsidiaries, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.

          4.5. Uncertificated Securities and Certain Other Investment Property. The Borrower will permit the Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Security Agreement. The Borrower will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and
     (ii) any financial intermediary which is the holder of any Investment Property, to cause the Agent to have and retain Control over such securities or other Investment Property. Without limiting the foregoing, the Borrower will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Agent in form and substance satisfactory to the Agent. Notwithstanding the foregoing, the Borrower shall only be required to take such actions as the Agent reasonably deems necessary as permitted or required by applicable law to perfect the Agent's security interest in such Collateral, and the Borrower agrees to take such other actions as may be required under applicable law to perfect the Agent's security interest in such Collateral.

          4.6. Stock and Other Ownership Interests.

               4.6.1. Changes in Capital Structure of Issuers. The Borrower will not without the written consent of the Required Secured Lenders (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, except as provided in Section 5.2.6 of the Credit Agreement, or (ii) vote any of the Instruments,
          Securities or other Investment Property in favor of any of the foregoing, except as provided in Section 5.2.6 of the Credit Agreement.

               4.6.2. Issuance of Additional Securities. The Borrower will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral, or, with respect to such corporate securities or ownership interests in which the Borrower's interests do not exceed 50%, the Borrower will not vote its interests, to issue any such securities or other ownership interests,


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          any right to receive the same or any right to receive earnings, except in a manner which does not reduce the Borrower's percentage ownership thereof,.

               4.6.3. Registration of Pledged Securities and other Investment Property. After the occurrence of and during the continuance of a Default, the Borrower will permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Required Secured Parties.

               4.6.4.  Exercise  of  Rights  in  Pledged  Securities  and  other
          Investment Property. Prior the occurrence of a Default, voting and corporate rights (including the right to receive dividends) relating to the Collateral shall remain with the Borrower. The Borrower will permit the Agent or its nominee at any time after the occurrence and during the continuance of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

          4.7. Pledged Deposits. The Borrower will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

          4.8. Deposit Accounts. The Borrower will upon the Agent's request, after the occurrence and during the continuance of a Default, notify each bank or other financial institution in which it maintains a deposit account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Agent, transferring dominion and control over each such account to the Agent. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.


                                    ARTICLE V

                                     DEFAULT

          5.1. Events of Default. The occurrence of any one or more of the following events shall constitute a Default:

               5.1.1. Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower under or in connection with this Security Agreement shall be false in any material respect as of the date on which made.

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               5.1.2. Article IV or VII Breaches.  The breach by the Borrower of any of the terms or provisions of Sections 4.1.1, 4.1.2, 4.1.3(i), 4.2.2, 4.2.3 or 4.3.1, which breach remains uncured for a period of 30 days after written notice from the Agent or a Lender to the Borrower specifying such breach; or the breach by the Borrower of any of the terms or provisions of any other covenant contained in Article IV or in Article VII; or the breach by the Borrower of Section 4.3.2 which remains uncured for a period which is the earlier of 20 days after the occurrence thereof or 10 days after written notice to the Borrower.

               5.1.3. Other Breaches of this Security Agreement. The breach by the Borrower (other than a breach which constitutes a Default under Section 5.1.1, 5.1.2, 5.1.4 or 5.1.5) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice to the Borrower by the Agent.

               5.1.4. Disposition of Collateral. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section
          4.1.5 or 8.7; or any material portion of the Collateral not covered by adequate insurance shall be lost, stolen, damaged or destroyed.

               5.1.5. Credit Agreement Defaults. The occurrence and continuance of any "Default" under, and as defined in, the Credit Agreement.

          5.2. Acceleration and Remedies. Upon the acceleration of the Obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

               5.2.1. Loan Document Rights and Remedies. Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

               5.2.2. UCC Rights and Remedies. Those rights and remedies available to a secured party under the Indiana Uniform Commercial Code (whether or not the Indiana Uniform Commercial Code applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

               5.2.3. Disposition of Collateral. Without notice except as specifically provided in Section 8.1 or elsewhere herein, and to the extent permitted by applicable law, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

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          5.3. Debtor's Obligations upon Default.  Upon the request of the Agent after the occurrence and during the continuance of a Default, the Borrower will:
               5.3.1. Assembly of Collateral. Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places specified by the Agent.

               5.3.2. Secured Party Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

     5.4. License. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, the Borrower hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of the Borrower's Inventory directly to any Person, including without limitation Persons who have previously purchased the Borrower's Inventory from the Borrower and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Borrower and any Inventory that is covered by any copyright owned by or licensed to the Borrower and the Agent may finish any work in process and affix any trademark owned by or licensed to the Borrower and sell such Inventory as provided herein.



                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

     No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 11.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


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




                                   ARTICLE VII

                       PROCEEDS; COLLECTION OF RECEIVABLES

     7.1. Lockboxes. Upon request of the Agent, after the occurrence and during the continuance of a Default or Unmatured Default, the Borrower shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

     7.2. Collection of Receivables. The Agent may at any time, after the occurrence and during the continuance of a Default, by giving the Borrower written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders. In such event, the Borrower shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Lenders' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Borrower shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

     7.3. Special Collateral Account. The Agent may at any time, after the occurrence and during the continuance of a Default, require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Obligations. The Borrower shall have no control whatsoever over said cash collateral account. If any Default has occurred and is continuing, the Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due.

     7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Agent to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

          (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to the Agent pursuant to this Security Agreement;

          (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

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          (c) THIRD,  to payment of the  principal  of the  Obligations  and net early termination payments then due and unpaid from the Borrower to any of the Lenders under Rate Hedging Agreements, pro rata among the Lenders in accordance with the amount of such principal and such net early termination payments then due and unpaid owing to each of them;

          (d) FOURTH, to payment of any Obligations (other than those listed above) pro rata among those parties to whom such Obligations are due in accordance with the amounts owing to each of them; and

          (e) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Agent into the Borrower's general operating account with the Agent.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1. Notice of Disposition of Collateral. To the extent permitted by applicable law, the Borrower hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

     8.2. Compromises and Collection of Collateral. The Borrower and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Borrower agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

     8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which the Borrower has agreed to perform or pay in this Security Agreement, and the Borrower shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Borrower's obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

     8.4. Authorization for Secured Party to Take Certain Action. The Borrower irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney-in-fact (i) to


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execute on behalf of the  Borrower  as debtor and to file  financing  statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral,
(ii) after the occurrence and during the continuance of a Default, to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Agent Control over such Securities or other Investment Property, (v) subject to the terms of
Section 4.1.5 and 7.2, to enforce payment of the Receivables in the name of the Agent or the Borrower, (vi) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Borrower agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve the Borrower of any of its obligations under this Security Agreement or under the Credit Agreement.

     8.5. Specific Performance of Certain Covenants. The Borrower acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Borrower contained in this Security Agreement, that the covenants of the Borrower contained in the Sections referred to in this Section
8.5 shall be specifically enforceable against the Borrower.

     8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, except as prohibited by applicable law, the Agent shall be entitled to occupy and use any premises owned or leased by the Borrower where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Borrower for such use and occupancy.

     8.7. Dispositions Not Authorized. The Borrower is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Borrower and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

     8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that


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the  Borrower  shall not have the right to assign  its  rights or  delegate  its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

     8.9. Survival of Representations. All representations and warranties of the Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

     8.10. Taxes and Expenses. Any taxes (excluding taxation of the overall net income of the Agent or any of the Lenders) payable or ruled payable by a Governmental Authority in respect of this Security Agreement shall be paid by the Borrower, together with interest and penalties, if any. Subject to any specific limitations set forth in the Credit Agreement, the Borrower shall reimburse the Agent for any and all reasonable out-of-pocket expenses and reasonable internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Borrower in the performance of actions required pursuant to the terms hereof shall be borne solely by the Borrower.

     8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been paid and performed in full and no commitments of the Agent or the Lenders which would give rise to any Obligations are outstanding.

     8.13. Reinstatement. If, at any time after payment in full by the Borrower of all Obligations and termination of the Agent's security interest, any payments on the Obligations previously made by the Borrower or any other Person must be disgorged by the Agent or any Lender for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such Person, this Security Agreement and the Agent's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Agent all documents, and shall do such other acts and things, as may be necessary to re-perfect the Agent's security interest.

     8.14. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Borrower and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Borrower and the Agent relating to the Collateral.

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     8.15.  CHOICE OF LAW.  THIS  SECURITY  AGREEMENT  SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8.16. Indemnity. The Borrower hereby agrees to indemnify the Agent and the Lenders, and their respective successors, assigns, and their respective directors, officers, agents and employees, from and against any and all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor (whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur in connection with or arising out of, or related to this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Lenders or the Borrower, and any claim for patent, trademark or copyright infringement), except to the extent they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.


                                   ARTICLE IX

                                     NOTICES

     9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 11.12 of the Credit Agreement.

     9.2. Change in Address for Notices. Each of the Borrower, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.


                                    ARTICLE X

                                    THE AGENT

     The NBD Bank, N.A. has been appointed Agent for the Lenders hereunder pursuant to Section 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Section 9 of the Credit
Agreement. Any successor Agent appointed pursuant to Section 9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

SA/MJK/97112.1
                                       19

     IN WITNESS WHEREOF, the Borrower and the Agent have executed this Security Agreement as of the date first above written.

                                                     LILLY INDUSTRIES, INC.,
                                                     an Indiana corporation


                                 By:
                                     --------------------------------------
                                     Douglas W. Huemme, Chairman, President
                                     and Chief Executive Officer


ACCEPTED:
                                 NBD BANK, N.A., a national banking association, as Agent


                                 By:
                                      --------------------------------------
                                      Robert D. Lowrie, Senior Vice President

STATE OF ______________________)
                               ) SS:
COUNTY OF _____________________)

     Before me, a Notary Public in and for said County and State, personally appeared Douglas W. Huemme, known to me to be the Chairman, President and Chief Executive Officer of Lilly Industries, Inc., and acknowledged the execution of the foregoing for and on behalf of said Corporation.

     Witness my hand and Notarial Seal, this day of April, 1996.


                                      -----------------------------------------
                                      Notary Public - Signature


                                      -----------------------------------------
                                      Notary Public - Printed


My Commission Expires:                My County of Residence:

- ----------------------                -----------------------





SA/MJK/97112.1
                                       20

STATE OF ______________________)
                               ) SS:
COUNTY OF _____________________)


     Before me, a Notary Public in and for said County and State, personally appeared Robert D. Lowrie, known to me to be a Senior Vice President of NBD Bank, N.A., and acknowledged the execution of the foregoing for and on behalf of said Bank.

     Witness my hand and Notarial Seal, this day of April, 1996.



                                      -----------------------------------------
                                      Notary Public - Signature


                                      -----------------------------------------
                                      Notary Public - Printed


My Commission Expires:                My County of Residence:

- ----------------------                -----------------------




SA/MJK/97112.1
                                       21

                                    EXHIBIT A


(See Sections 3.3, 3.4, 4.1.7 and 9.1 of Security Agreement) Principal Place of Business and Mailing Address:







Location(s) of Receivables Records (if different from Principal Place of Business above):






Locations of Inventory and Equipment and Fixtures:
A. Properties owned by the Borrower:





B. Properties Leased by the Borrower (Include Landlord's Name):





C. Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (subject to Section 4.1.7(i)(A)) (include name of Warehouse Operator or other Bailee or Consignee):






D. Other Equipment located at sites not described above having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries.


SA/MJK/97112.1

                                    EXHIBIT B


(See Section 3.8 of Security Agreement)



A. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:


B. Patents, copyrights, trademarks protected under federal law*:















*For (i) trademarks, the registration date and the registration number; (ii) trademark applications, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and the title of the subject invention of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and the title of the subject invention of the patent applied for. Any licensing agreements, whether as grantor or grantee, for patents or trademarks should be described on a separate schedule and furnished to the Agent within 90 days of the date hereof.





SA/MJK/97112.1

                                    EXHIBIT C


(See Sections 3.9 and 4.1.6 of Security Agreement)

EXISTING LIENS ON THE COLLATERAL


Secured Party        Collateral        Principal Balance         Maturity



SA/MJK/97112.1

                                    EXHIBIT D



List of Pledged Securities

(See Section 3.11 of Security Agreement)



A. STOCKS:

  Issuer   Certificate Number   Number of Shares   Percentage Ownership Interest






B. BONDS:

   Issuer         Number          Face Amount         Coupon Rate       Maturity






C.      GOVERNMENT SECURITIES:

   Issuer         Number          Face Amount         Coupon Rate       Maturity




D.  OTHER   SECURITIES   OR  OTHER   INVESTMENT   PROPERTY   (CERTIFICATED   AND
UNCERTIFICATED):

    Issuer       Description of Collateral         Percentage Ownership Interest



[Add   description  of  custody   accounts  or   arrangements   with  securities
intermediary, if applicable]

SA/MJK/97112.1

                                   EXHIBIT E

                               SUBSIDIARY GUARANTY


     THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the 8th day of April, 1996, by the undersigned (collectively, the "Subsidiary Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below;


                                   WITNESSETH:

     WHEREAS, Lilly Industries, Inc., an Indiana corporation (the "Principal"), and NBD BANK, N.A., a national banking association, as Agent (the "Agent"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

     WHEREAS, it is a condition precedent to the Agent's and the Lenders' executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all principal, interest and other amounts that shall be at any time payable by the Principal under the Credit Agreement, the Notes and the other Loan Documents; and

     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, the Notes, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION l. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
     SECTION 2.01 Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Advance under the Credit Agreement) that:

          (a) it (i) is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in


CG/DKD/97739.1
     which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          (b) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

          (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or require any consent under, (i) its articles or certificate of incorporation or by-laws or any applicable law or regulation; (ii) any order, writ, injunction or decree of Governmental Authority, (iii) any other agreement or instrument to which it is a party or by which it is bound or to which it is subject, the breach or default of which, singly or in the aggregate, could have a Material Adverse Effect; or
     (iv) result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument other than a Permitted Lien.

     SECTION 2.02 Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any Obligation payable under the Credit Agreement or any Note shall remain unpaid, that it will not take any action that would result in a violation by the Principal of the covenants and agreements set forth in the Credit Agreement.

     SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principal pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Principal under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be, it being agreed and acknowledged by each Subsidiary Guarantor that this Guaranty constitutes a guaranty of payment (and not collection), and that it shall not be necessary for the Agent or any Lender to exercise any remedies against the Borrower or any other Person as a condition to a demand for payment under this Guaranty.

CG/DKD/97739.1
                                      - 2 -

     SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

     (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

     (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, the Security Agreement, the Pledge and Security Agreement, any Loan Document, or any obligations of any other guarantor-of any of the Obligations;

     (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Obligations;

     (v) the existence of any claim, setoff or other rights which any of the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

     (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, the Notes, or any other Loan Document; or

     (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

     SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or

CG/DKD/97739.1
                                      - 3 -
reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6. Waiver of Notice. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of the Obligations, or any other Person.

         SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are paid in full and any commitment to lend or issue Letters of Credit under the Credit Agreement and other Loan Documents is terminated.

         SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

     SECTION 9. Limitation on Obligations. (a) It is the intention of each of the Subsidiary Guarantors and the Lenders that the obligations of each
Subsidiary Guarantor hereunder shall be in, but not in excess of, as of any date, the maximum amount (such amount being the Subsidiary Guarantor's "Maximum Liability") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law
(collectively, the "Bankruptcy Code"). To that end, but as to the Maximum Liability of the Subsidiary Guarantors, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Subsidiary Guarantor insolvent, or leave the Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause the Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 9(a) with respect to the Maximum Liability of each Subsidiary Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither any Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of such Subsidiary Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.


CG/DKD/97739.1
                                      - 4 -

     (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

     (c) In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to
(ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution
hereunder).   Nothing  in  this  Section  9  (c)  shall  affect  any  Subsidiary
Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 11.12 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.


CG/DKD/97739.1
                                      - 5 -

     SECTION 11. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

     SECTION 13. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

     SECTION 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF INDIANA. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE
SOUTHERN DISTRICT OF INDIANA AND OF ANY INDIANA STATE COURT SITTING IN INDIANAPOLIS, INDIANA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 15. Taxes. etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith


CG/DKD/97739.1
                                      - 6 -
pay to theAgent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made.

     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.



Address:                                      ______________________________

________________________                      By:  _________________________
________________________
________________________                      Title: _______________________



Address:                                      ______________________________

________________________                      By:  _________________________
________________________
________________________                      Title: _______________________



Address:                                      ______________________________

________________________                      By:  _________________________
________________________
________________________                      Title: _______________________


Address:                                      ______________________________

________________________                      By:  _________________________
________________________
________________________                      Title: _______________________




CG/DKD/97739.1
                                      - 7 -

Address:                                      ______________________________

________________________                      By:  _________________________
________________________
________________________                      Title: _______________________


CG/DKD/97739.1
                                      - 8 -

                                    EXHIBIT F

                          PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT is entered into as of April 8th, 1996 by and between ________________________________ (the "Guarantor") and NBD BANK,
N.A., a national banking association, in its capacity as agent (the "Agent") on behalf of the Lenders party to the Credit Agreement referred to below.


                              PRELIMINARY STATEMENT

     Lilly Industries, Inc. (the "Borrower"), the Agent and the Lenders are entering into a Credit Agreement dated as of even date herewith (as the same may be amended from time to time, the "Credit Agreement"). The Obligations of the Borrower under the Credit Agreement are being guaranteed by the Guarantor pursuant to its Subsidiary Guaranty of even date (the "Guaranty"). The Guarantor is entering into this Pledge and Security Agreement (as the same may be amended from time to time, the "Security Agreement") in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

     ACCORDINGLY, the Guarantor and the Agent, on behalf of the Lenders, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     1.2. Terms Defined in Indiana Uniform Commercial Code. Terms defined in the Indiana Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Indiana Uniform Commercial Code as in effect on the date hereof.

     1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

     "Accounts" means all rights to payment for goods sold or leased or services rendered by the Guarantor, whether or not earned by performance, together with all security interests or other security held by or granted to any Guarantor to secure such rights to payment.


SA/MJK/98040.1

     "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

     "Chattel Paper" means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods.

     "Collateral" means all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Pledged Deposits, Stock Rights and Other Collateral, wherever located, in which the Guarantor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

     "Control" shall have the meaning set forth in Article 8 or 8.1 of the Indiana Uniform Commercial Code as in effect from time to time.

     "Default" means an event described in Section 5.1.

     "Documents" means all documents of title and goods evidenced thereby, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Equipment" means all equipment, machinery, furniture and goods used or usable by the Guarantor in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures.

     "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

     "Fixtures" means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

     "General Intangibles" means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

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     "Investment   Property"   means  a  security,   whether   certificated   or
uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account (all as defined in the Indiana Uniform Commercial Code as in effect from time to time).

     "Instruments" means all negotiable instruments (as defined in the Indiana Uniform Commercial Code as in effect from time to time), certificated and uncertificated securities and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves, security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

     "Inventory" means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in the Guarantor's business, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of the Guarantor, and all such goods released to the Guarantor or to third parties under trust receipts or similar documents.

     "Lenders" means the Lenders party to the Credit Agreement and their successors and assigns.

     "Obligations"  means,  collectively,   all  Obligations  under  the  Credit
Agreement and all obligations of the Guarantor under its Subsidiary Guaranty and under this Security Agreement.

     "Other  Collateral"  means any property of the  Guarantor,  other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Guarantor other than real estate.

     "Pledged Deposits" means all time deposits of money, whether or not evidenced by certificates, which the Guarantor may from time to time designate as pledged to the Agent or to any Lender as security for any Obligation, and all rights to receive interest on said deposits.

     "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

     "Required Secured Parties" means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders and (b) after an acceleration of the Obligations under the Credit Agreement, Lenders holding in the aggregate at least 66-2/3% of the total of (i) the unpaid principal amount of outstanding Advances and (ii) the aggregate net early termination payments then due and unpaid from the Guarantor to the Lenders under Rate Hedging Agreements, as determined by the Agent in its reasonable discretion.

SA/MJK/98040.1
                                        3

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     "Schedule of Accounts" has the meaning set forth in Section 4.2.5.

     "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

     "Security" has the meaning set forth in Article 8 or 8.1 of the Indiana Uniform Commercial Code as in effect from time to time.

     "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Guarantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture, limited liability company or other Person constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Guarantor now has or hereafter acquires any right, issued by an issuer of such securities.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

     To secure the prompt and complete payment and performance of the Obligations, the Guarantor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in (i) all of the Guarantor's right, title and interest in and to the Collateral (other than the Guarantor's interest in Foreign Subsidiaries), and (ii) the Guarantor's right, title and interest in and to Sixty-Five (65%) of the issued and outstanding capital stock of the Guarantor's Foreign Subsidiaries, in each case whether now or hereafter existing or acquired, exclusive of the Guarantor's right, title and interest in and to the capital stock of Dongguan Lilly Paint Industries Ltd., an entity organized under the laws of the Peoples Republic of China.

SA/MJK/98040.1
                                        4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Guarantor represents and warrants to the Agent and the Lenders that:

     3.1. Title, Authorization, Validity and Enforceability. The Guarantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by the Guarantor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Guarantor and creates a security interest which is enforceable against the Guarantor in all now owned and hereafter acquired Collateral.

     3.2. Conflicting Laws and Contracts. Neither the execution and delivery by the Guarantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantor or the Guarantor's articles or certificate of incorporation or by-laws, the provisions of any indenture, instrument or agreement to which the Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent on behalf of the Lenders).

     3.3. Principal Location. The Guarantor's mailing address, and the location of its chief executive office and of the books and records relating to the Receivables, is disclosed in Exhibit A; the Guarantor has no other places of business except those set forth in Exhibit A.

     3.4. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A. All of said locations are owned by the Guarantor except for locations (i) which are leased by the Guarantor as lessee and designated in Part B of Exhibit A, (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit A, and with respect to Inventory included in the calculation of Eligible Domestic Inventory, the Guarantor has delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Agent to protect the Agent's and the Lenders' security interest in such Inventory or (iii) otherwise designated on Exhibit A.

     3.5. No Other Names. Within the last three (3) years, the Guarantor has not conducted business under any name except the name in which it has executed this Security Agreement and except as set forth on Exhibit C.

     3.6. No Default. No Default or Unmatured Default exists.

     3.7. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Guarantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by the Guarantor from time to time. As of the time when each Account or each item of Chattel Paper arises, the Guarantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be. Each Account represents an undisputed, bona fide right to payment from the account debtor named therein for Goods sold or leased, or for services rendered, whether or not such right to payment has been earned by performance.

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     3.8.  Filing  Requirements.  None of the  Collateral is of a type for which security interests or Liens may be perfected by filing under any federal statute as described in Exhibit B. Within ninety (90) days after the date hereof, the Guarantor shall provide the Agent with the legal descriptions, street addresses and name and address of the record owner of the properties on which Fixtures are to be perfected by the Agent pursuant to, and subject to the provisions of, the Credit Agreement.

     3.9. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Guarantor as debtor has been filed in any jurisdiction except (i) financing statements naming the Agent on behalf of the Lenders as the secured party, and
(ii) as described in Exhibit C, and (iii) as permitted by Section 4.1.6.

     3.10. Federal Employer Identification Number. The Guarantor's Federal employer identification number is .

     3.11. Pledged Securities and Other Investment Property. Exhibit D sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Agent, except for such Instruments and Investment Property having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries. The Guarantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit D, as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Lenders hereunder. The Guarantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable; (ii) that this pledge of such Instruments, Securities and other Investment Property will not violate the proscriptions or require the consent, license, filing, report, permit, exemption, regulation or approval, of any Governmental Authority or other Person or violate any provision of law; (iii) all such shares of pledged Securities represent, in the case of U.S. Subsidiaries, One Hundred Percent (100%) of the issued and outstanding capital stock of such U.S. Subsidiaries and, in the case of Foreign Subsidiaries, Sixty-Five Percent (65%) of the issued and outstanding capital stock of such Foreign Subsidiaries; (iv) such Instruments, Securities and other Investment Property have not been materially altered and all signatures thereon are genuine; (v) there exists no default by an issuer under any of such Instruments, Securities and other Investment Property with respect thereto; (vi) no insolvency proceedings have been instituted with respect to the issuer of such Instruments, Securities or other Investment Property; (vii) the Guarantor has executed no instrument of any kind assigning any of such Instruments, Securities and other Investment Property or the liability of any issuer thereon, or with respect thereto, which remains in effect; (viii) none of the issuers of such Instruments, Securities or other Investment Property have any obligation, commitment, subscription, option, warrant or other rights outstanding entitling the holder thereof to purchase or otherwise acquire any capital stock of such issuer; and (ix) with respect to any certificates delivered to the Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in
Article 8 or 8.1 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Guarantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible or as otherwise required by applicable law.

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                                   ARTICLE IV

                                    COVENANTS

     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

     4.1. General.

          4.1.1. Inspection. The Guarantor will permit the Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Guarantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Guarantor with, and to be advised as to the same by, the Guarantor's officers and employees (and, in the case of any Receivable, with any Person which is or may be obligated thereon), all at such reasonable times and intervals as the Agent or such Lender may determine, and all at the Guarantor's expense.

          4.1.2. Taxes. The Guarantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

          4.1.3. Records and Reports; Notification of Default.

               (i) The Guarantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Agent shall from time to time reasonably request.

               (ii) The Guarantor will give prompt (but in any event within five days after the Guarantor becomes aware thereof) notice in writing to the Agent and the Lenders of the occurrence of any Default under this Security Agreement or the occurrence of any event which with notice, or lapse of time or both, would constitute a Default and of any other development, financial or otherwise, which might have a material adverse effect on the aggregate value of the Collateral.

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          4.1.4.  Financing Statements and Other Actions;  Defense of Title. The
     Guarantor will execute and deliver to the Agent all financing statements and other documents and take such other actions as may from time to time be requested by the Agent in order to maintain a first priority perfected security interest in and, in the case of Investment Property, Control of, the Collateral, subject to Permitted Liens and except for (i) Inventory placed on consignment in the ordinary course of business, (ii) Inventory having a value not exceeding $1,000,000 in the aggregate for the Borrower and its Subsidiaries held by vendors or in public warehouses from time to time in the ordinary course of the Guarantor's business, (iii) Equipment (other than aircraft and aircraft engines) covered by a certificate of title, (iv) other Equipment located at sites not described on Exhibit A having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, (v) as permitted by Sections 5.1.17 and 5.1.18 of the Credit Agreement, (vi) actions required to perfect a security interest in a deposit account or deposit other than as provided in Section 5.2.4(d) of the Credit Agreement or Section 4.8 of this Security Agreement, (vii) aircraft listed on Exhibit B, except to the extent it has not been disposed of in accordance with Section 5.2.1 of the Credit Agreement within 90 days of the date hereof, (viii) Instruments and Investment Property not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, and (ix) the initial perfection of the Agent's security interest in the capital stock of London Laboratories GmbH, an entity organized under the laws of Germany, provided that the Borrower agrees to take such actions as reasonably requested by the Agent for the Agent to obtain a first priority perfected security interest in such capital stock within 90 days of the date hereof. The Guarantor will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

          4.1.5. Disposition of Collateral. The Guarantor will not sell, lease or otherwise dispose of the Collateral except (i) dispositions specifically permitted pursuant to Section 5.2.1 of the Credit Agreement, (ii) until such time following the occurrence and during the continuance of a Default as the Guarantor receives a notice from the Agent instructing the Guarantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as the Guarantor receives a notice from the Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

          4.1.6. Liens. The Guarantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit C and (iii) other Liens permitted pursuant to Section 5.2.2 of the Credit Agreement.


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          4.1.7. Change in Location or Name. The Guarantor will not (i) have any
     Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section
     4.1.5 and other than proceeds located or held in demand deposit accounts pursuant to Section 5.2.4(d) of the Credit Agreement) at a location other than a location specified in Exhibit A, except (A) the locations of consigned Inventory to be provided to the Agent within 90 days after the date hereof and appropriately supplemented at least once in each calender quarter thereafter, and (B) the locations of Inventory having a value not exceeding $1,000,000 in the aggregate for the Borrower and its Subsidiaries held by vendors or in public warehouses from time to time in the ordinary course of the Guarantor's business, (ii) maintain records relating to the Receivables at locations other than at the locations specified on Exhibit A, (iii) maintain a place of business at a location other than locations specified on Exhibit A, (iv) change its name or taxpayer identification number or (v) change the location of its chief executive offices, unless the Guarantor shall have given the Agent not less than 30 days, prior written notice thereof, and the Agent shall have reasonably determined that such change will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral.

          4.1.8. Other Financing Statements. The Guarantor will not sign or authorize the signing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

          4.2. Receivables.

          4.2.1. Certain Agreements on Receivables. The Guarantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Guarantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies or practices and in the ordinary course of business.

          4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, the Guarantor will collect and enforce, at the Guarantor's sole expense, all amounts due or hereafter due to the Guarantor under the Receivables.

          4.2.3. Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Guarantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, the Guarantor will disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of the Guarantor relating to such Receivable and in connection with any invoice or report furnished by the Guarantor to the Agent relating to such Receivable.


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



          4.2.4. Schedule of Accounts. Upon request by the Agent, the Guarantor will, from time to time, deliver to the Agent a schedule identifying each Account ("Schedule of Accounts"), together with such schedules and certificates and reports relative to all or any of the Receivables and the items or amounts received by the Guarantor in full or partial payment or otherwise, as Proceeds of any of the Receivables. Each Schedule of Accounts or other schedule, certificate or report shall be executed by its duly authorized officer and shall be in the form specified by the Agent. Without limiting the provisions of Section 5.1.6 of the Credit Agreement, any
     Schedule  of  Accounts   requested  after  the  occurrence  or  during  the
     continuance of a Default shall be accompanied, if the Agent requests, (a) by a true and correct copy of the invoice evidencing such Account, (b) by evidence of shipment, delivery or performance, and/or (c) by a duly executed assignment of such Account from the Guarantor to the Agent; provided, however, that the Guarantor's failure to execute and deliver any such Schedule of Account and/or assignment shall not affect or limit the Agent's security interest or other rights in and to Accounts. Notwithstanding the foregoing, a proper assignment of any Account wherein the United States Government is the Account Debtor may be requested by the Agent at any time whether or not there shall have occurred a Default if such Account is claimed to be an Eligible Domestic Account.

          4.2.5. Verification of Accounts. The Agent and its officers, agents, attorneys, and accountants, may verify Accounts and returned and repossessed Goods and, under reasonable procedures and at reasonable intervals, directly with the Account Debtor or by other methods, and the Guarantor shall furnish to the Agent upon request additional Schedules of Accounts, together with all notes or other papers evidencing the same and any guaranty, securities or other information relating thereto reasonably requested by the Agent.

          4.3. Inventory and Equipment.

          4.3.1. Maintenance of Goods. The Guarantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment used by, or useful to, the Guarantor in the ordinary course of its business in good working order and suitable for the purpose for which it is intended, and from time to time, make any necessary repairs and replacements.

          4.3.2. Insurance. The Guarantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender's loss payable clause in favor of the Agent, on behalf of the Lenders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Agent as the Agent shall from time to time reasonably request, (iii) furnish to the Agent upon the request of the Agent from time to time copies of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Agent, on behalf of the Lenders, as an additional insured.


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          4.4.  Instruments,  Securities,  Chattel Paper,  Documents and Pledged
     Deposits. The Guarantor will (i) deliver to the Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), together with appropriate stock powers, endorsements and other appropriate instruments of assignment endorsed in blank, except the originals representing Instruments and Investment Property not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any Chattel Paper,
     Securities  and  Instruments   constituting   Collateral  except  for  such
     Instruments not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.

          4.5. Uncertificated Securities and Certain Other Investment Property. The Guarantor will permit the Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Security Agreement. The Guarantor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and
     (ii) any financial intermediary which is the holder of any Investment Property, to cause the Agent to have and retain Control over such securities or other Investment Property. Without limiting the foregoing, the Guarantor will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Agent in form and substance satisfactory to the Agent. Notwithstanding the foregoing, the Guarantor shall only be required to take such actions as the Agent reasonably deems necessary as permitted or required by applicable law to perfect the Agent's security interest in such Collateral, and the Guarantor agrees to take such other actions as may be required under applicable law to perfect the Agent's security interest in such Collateral.

          4.6. Stock and Other Ownership Interests.

               4.6.1. Changes in Capital Structure of Issuers. The Guarantor will not without the written consent of the Required Secured Lenders
          (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, except as provided in
          Section 5.2.6 of the Credit Agreement, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing, except as provided in Section 5.2.6 of the Credit Agreement.

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               4.6.2. Issuance of Additional Securities.  The Guarantor will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral, or, with respect to such corporate securities or ownership interests in which the Guarantor's interests do not exceed 50%, the Guarantor will not vote its interests, to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except in a manner which does not reduce the Borrower's percentage ownership thereof.

               4.6.3. Registration of Pledged Securities and other Investment Property. After the occurrence of and during the continuance of a Default, the Guarantor will permit any registerable Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Required Secured Parties.

               4.6.4.  Exercise  of  Rights  in  Pledged  Securities  and  other
          Investment Property. Prior the occurrence of a Default, voting and corporate rights (including the right to receive dividends) relating to the Collateral shall remain with the Guarantor. The Guarantor will permit the Agent or its nominee at any time after the occurrence and during the continuance of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

          4.7. Pledged Deposits. The Guarantor will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Agent.

          4.8. Deposit Accounts. The Guarantor will upon the Agent's request, after the occurrence and during the continuance of a Default, notify each bank or other financial institution in which it maintains a deposit account or other deposit (general or special, time or demand, provisional or final) of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Agent, transferring dominion and control over each such account to the Agent. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.


                                    ARTICLE V

                                     DEFAULT

          5.1. Events of Default. The occurrence of any one or more of the following events shall constitute a Default:


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               5.1.1.  Representations  and Warranties.  Any  representation  or warranty made by or on behalf of the Guarantor under or in connection with this Security Agreement shall be false in any material respect as of the date on which made.

               5.1.2. Article IV or VII Breaches. The breach by the Guarantor of any of the terms or provisions of Sections 4.1.1, 4.1.2, 4.1.3(i), 4.2.2, 4.2.3 or 4.3.1, which breach remains uncured for a period of 30 days after written notice from the Agent or a Lender to the Guarantor specifying such breach; or the breach by the Guarantor of any of the terms or provisions of any other covenant contained in Article IV or in Article VII; or the breach by the Borrower of Section 4.3.2 which remains uncured for a period which is the earlier of 20 days after the occurrence thereof or 10 days after written notice to the Guarantor.

               5.1.3. Other Breaches of this Security Agreement. The breach by the Guarantor (other than a breach which constitutes a Default under Section 5.1.1, 5.1.2, 5.1.4, 5.1.5 or 5.1.6) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice to the Guarantor by the Agent.

               5.1.4. Disposition of Collateral. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section
          4.1.5 or 8.7; or any material portion of the Collateral not covered by adequate insurance shall be lost, stolen, damaged or destroyed.

               5.1.5.  Payment  Defaults.   Any  payment  obligation  under  the
          Guarantor's Guaranty shall not be paid within five days after the same is due, whether at stated maturity, upon acceleration, or otherwise.

               5.1.6. Credit Agreement Defaults. The occurrence and continuance of any "Default" under, and as defined in, the Credit Agreement.

          5.2. Acceleration and Remedies. Upon the acceleration of the Obligations under the Credit Agreement pursuant to Section 8.1 thereof, the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

               5.2.1. Loan Document Rights and Remedies. Those rights and remedies provided in this Security Agreement, or any other Guaranty Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Lenders prior to a Default.

               5.2.2. UCC Rights and Remedies. Those rights and remedies available to a secured party under the Indiana Uniform Commercial Code (whether or not the Indiana Uniform Commercial Code applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

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               5.2.3.  Disposition  of  Collateral.  Without  notice  except  as specifically provided in Section 8.1 or elsewhere herein, and to the extent permitted by applicable law, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.

          5.3. Debtor's Obligations upon Default. Upon the request of the Agent after the occurrence and during the continuance of a Default, the Guarantor will:

               5.3.1. Assembly of Collateral. Assemble and make available to the Agent the Collateral and all records relating thereto at any place or places specified by the Agent.

                    5.3.2. Secured Party Access. Permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

          5.4. License. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Guarantor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. In addition, the Guarantor hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, sell any of the Guarantor's Inventory directly to any Person, including without limitation Persons who have previously purchased the Guarantor's Inventory from the Guarantor and in connection with any such sale or other enforcement of the Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Guarantor and any Inventory that is covered by any copyright owned by or licensed to the Guarantor and the Agent may finish any work in process and affix any trademark owned by or licensed to the Guarantor and sell such Inventory as provided herein.

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                                   ARTICLE VI

                        WAIVERS, AMENDMENTS AND REMEDIES

     No delay or omission of the Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 11.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE VII

                       PROCEEDS; COLLECTION OF RECEIVABLES

          7.1. Lockboxes. Upon request of the Agent, after the occurrence and during the continuance of a Default, the Guarantor shall execute and deliver to the Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.

          7.2. Collection of Receivables. The Agent may at any time, after the occurrence and during the continuance of a Default, by giving the Guarantor written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Lenders. In such event, the Guarantor shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables of the Lenders' interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Agent. Upon receipt of any such notice from the Agent, the Guarantor shall thereafter hold in trust for the Agent, on behalf of the Lenders, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

          7.3. Special Collateral Account. The Agent may at any time, after the occurrence and during the continuance of a Default, require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Agent and held there as security for the Obligations. The Guarantor shall have no control whatsoever over said cash collateral account. If any Default has occurred and is continuing, the Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due.


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     7.4.  Application  of  Proceeds.  The proceeds of the  Collateral  shall be applied by the Agent to payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

     (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Obligations or of the security interest granted to the Agent pursuant to this Security Agreement;

     (b) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

     (c) THIRD, to payment of the principal of the Obligations and net early termination payments then due and unpaid from the Guarantor to any of the Lenders under Rate Hedging Agreements, pro rata among the Lenders in accordance with the amount of such principal and such net early termination payments then due and unpaid owing to each of them;

     (d) FOURTH, to payment of any Obligations (other than those listed above) pro rata among those parties to whom such Obligations are due in accordance with the amounts owing to each of them; and

     (e) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Agent into the Guarantor's general operating account with the Agent.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1. Notice of Disposition of Collateral. To the extent permitted by applicable law, the Guarantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Guarantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

     8.2. Compromises and Collection of Collateral. The Guarantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Guarantor agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

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     8.3. Secured Party  Performance of Debtor  Obligations.  Without having any obligation to do so, the Agent may perform or pay any obligation which the Guarantor has agreed to perform or pay in this Security Agreement, and the Guarantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.3. The Guarantor's obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

     8.4. Authorization for Secured Party to Take Certain Action. The Guarantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney-in-fact (i) to execute on behalf of the Guarantor as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral,
(ii) after the occurrence and during the continuance of a Default, to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Agent Control over such Securities or other Investment Property, (v) subject to the terms of
Section 4.1.5 and 7.2, to enforce payment of the Receivables in the name of the Agent or the Guarantor, (vi) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Guarantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve the Guarantor of any of its obligations under this Security Agreement or under the Credit Agreement.

     8.5. Specific Performance of Certain Covenants. The Guarantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent and the Lenders, that the Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Lenders to seek and obtain specific performance of other obligations of the Guarantor contained in this Security Agreement, that the covenants of the Guarantor contained in the Sections referred to in this Section
8.5 shall be specifically enforceable against the Guarantor.
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     8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, except as prohibited by applicable law, the Agent shall be entitled to occupy and use any premises owned or leased by the Guarantor where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Guarantor for such use and occupancy.

     8.7. Dispositions Not Authorized. The Guarantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Guarantor and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Agent or the Lenders unless such authorization is in writing signed by the Agent with the consent or at the direction of the Required Lenders.

     8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Lenders and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.

     8.9. Survival of Representations. All representations and warranties of the Guarantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

     8.10. Taxes and Expenses. Any taxes (excluding taxation of the overall net income of the Agent or any of the Lenders) payable or ruled payable by a Governmental Authority in respect of this Security Agreement shall be paid by the Guarantor, together with interest and penalties, if any. Subject to any specific limitations set forth in the Credit Agreement, the Guarantor shall reimburse the Agent for any and all reasonable out-of-pocket expenses and reasonable internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Guarantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Guarantor.

     8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been paid and performed in full and no commitments of the Agent or the Lenders which would give rise to any Obligations are outstanding.


SA/MJK/98040.1
                                       18

     8.13. Reinstatement. If, at any time after payment in full of the Obligations and termination of the Agent's security interest, any payments on the Obligations previously made by the Borrower, the Guarantor or any other Person must be disgorged by the Agent or any Lender for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower, the Guarantor or such other Person, this Security Agreement and the Agent's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Guarantor shall sign and deliver to the Agent all documents, and shall do such other acts and things, as may be necessary to re-perfect the Agent's security interest.

     8.14. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Guarantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Guarantor and the Agent relating to the Collateral.

     8.15. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8.16. Indemnity. The Guarantor hereby agrees to indemnify the Agent and the Lenders, and their respective successors, assigns, and their respective directors, officers, agents and employees, from and against any and all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur in connection with or arising out of, or related to this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Lenders or the Guarantor, and any claim for patent, trademark or copyright infringement), except to the extent they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

SA/MJK/98040.1
                                       19

                                   ARTICLE IX

                                     NOTICES

     9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 11.12 of the Credit Agreement. Except as otherwise provided in this Security Agreement, all such notices shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

     9.2. Change in Address for Notices. Each of the Guarantor, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.


                                    ARTICLE X

                                    THE AGENT

     The NBD Bank, N.A. has been appointed Agent for the Lenders hereunder pursuant to Section 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Section 9 of the Credit
Agreement. Any successor Agent appointed pursuant to Section 9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

     IN WITNESS WHEREOF, the Guarantor and the Agent have executed this Security Agreement as of the date first above written.




                                 By:

                                 Its:

ACCEPTED:
                                 NBD BANK, N.A., a national banking association, as Agent

                                 By:

                                 Its:



SA/MJK/98040.1
                                       20

STATE OF ______________________)
                               ) SS:
COUNTY OF _____________________)

     Before me, a Notary Public in and for said County and State, personally appeared, known to me to be the of ____________________________, and acknowledged  the  execution  of  the  foregoing  for  and  on  behalf  of  said
Corporation.

     Witness my hand and Notarial Seal, this day of April, 1996.


                                         Notary Public - Signature

                                         Notary Public - Printed

My Commission Expires:                   My County of Residence:



STATE OF ______________________)
                               ) SS:
COUNTY OF _____________________)


     Before me, a Notary Public in and for said County and State, personally appeared, known to me to be a of NBD Bank, N.A., and acknowledged the execution of the foregoing for and on behalf of said Bank.

     Witness my hand and Notarial Seal, this day of April, 1996.



                                         Notary Public - Signature

                                         Notary Public - Printed

My Commission Expires:                   My County of Residence:




SA/MJK/98040.1
                                       21

                                    EXHIBIT A


(See Sections 3.3, 3.4, 4.1.7 and 9.1 of Security Agreement)
Principal Place of Business and Mailing Address:







Location(s) of Receivables Records (if different from Principal Place of Business above):






Locations of Inventory and Equipment and Fixtures:
A. Properties owned by the Guarantor:





B. Properties Leased by the Guarantor (Include Landlord's Name):





C. Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (subject to Section 4.1.7(i)(A))(include name of Warehouse Operator or other Bailee or Consignee):





D. Other Equipment located at sites not described above having a value not exceeding $500,000 in the aggregate for the Borrower and its Subsidiaries.


SA/MJK/98040.1

                                    EXHIBIT B


(See Section 3.8 of Security Agreement)


A. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:



B. Patents, copyrights, trademarks protected under federal law*:

- ----------



*For (i) trademarks, the registration date and the registration number; (ii) trademark applications, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and the title of the subject invention of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and the title of the subject invention of the patent applied for. Any licensing agreements, whether as grantor or grantee, for patents or trademarks should be described on a separate schedule and furnished to the Agent within 90 days of the date hereof.


SA/MJK/98040.1

                                    EXHIBIT C


(See Sections 3.9 and 4.1.6 of Security Agreement)

EXISTING LIENS ON THE COLLATERAL


Secured Party        Collateral        Principal Balance         Maturity



SA/MJK/98040.1

                                    EXHIBIT D



List of Pledged Securities

(See Section 3.11 of Security Agreement)



A. STOCKS:

   Issuer  Certificate Number   Number of Shares   Percentage Ownership Interest






B. BONDS:

         Issuer       Number        Face Amount       Coupon Rate      Maturity






C. GOVERNMENT SECURITIES:

        Issuer      Number Type          Face Amount  Coupon Rate       Maturity




D.  OTHER   SECURITIES   OR  OTHER   INVESTMENT   PROPERTY   (CERTIFICATED   AND
UNCERTIFICATED):

         Issuer     Description of Collateral      Percentage Ownership Interest



[Add   description  of  custody   accounts  or   arrangements   with  securities
intermediary, if applicable]

SA/MJK/98040.1

                                    EXHIBIT G

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To NBD Bank, N.A.
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated April 8, 1996 (as the same may be amended or modified, the "Credit Agreement"), among Lilly Industries, Inc. (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 11.12 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.4.1 of the Credit Agreement.

Facility Identification Number(s):

Customer/Account Name

Transfer Funds To



For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)     Date__________________________


______________________________________           ______________________________
(Please Print)                                   Signature

Bank Officer Name                                Date__________________________


______________________________________           ______________________________
(Please Print)                                   Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)


MISC\DKD\98052.1

                                    EXHIBIT H

                              ASSIGNMENT AGREEMENT


     This     Assignment     Agreement     (this     "Assignment     Agreement")
between______________________________(the             "Assignor")            and
______________________________(the     "Assignee")     is     dated     as    of
____________________, 19____. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement, provided that, for purposes of this Assignment Agreement, "Loan Documents" shall be deemed to include the Guaranty Documents.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the Facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent , but, in the case of a Loan evidenced by a Registered Note, not prior to the date the assignment is recorded by the Agent in the Register) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent and, in the case of a Loan evidenced by a Registered Note, recorded in the Register pursuant to Section 10.4 of the Credit Agreement. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 10.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.


ASS\MJK\95790

     4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (b) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor or (ii) on such earlier date agreed to by the Assignor and the Assignee or (iii) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i),
(ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to, but not including, the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (y) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (z) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor]*. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
- ----------
*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

ASS\MJK\95790
                                        2

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or [Commitment] Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (a) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (b) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the Borrower or if the commitment fee was of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6.   REPRESENTATIONS  OF  THE  ASSIGNOR;   LIMITATIONS  ON  THE  ASSIGNOR'S
LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agent or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Documents, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any Guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower or any Guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of the Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [(g) confirms that it is an Eligible Assignee,]* [and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**
- ----------
*    to be inserted if required by the Credit  Agreement

** to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof

ASS\MJK\95790
                                        3

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 10.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any such subsequently assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Section 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Indiana.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.



ASS\MJK\95790
                                        4

     IN WITNESS WHEREOF, the parties have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                           "ASSIGNOR"




                                           By:_________________________________

                                           Title:______________________________


                                           "ASSIGNEE"




                                           By:_________________________________

                                           Title:______________________________



ASS\MJK\95790
                                        5

                                   SCHEDULE 1
                             to Assignment Agreement


1. Description and Date of Credit Agreement:

2. Date of Assignment Agreement: ___________________, 19____

3. Amounts (as of date of Item 2 above):

                                  Facility A      Facility B        Facility C
                                  Term Loans      Term Loans     Revolving Loans
                                  ----------      ----------     ---------------
   a.   Total of Commitments
        (Loans)** under
        Credit Agreement            $              $              $

   b.   Assignee's Percentage
        of each Facility purchased
        under the Assignment
        Agreement***                      %                 %               %

   c.   Amount of Assigned Share
        in each Facility purchased
        under the Assignment
        Agreement                   $              $              $

4. Assignee's Aggregate (Loan
         Amount)** Commitment Amount
         Purchased Hereunder:   $

5.       Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By:                                          By:
   --------------------------                    -------------------------------
Title:                                       Title:
      -----------------------                      -----------------------------


*    Insert specific facility names per Credit Agreement

** If a Commitment has been terminated, insert outstanding Loans in place of Commitment

***  Percentage taken to 10 decimal places


ASS\MJK\95790

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

            Attach Assignor's Administrative Information Sheet, which
              must include notice address for the Assignor and the
                                    Assignee



ASS\MJK\95790

                                    EXHIBIT I
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT

                                                          _______________, 19__

To:   [NAME OF BORROWER]*
      -----------------------------------
      -----------------------------------

      [NAME OF AGENT]
      -----------------------------------
      -----------------------------------

From: [NAME OF ASSIGNOR] (the "Assignor")
      [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to that Credit Agreement (the "Credit Agreement")  described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to ****[the Borrower and]**** the Agent pursuant to Section 10.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of______________, 19____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent and permitted by the Assignment) after this Notice of Assignment and any consents and fees required by Sections
10.3.1 and 10.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.


ASS\MJK\95790

* To be included only if consent must be obtained from the Borrower pursuant to Section 10.3.1 of the Credit Agreement.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section 10.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

     *May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                    NAME OF ASSIGNEE

By:                                     By:
   --------------------------              ------------------------------------
Title:                                  Title:
      -----------------------                 ---------------------------------

ACKNOWLEDGED [AND CONSENTED         ACKNOWLEDGED [AND CONSENTED
TO] BY [NAME OF AGENT]              TO] BY [NAME OF BORROWER]


By:                                     By:
   --------------------------              ------------------------------------
Title:                                  Title:
      -----------------------                 ---------------------------------



                 [Attach photocopy of Schedule 1 to Assignment]


ASS\MJK\95790

                                    EXHIBIT I
                               to Credit Agreement

                                     NOTICE
                                  OF ASSIGNMENT

                                                               ___________, 19__


To:      [NAME OF BORROWER]*
      -----------------------------------
      -----------------------------------

         [NAME OF AGENT]
      -----------------------------------
      -----------------------------------


From:          [NAME OF ASSIGNOR] (the "Assignor")
         [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to that Credit Agreement (the "Credit Agreement")  described in
Item I of Schedule I attached hereto ("Schedule I"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to ****[the Borrower and] * * the Agent pursuant to Section 10.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement. dated as of ___________, 19___ (the "Assignment"), pursuant to which, among other things. the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule I of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule I. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule I or two Business Days (or such shorter period as agreed to by the Agent and permitted by the Assignment) after this Notice of Assignment and any consents and fees required by Sections
10.3.1 and 10.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee bereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule I to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The

Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

* To be included on1y if consent must be obtained from the Borrower pursuant to Section 10.3.1 of the Credit Agreement.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section 10.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date. The Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule I.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                        NAME OF ASSIGNEE

By:                                     By:
   --------------------------              ------------------------------------
Title:                                  Title:
      -----------------------                 ---------------------------------

ACKNOWLEDGED [AND CONSENTED             ACKNOWLEDGED [AND CONSENTED
TO] BY [NAME OF AGENT]                  TO] BY [NAME OF BORROWER]


By:                                     By:
   --------------------------              ------------------------------------
Title:                                  Title:
      -----------------------                 ---------------------------------



                 [Attach photocopy of Schedule I to Assignment]

                                    EXHIBIT J

                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of April , 1996 (as amended, modified, renewed or extended from time to time, the "Agreement") among the ___________________________ (the "Borrower"), the lenders party thereto and NBD Bank, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected ___________________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     5. Schedule II attached hereto sets forth the determination of the Applicable Commitment Fee and the Applicable Margin to be effective on the fifth Business Day following the delivery hereof.

     6. Schedule III attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


COMPLI\DKD\98045.1

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     The foregoing  certifications,  together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___________ day of________________, 19___.






COMPLI\DKD\98045.1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, 199_ with
                              Provisions of and of
                                  the Agreement


COMPLI\DKD\98045.1

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                               Rate Determination



COMPLI\DKD\98045.1

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                             Reports and Deliveries





COMPLI\DKD\98045.1